As filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-176258

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DREAM HOMES LIMITED

(Exact name of Registrant as specified in its charter)

Nevada

1520

26-1917476

(State or other jurisdiction of

(Primary Standard Industrial

(I.R.S. Employer

incorporation or organization)

Classification  Code Number)

Identification Number)

314 Route 9

Forked River, New Jersey 08731

(609) 693 – 8881 Ext. 102

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Vincent Simonelli

Chief Executive Officer

Dream Homes Limited

314 Route 9

Forked River, New Jersey 08731

(609) 693 – 8881 Ext. 102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Dieterich, Esq.

Dieterich & Associates,  LP

11835 West Olympic Blvd., Suite 1235E

Los Angeles, California 90064

(310) 312-6888

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form  are to be offered on a delayed or continuous basis pursuant to Rule  415 under the Securities Act of

1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company.  See the definitions of "large accelerated filer”“, accelerated filer”, and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

Smaller reporting company ☒

(Do not check if a smaller reporting

company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of

Amount to

Proposed Maximum

Proposed Maximum

Amount of

Securities  to be Registered

be Registered (1)

Offering Price

Aggregate

Registration Fee

Per Share(2)

Offering Price

  Common Stock, $0.001 par value per

5,000,000

$1.00

$5,000,000

$580.50

  share

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of  shares  of common stock as may be issuable with respect to the shares being registered hereunderbecause of stock splits, stock dividends, or similar transactions.

(2) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, using theprice included in the Company’s most recent private placement, which occurred in September 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange

Commission acting pursuant to said section 8(a) may determine.

The  information  in  this  prospectus  is  not  complete  and  may  be  changed.   We  may  not  sell  these  securities

until   the   registration   statement   filed   with   the   Securities   and   Exchange   Commission   is   effective.     This

prospectus  is  not  an  offer  to  sell  these  securities  and  it  is  not  soliciting  an  offer  to  buy  these  securities  in  any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January __, 2012

Prospectus

Dream Homes Limited.

5,000,000 Shares

Common Stock

Maximum Offering Price per Share $1.00

This  is  the  initial  public  offering  of  common  stock  oDfream  Homes  Limited (“Dream  Homes”,  the  “Company”,

“we”,  “us”  or  in  the  possessive  “our”).   Before  this  offering,  there  has  been  no  public  market  for  our  common  stock and our common stock is not listed on any stock exchange or on the over-the-counter  market.

The securities offered in this Prospectus involve a high degree of risk.  YOU SHOULD CAREFULLY CONSIDER

THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9.

The  information  in  this  prospectus  is  not  complete  and  may  be  changed. We  may  not  sell  these  securities  until  the

registration  statement  filed  with  the  Securities  and  Exchange  Commission  is  effective.   This  Prospectus  is  not  an

offer  to  sell  these  securities  and  it is  not  soliciting  an  offer  to  buy these  securities  in any state  where  the  offer  or  sale is not permitted.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities  commission  has  approved  or  disapproved

of these  securities or  passed  upon the  adequacy or  accuracy  of this prospectus.   Any representation to  the  contrary is

a criminal offense.

This  distribution  of  our  common  shares  isthe  first  public  distribution  of  our  share.s  It  is  our  intention  to  seek  a market  maker  to  publish  quotations  for  our  shares  on  the  OTC  Electronic  Bulletin  Board  (“Bulletin  Board”). So  far,

no one has agreed to be our primary market maker on the Bulletin Board.  We can provide no assurance to you that a public  market  for  our  shares will  develop  and  if so,  what  the  market  price  of our  shares  may be.  The  Company, on  a

best   efforts   basis,  will   offer   the   shares   at   $1.00   per   shareT. here   is   no   minimum   amount   needed   to   close   this

offering.

NEITHER    THE    SECURITIES    AND    EXCHANGE    COMMISSION    NOR    ANY    STATE    SECURITIES

COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF  THESE  SECURITIES  OR  DETERMINED  IF

THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.   ANY REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

The date of this prospectus is January __, 2012

TABLE OF CONTENTS

  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING  STATEMENTS

5

  PROSPECTUS SUMMARY

6

  RISK FACTORS

9

USE OF PROCEEDS

18

SELLING STOCKHOLDERS

20

DESCRIPTION OF SECURITIES

20

DESCRIPTION OF BUSINESS

21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

24

RESULTS OF OPERATIONS

MANAGEMENT

31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

32

EXECUTIVE COMPENSATION

33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

33

DESCRIPTION OF CAPITAL STOCK

34

PLAN OF DISTRIBUTION

36

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

40

LEGAL MATTERS

40

OUR TRADING SYMBOL

40

EXPERTS

40

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

42

This prospectus  is part  of  a  registration  statement  that  we  filed  with  the  Securities and  Exchange  Commission.   You

should  rely  only  on  the  information  contained  in  this  prospectus  or  to  which  we  have  referred  you.   We  have  not

authorized  anyone  to  provide  you  with  information  or  to  make  any  representation  on  behalf  of  the  Company  that  is

different   from   that   contained   in   this   prospectus.     You   should   not   rely   on   any   unauthorized   information   or

representation.   This prospectus is an offer to sell only the securities offered by this prospectus under circumstances

and  in  jurisdictions where  it  is lawful  to  do  so.   The  information  in  this prospectus is accurate  only  as of  the  date  of

this  prospectus,  regardless  of  the  date  of  delivery  of  this  prospectus  or  of  any  sales  of  these  securities.    Our

business,   financial   condition,   results   of   operations   and   prospects   may   have   changed   since   the   date   of   this

prospectus.  This prospectus may be used only in jurisdictions where it is legal to sell these securities.

EXPLANATORY NOTE

In this Registration Statement, “the Company”, “we”, “us”, and “our” refer to Dream Homes Limited.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some  of  the  statements  contained  or  incorporated  by  reference  in  this  prospectus  are  "forwar-dlooking  statements"

These   statements   are   based   on   the   current   expectations,   forecasts,   and   assumptions   of   our   management   and   are

subject  to  various risks  and  uncertainties  that  could  cause  our  actual  results to  differ  materially from those  expressed

or  implied  by  the  forwardlo-  oking  statements.   Forward-looking  statements  are  sometimes  identified  by  language

such    as    "believe,"    "may,"    "could,"    "estimate,"    "continue,"    "anticipate,"    "intend,"    "should,"    "plan,"    "expect,"

"appear,"  "future,"  "likely,"  "probably,"  "suggest,"  "goal,"  "potential"  and  similar  expressions  and  may  also  include references  to  plans,  strategies,  objectives,  and  anticipated  future  performance  as  well  as  other  statements that  are  not

strictly  historical  in  nature.   The  risks,  uncertainties,  and  other  factors  that  could  cause  our  actual  results  to  differ materially  from  those  expressed  or  implied  in  this  prospectus  include,  but  are  not  limited  to,  those  noted  under  the

caption  "Risk  Factors"  beginning  on  page  8  of  this  prospectus.   Readers  should  carefully  review  this  information  as

well  the  risks  and  other  uncertainties  described  in  other  filings  we  may  make  after  the  date  of  this  prospectus  with the Securities and Exchange Commission.

Readers    are    cautioned    not    to    place    undue    reliance    on    f-olorowkiarngd     statements.     They    reflect    opinions,

assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise  any  forward-looking  statements  in  this  prospectus,  whether  as  a  result  of  new  information,  future  events  or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus.   Because this is only a  summary, it

does  not  contain  all  of  the  information  that  you  should  consider  before  buying  shares  of  our  common  stock.   You

should   read   the   entire   prospectus   and   any   prospectus   supplements   carefully,   especially   the   sections   entitled

"Caution  Regarding  Forward  Looking  Statements,"  "Risk  Factors"  and  "Management's  Discussion  and  Analysis  of

Financial  Condition  and  Results  of  Operations,"  together  with  our  financial  statements  and  the  related  notes included  elsewhere  in  this  prospectus  and  in  any  prospectus  supplements  related  thereto,  before  deciding  to purchase shares of our common stock.

Dream Homes Limited.

Depending  upon  the  context,  hte  terms  "Dream  Homes  Limited”,  “Dream  Homes”,  “Company,"  "we,"  "our"  and

"us," refers to either Dream Homes Limited alone or Dream Homes Limited and its subsidiaries collectively.

Organizational History

Dream  Homes  Limited  (the  “Company”)  was  incorporated  in  the  State  of  Nevada  on  January  29,  2008as  Foxmoor

Holdings Corp.  It amended its Articles to and recently changed its name to Dream Homes Limited on July 30, 2010.

It  is  a  newlycreated  entity  with  the  business  purpose  of  expanding,  exploring  and  capitalizing  on  the  current  and future  opportunities  for  real  estate  development  and  construction,  primarily  in  the  southern  New  Jersey  marketIt.

intends   to   utilize   the   real   estate   expertise   of   its   managers   and   owners,   who   for   the   timeg  bweiilln   be   devoting

substantial   portions   of   their   time   and   energies   on   a   volunteer   basiDs reatom   Homes   Limited.    We   have   not

generated  any  revenues  from  operations,  but  must  be  considered  a  star-tup  business.   Our  statutory  registered  agent

in  Nevada  is  Robert  M.  Terry.    Our  administrative  office  is  located  at  314  Rt.  9,  Forked  River,  NJ  08731Our.

telephone number is (609) 693-8881, extension 102.

Dream  Homes  Limited’s potential  operations  include  the development,  sale  of  a  variety  of  approvedand  improved properties,  residential  communities,  including  construction  of  entry-level  and  first  time  move-up  single-family  and multi-family homes.

Summary Financial Data

Because  this  is  only  a  summary  of  our  financial  information,  it  does  not  contain  all  of  thefinancial  information  that

may  be  important  to  you.   Therefore,  you  should  carefully  read  all  of  the  information  in  this  prospectus  and  any

prospectus   supplement,   including   the   financial   statements   and   their   explanatory   notes   and   the   section   entitled

"Management's   Discussion   and   Analysis   of   Financial   Condition   and   Results   of   Operations,"   before   making   a

decision  to  invest  in  our  common  stock.   The  information  contained  in  the  following  summary  are  derived  from  our financial  statements  for  the  quarters  endedSeptember  30,  2011 and  2010,  and  the fiscal  years  ended  December  31,

2010, 2009, and 2008.

Statement of Operations Data:

Nine Months Ended September

Year Ended December 31,

30,

2011

2010

2010

2009

Revenue from the sale of homes

$

-

$

-

$

-

$

-

Cost of homes sold

-

-

-

-

Common stock issued for consulting

-

825,000

825,000

1,667,616

     services

Professional fees accrued or paid

47,238

7,000

9,000

28,600

     with cash

Selling, general, and administrative

363

215

366

7,243

Rent

9,000

9,000

12,000

12,000

Depreciation

300

300

1,300

400

Total operating expenses

56,901

841,515

846,766

1,715,859

Net loss

$   (61,701)

$ (838,515)

$ (859,881)

$ (1,749,189)

Balance Sheet Data:

Nine Months Ended September 30,

Year Ended December 31,

2011

2010

2010

2009

Cash and cash equivalents

$

-

$

36

$

485

$

651

Miscellaneous receivables

-

-

-

4,970

Property held for development

414,765

414,765

414,765

414,765

Due from related parties

84,986

227,557

84,986

217,581

Office equipment, net

992

1,100

1,000

1,400

     Total assets

$  500,743

$  643,458

$  501,236

$  639,367

     Net stockholders’ equity

$  307,524

$  390,291

$  369,225

$  404,106

Our  Principal  Executive  Offices.   Our  principal  executive  offices  are  located  at314  Route  9,  Forked River,  New

Jersey     08731.    Our      telephone      number     (i609)s

6938881,-

extension     102and     our      website     aeddrss     is

www.dreamhomesltd.com.  Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We  obtained  the  market  data  and  industry  information  contained  in  this  prospectus  from  internal  surveys,  estimates,

reports,  and  studies,  as  appropriate,  as  well  as  from  market  research,  publicly  availabinleformation,  and  industry

publications.   Although  we  believe  our  internal  surveys,  estimates,  reports,  studies  and  market  research,  as  well  as industry publications are reliable, we have not independently verified such information.

Summary of the Offering

Shares of common stock offered by us

5,000,000 shares

Offering Price

$1.00 per share

Use of proceeds

We   intend   to   use   such   proceeds   for   working   capital,   reduction   of

indebtedness, acquisitions and other general corporate purposes.

Shares  are  being  offered   by  the  Company  on  aBe“st  Efforts”   basis,

Risk Factors

meaning   that   there   is   no   assurance   that   any   or   all   of   the   remaining

Offering    will    be    sold. An    investment    in    our    common    stock    is

speculative  and  involves  substantial  risks.   You  should  read the  “Risk

Factors” section of this prospectus for a discussion of certain factors

to   consider   carefully   before   deciding   to   invest   in   shares   of   our

common stock.

Plan of Distribution

The  shares  of  common  stock  covered  by  this  prospectus  may  be  sold by

the Registrant    in

the

manner

described

under

"Plan

of

Distribution”, starting on page  36 of this Prospectus.

OTC Bulletin Board Symbol

The  Common  Stock  of  Dream  Homes  does  not  havea  trading  symbol at this time.

Questions and Answers about the Offering

Q.

How many Dream Homes Ltd. Shares will I receive?

A.

Dream  Homes  will  issue  to  you  one(1)  share  of  our  common  stock  for  each  dollar  ($1.00)  that  you  choose to invest.  Fractional shares will not be allowed.

Q.

What are shares of Dream Homes worth?

A.

The  value  of  our  shares  will  be  initially  set  at  $1.00,  but  their  ultimate  value  will  be  determined  by  their

trading price  after  the  offering,  and  assuming that  we  become  a trading company.   We  do  not  know  what  the  trading

price will be and we can provide no assurances as to value or even if the shares will trade at all.

Q.

What will Dream Homes do after the offering?

A.

The  Company’s  business  will  not  change  as  a  result  of  this  transaction.   We  are  currently  a  developme- nt

state enterprise.

Q.

Will Dream Homes shares be listed on a national stock exchange or the NASDAQ Stock Market.

A.

Our  shares  will  not  be  listed  on  any  national  stock  exchange  nor  on  the  NASDAQ  Stock  MarketI.t  is  our hope that the shares will be quoted by one or more market makers on the Bulletin Board.

RISK FACTORS

THE  PURCHASE   OF  THE  SHARES  IS  HIGHLY  SPECULATIVE   AND  INVOLVES  A  HIGH   DEGREE   OF  RISK.    EACH

PROSPECTIVE INVESTOR IS URGED TO CONSIDER CAREFULLY THE RISK FACTORS DISCUSSED BELOW, IN ADDITION

TO  THE  RISKS  SET  FORTH  ELSEWHERE,  IN  DETERMINING  WHETHER  AN  INVESTMENT  IN  THE  COMPANY  SHOULD

BE  MADE  AND  IS  APPROPRIATE  FOR  THEM.  YOU  SHOULD  NOT  INVEST  IN  OUR  COMMON  STOCK  UNLESS  YOU  CAN

AFFORD TO LOSE YOUR ENTIRE INVESTMENT AND YOU ARE NOT DEPENDENT ON THE FUNDS YOU ARE INVESTING.

Added Costs Due to Being a Public Company.

There  is  a  substantial  increase  of  costs  to  the  Companybecause  of  being  Public.   These  costs  include,  but  are  not

limited  to  the  cost of  conducting  a  yearly  audit  of  the  financial  condition  and  quarterly  reviews  of  the  Company  and

such   costs   can   be   in   excess   of   $50,000   year.  lyIn   addition,   there   can   be   additional   legal   costs   associated   with

preparing   all   necessary   filings   with   the   Secituiers   and   Exchange   Commission   or   other   regulatory   body,   if   the

Company  is  not  subject  to  the  reporting  requirements  of  section  13  or  15(d)  of  the  Securities  A.  cTt here  are  also

assorted   other   additional   costs   to   the   Company   for   being   Pu.bl  Bic   ecauseof   all   of   these   additional   costs,   the

Company  is  likely  to  be  less  profitable,  if  it  becomes  profitable,  if  it  does  not  generate  enough  revenue,  when  and  if commences producing revenue, to cover the additional costs.

Our Board of Directors does not contain any independent directors.

Our   board   is   composed   of   two   members,   Vincent   Simonelli   and   Richard   Pezzullo.    M r.   Simonelli   current   owns

78.68%   of   the   issued   and   outstanding   common   stock   shares   of   Dream  Homes.    MPezzur.    llo  is   an   employee   of

Dream  Homes,  serving  as  the  VP  of  Information  Technology,  as  well  as  second  member  of  the  board.    Thus,  the

Board   members   are   not   an   “independent”   director,   based   on   the   independence   criteria   set   forth   in   the   corporate

governance  listing  standards  of  the  NASDAQ  Stock  Mark.et The  NASDAQ  is  the  exchange  that  we  selected  in

order   to   determine   whether   our   directors   and   committee   members   meet   the   independence   criteria   of   a   national

securities exchange,  as required  by Item 407(a)(1)  of Regulation S-K.   An  independent  director  means a  person  who

is  not  an  employee  (or  a  relative  of  an  employee),  who  has  no  material  business  relationship  with  the  companya,nd

is  not  a  significant  owner  of  the  company’s  shares.   Due  to  our  small size,  the  Company  does  not  presently  have  a separately designated audit committee, compensation committee, or nominating committee.

We  have  a  history  of  no  revenue  and  no  income  and  recent  losses  since  our  inception  that  may  continue  and cause investors to lose their entire investment.

Dream  Homes  Limited  (formerly  Foxmoor  Holdings  Corp),  (“Dream  Homes”),  is  a  Nevada  corporation  formed  on

January  29,  2008 and  it  has  cumulative net  losses  amounting  to  $2,894,785  from  Inception  to  December  31,  2010,

losses  amounting  to  $859,881 for  the  year  ended  December  31,  2010  and  losses  amounting  to$61,701  for  the nine months ending September 30, 2011.

Because of these conditions, we will require additional working capital to develop our business operations.  We have not  achieved  profitability  and  we  can  give  no  assurances  that  we  will  achieve  profitability  within  thenear  future,  as we fund operating and capital expenditures, in such areas as sales and marketing and research and development.  We cannot  assure investors  that  we  will  ever  achieve  or  sustain  profitability or  that  our  operating losses  will  not  increase

in  the  future.   If  we  continue  to  incur  losses,  we  will  not  be  able  to  fund  any of our  sales and  marketing and  research and  development  activities, and  we  may  be  forced  to  cease  our  operation. s If  we  are  forced  to  cease  operations,

investors will lose the entire amount of their investment.

Our  independent  auditors  have  expressed  substantial  doubt  about  our  ability  to  continue  as  a  going  concern,

which may hinder our ability to obtain future financing and which may force us to cease operations.

In  their  report  dated  April  15,  2011,  our  independent  auditors  stated  that  our  financial  statements  for  the  year  ended

December  31,  2009  and  2010  were  prepared  assuming  that  we  would  continue  as  a  going  concer.n Our  ability  to continue  as a going concern is  an issue  raised because of recurring losses  from operations and  cash flow deficiencies

since  our  inception.   We  continue  to  experience  net  losses.   Our  ability  to  continue  as  a  going  concern  is  subject  to

our   ability   to   generate   a  p rofit   and/or   obtain   necessary   funding   from   outside   so.urcesThese   include   obtaining

additional   funding   from   the   sale   of   our   securities,   increasing   sales   or   obtaining   loansgraanntds   from   various

financial institutions.  In light of our financial position, and the current global credit crisis, we may be unable to raise

working capital  sufficient  to  continue  to  fund  the  operations  of the  business.   If  we  are  unable  to  continue  as a  going

concern,    you   may   lose    your   entire   investm.enOt  ur    management   has   currently   been   advancing   funds   to   the

Company  to  help  sustain  its  operations  on  a  non-interest  bearing  and  unsecured  basis.   Given  the  difficult  current

economic  environment,  we believe  that  it  will  be  difficult  to  raise  additional  funds  and  there  can  be  no  assurance  as

to   the   availability   of   additional   financing   or   the   terms   upon   which   additional   financing   may   be   av. ailaInble

addition,  the  going  concern  explanatory  paragraph  included  in  our  auditor’s  report  on  our  financial  statements  could inhibit  our  ability  to  enter  into  strategic  alliances  or  other  collaborations  or  our  ability  to  raise  additional  financin. g

If   we   are   unable   to   obtain   such   additional   capital,   we   will   notablbee   to   sustain   our   operations   and   would   be

required   to   cease   our   operations   and/or   seek   bankruptcy   protect.ionEven   if   we   do   raise   sufficient   capital   and

generate  revenues  to  support  our  operating  expenses,  there  can  be  no  assurance  that  the  revenue  will be  sufficient  to

enable   us   to   develop   our   business   to   a  l evel   where   it   will   generate   profits   and   cash   flows   from   oper.  atIinons

addition,  if  we  raise  additional  funds  through  the  issuance  of  equity  or  convertible  debt  securities,  the  percentage

ownership   of   our   stockholders   could   be   significantly  diluted,   and   thenesewly   issued securities   may   have   rights,

preferences,   or   privileges   senior   to   those   of   existing   stockho.ldeIrfs   we   obtain   additional   debt   financing,   a

substantial  portion  of  our  operating  csah  flow  may  be  dedicated  to  the  payment  of  principal  and  interest  on  such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.

The  loss  of   Vincent  Simonelli,  our   Chief   Execute  Officer,  or  our   inability  to  attract  and  retain  qualified

personnel could significantly disrupt our business.

We  are  wholly dependent,  at  present,  on the  personal  efforts and  abilities of Vincent  Simonelli,  our  Chairman,  Chief

Executive  Officer  & Chief  Financial  Officer.  He  is  46  years old.  The  loss  of  services  of  Mr.  Simonelli  will  disrupt,

if  not  stop,  our  operations.   In  addition,  our  success  will  depend  on  our  ability  to  attract  and  retain  highly  motivated,

well-educated  specialists  to  our  staff.   Our  inability  to  recruit  and  retain  such  individuals  may  delay  implementing and  conducting  our  business  on  the  internet,  and  or  result  in  high  employee  turnover,  which  could  have  a  materially

adverse  effect  on our  business  or  results  of operations once  commenced.   There  is no  assurance  that  personnel  of the

caliber that we require will be available.

Because  we  have  a  limited  operating  history,  we  may  not  be  able  to  successfully  manage  our  business  or  achieve profitability,  it  will  be  difficult  for  you  to  evaluate  an  investment  in  our  stock,  and  you  may  lose  your  entire investment.

We  were  initially  formed  in  January  2008.   We  have  a  limited  operating  history.   Our  prospects  must  be  considered

in  light  of  the  risks,  costs  and  difficulties  frequently  encountered  by  companiesin  their  early  stage  of  development.

In  order  to  be  successful,  we  must,  raise  meaningful  amounts  of  capital,  commence  construction  and  sell  several houses  to  be  profitable.  There  is,  therefore,  nothing  at  this  time  on  which  to  base  an  assumption  thaturo business

will   prove   successful,   and   there   is   no   assurance   that   it   will   be   able   to   operate   profitably   if   or   when   operations

commence.  You may lose your entire investment due to our lack of experience.

Risks Related to Our Business

Our  home  sales  and  operating  revenues  could  decline  due  to  macro-economic  and  other  factors  outside  of  our control, such as changes in consumer confidence and declines in employment levels.

Changes  in  national  and  regional  economic  conditions,  as  well  as  local  economic  conditions  where  we  conduct  our

operations    and    where    prospective    purchasers    of    our    homes    live,    may    result    in    more    caution    on    the    part    of

homebuyers  and,  consequently,  fewer  home  purchases.   These  economic  uncertainties  involve,  among  other  things,

conditions  of  supply  and  demand  in  local  markets  and  changes  in  consumer  confidence  and  income,  employment

levels,   and   government   regulations.    These   risks   and   uncertainties   could   periodically   have   an   adverse   effect   on

consumer   demand   for   and   the   pricing   of   our   homewsh, ich   could   cause   our   operating   revenues   to   declineA.

reduction   in   our   revenues   could,   in   turn,   negatively   affect   the   market   price   of   our   securities.     Although   market

conditions  in  the  housing  industry  were  strong  in  recent  years,  the  market  has  signifciantly  slowed  in 2008 and  2009

in  our  markets,  as  new  contracts  have  declined  and  cancellation  rates  have  increased.   The  homebuilding  industry  is

cyclical,   has   from   time   to   time   experienced   significandift ficulties,  and   is   significantly   affected   by   chansgein

general and local economic conditions such as:

• employment levels and job growth;

• availability of financing for  home buyers;

• interest rates;

• consumer confidence;

• housing demand; and

• population growth.

An  oversupply  of  alternatives   to   new  homes,   such  as  rental   properties  and   usheodmes  could   depress  prices  and

reduce margins for the sale of new homes.

Weather  conditions  and  natural  disasters  such  as  hurricanes,  tornadoes,  earthquakes,  floods  and  fires  can  harm  the local homebuilding business.

The difficulties described above could cause us to take longer and incur  more costs to build our homes.   We  may not

be able to recapture increased costs by raising prices in many cases because we fix our prices up to twelve months in

advance  of  delivery  by  signing  home  sales  contracts.   In  addition,  some  home  buyers  may  cancel  or  not  honor  their home sales contracts altogether.

A  substantial  increase  in  mortgage  interest  rates  or  unavailability  of  mortgage  financing  may  reduce  consumer demand for our homes.

Virtually  all  purchasers  of  our  homes  finance  their  acquisitions  through  lenders  providing  mortgage  financingA.

substantial  increase  in   mortgage  interest  rates  or  unavailability  of  mortgage   financing  would  adversely  affect  the

ability  of prospective  first  time and  move-up  homebuyers  to  obtain  financing  for  our  homes,  as  well  as  adversely affect the ability of prospective move-up homebuyers to sell their current homes.  As a result, our  margins, revenues,

and cash flows may also be adversely affected.

If  we  are  unsuccessful  in  competing  against  our  homebuilding  competitors,  our  market  share  could  decline  or our growth could be impaired and, as a result, our financial results could suffer.

Although  we  are  a  development-stage  company,  and not  currently  selling  housing,  competition  in  the  homebuilding

industry  is  intense,  and  there  are  relatively  low  barriers  to  entry  into  our  business.   Increased  competition  could  hurt

our  business,  as  it  could  prevent  us  from  acquiring  attractive  parcels  of  land  on  which  to  build  homes  or  make  such acquisitions  more  expensive,  hinder  our  market  share  expansion,  and  lead  to  pricing  pressures  on  our  homes  that

may   adversely affect  our   margins   and   revenue.s   If   we   are   unable   to   successfully   compete,   our   financial   results

could  suffer  and  the  value  of,  or  our  ability  to  service  our  debt,  including  the  notes  purchased  through  the  February

2008    Private    Placement    could    be    adversely    affec. tedOur    competitors    mayindependently    develop    land    and

construct    housing    unist   that   are   superior   or   substantially   similar   to   our   pro.ducFtsurthermore,   some   of   our

competitors   have   substantially   greater   financial   resources   and   lower   costs   of   funds   than   w.e   dMoany   of   these

competitors   also   have   longstanding   relationships   with   subcontractors   and   suppliers   in   the   markets   in   which   we

operate.

While  the  current  market  situation,  (in  which  many  of  the  national  builders  in  the  southern  New  Jersey  area  have either,  temporarily,  or  permanently  curtailed  their  residential  home-building  operations  (at  least  anything  considered speculative  in  nature)),  is  considered  by  Management  to  be  apositive  state  of  events,  one  wonders  how  long  this

fortunate   circumstance   can   persis.t   Certainly,   as   the   national   and   larger   regional   builders   (Khov,   Ryan,   Pulte,

Iacobucci)    wade   carefully   back   into   the   market,   supply   will   necessarily   increasClae.ssically,    with   all   other

variables  remaining  equal,  increased  supply  generally  serves  as  a  depressant  to  prices.   Nevertheless,  one  of Dream

Homes’ competitive advantages is the  experience  of the  management  team in constructing starter  or  first  time  move-

up  homes  on  a  speculative  basis,  while  the  competition  generally  persists  in  constructing  only  as  firm  commitments

are  in  hand.   This  advantage  will  persist  andremain  as  important,  or  increasingly  more  important,  as  the  market continues to evolve.

It  is  Management’s  firm  opinion  that  there  currently  exists,  and  will  continue  to  exist  for  the  foreseeable  future,  a vast  market  and  demand  from,  consisting  of  homebuyers  in  New  Jersey  who  have  been  unable  to  afford  homes,  and

further   that   good   quality  speculative  residential  inventory   which  is  presented   to   this   market  intelligently,   will  be

readily absorbed.  While the competition often has financial resources,  which (currently) dwarf that of the  Company,

the  management  team  has  the  experience  and  proven  ability  to  react  more  quickly  and  accurately  to  current  market requirements.  These qualities serve as a valuable barrier to entry in the very competitive residential housing  market.

We  could  experience  an  inability  to  acquire  land  for  our  housing  developments  if  we  are  unable  to  obtain reasonably priced financing to support our homebuilding activities.

The   homebuilding   industry   is   capital   intensive,   and   homebuildinregquires   significant   up-front   expenditures   to

acquire  land  and  begin  development.   Accordingly,  we  incur  substantial  indebtedness  to  finance  our  homebuilding

activities.   We  believe  that private  borrowings  will  become  available  to  fund  some  of  the  acquisition-related  capital

needs,  specifically  including  land  purchases.   If  such  sources  are  not  sufficient,  we  would  seek  additional  capital  in the  form  of  equity  or  debt  financing  from  a  variety  of  potential  sources,  including  additional  bank  financing  and/or

securities  offerings.   The  amount  and  types  ofindebtedness,  which  we  may  incur,are  limited  by  the  terms  of  the

indentures   governing   notes   and   our   other   existing   d.ebtSee   "Description   of   Other   Existing   Indebtedness.”In

addition,   the   availability   of  orb rowed   funds,   especially   for   land   acquisition   and   construction   financing,   may   be

greatly  reduced  nationally,  and  the  lending  community  may  require  increased  amounts  of  equity  to  be  invested  in  a

project by borrowers in connection  with both new loans and  the  extension of existing loans.   If  we  are  not  successful

in  obtaining  sufficient  capital  to  fund  our  planned  capital  and  other  expenditures,  we  may  be  unable  to  acquire  land

for  our  housing  developments.   The  two  properties  that  we  have  under  contract  currently  provide  for  seller-assisted financing,  but  also  have  closing  dates  which  could  cause  the  contracts  to  be  cancelled  or  lapse  if  those  deadlines  are not met, in which case we could lose those properties or be required to pay more than currently contracted for those4

properties.    Additionally,  if  we  cannot  obtain  additional  financing  to  fund  the  purchase  of  land  under  our  option contracts, we may incur contractual penalties and fees.

The   Corporation   may   need   to   seek   out   loans   from   banks   to   financese theprojects.    As   part   of   their   financing

agreements,   the  banks  typically  require  Vincent  Simonelli   to   personally  guarantee  these   lo.anIsf  Mr.   Simonelli

cannot  qualify  as  a  guarantor  and  there  is  no  one  other  than  him  in  the  Corporation  to  provide  thoseugarantees,  the financing of the deals may be adversely affected.

We are subject  to extensive  government regulation, which could cause us to incur significant liabilities or restrict our business activities.

Regulatory  requirements  could  cause  us  toincur  significant  liabilities  and  operating  expenses  and  could  restrict  our

business   activities.    We   are   subject   to   local,state,  and   federal   statutes   and   rules   regulating,   among   other   things,

certain   developmental   matters,   building   and   site   design,   and   mttears   concerning   the   protection   of   health   and   the

environment.    Our   operating   expenses   may   be   increased   by   governmental   regulations   such   as   building   permit

allocation  ordinances  and  impact  and  other  fees  and  taxes,  which  may  be  imposed  to  defray  the  cost  of  providing

certain  governmental  services  and  improvement.s   Other  governmental  regulations,  such  as  building  moratoriums and  "no  growth"  or  "slow  growth"  initiatives,  which  may  be  adopted  in  communities  which  have  developed  rapidly,

may   cause   delays   in   home   projects   or   otherwise   restrict   our   business   activities   resulting   in   reductions   in   our

revenues.   Any  delay  or  refusal  from  government  agencies  to  grant  us  necessary  licensespe, rmits,  and  approvals could have an adverse effect on our operations.

We  may  incur  additional  operating  expenses  due  to  compliance  programs  or  fines,  penalties  and  remediation costs pertaining to environmental regulations within our markets.

We  are  subject  to   a  variety  of  locals,tate,  and  federal  statutes,  ordinances,rules,  and   regulations  concerning  the

protection  of  health  and  the  environment.   The  particular  environmental laws,  which  apply  to  any  given  community,

vary  greatly  according  to  the  community  site,  the  site's  environmentalconditions,  and  the  present  and  former  use  of

the  site.   Environmental  laws  may  result  in  delays,  may  causeexpensive  compliance  programs  and  us  to  implement time  consuming and  may  prohibit  or  severely  restrict  development  in  certain  environmentally  sensitive  regions  or

areas.   From  time  to  time,  the  United  States  Environmental  Protection  Agency  and  similar  federal  or  state  agencies review  homebuilders'  compliance  with  environmental  laws  and  may  levy  fines  and  penalties  for  failure  to  strictly comply  with  applicable  environmental  laws  or  impose  daditional  requirements  for  future  compliance  as  a  result  of

past  failures.   Any such actions  taken  with respect  to  us  may  increase  our  costs.   Further,  we  expect  that  increasingly

stringent  requirements  will  be  imposed  on  homebuilders  in  the  futur.e  Environmental  regulations  can  also  have  an adverse impact on the availability and price of certain raw materials such as lumber.

We  may  be  subject  to   significant  potential  liabilities  because   of  construction   defect,  product  liability,  and

warranty claims made against us.

As  a   homebuilder,   we   have   been,  and  continue  to  be,  subject  to  construction  defect,   produliacbtility,  and   home

warranty  claims,  including  moisture  intrusion  and  related  mold  claims,  arising  in  the  ordinary  course  of  busin.ess

These claims are common to the homebuilding industry and can be costly.

With   respect   to   certain   general   liability   exposures,   including   construction   defect,   moisture   intrusion   and   related

mold  claims  and  product  liability,  interpretation  of  underlying  current  and  future  trends,  assessment  of  claims  and

the    related    liability    and    reserve    estimation    process    is    highly    judgmental    due    to    the    complex    nature    of    these

exposures,    with    each    exposure    exhibiting    unique    circumsta.ncesFurthermore,    once    claims    are    asserted    for

construction   defects,   it  i s   difficult   to   determine   the   extent   to   which   the   assertion   of   these   claims   will   expand

geographically.    Although   we   have   obtained   insurance   for   construction   defect   claims,   such   policies   may   not   be

available   or   adequate   tocover   any   liability   for   damages,   the   cost   of   repairs,   and/or   the   expense   of   litigation

surrounding  current  claims,  and  future  claims  may  arise  out  of  uninsurable  events  or  circumstances  not  covered  by insurance and not subject to effective indemnification agreements with our subcontractors.

Our  operating  expenses  could  increase  if  we  are  required  to  pay  higher  insurance  premiums  or  litigation  costs for  claims  involving  construction  defect  and  product  liability  claims,  which  could  cause  our  net  income  to decline.

The  costs  of  insuring  against  construction  defect  and  product  liability  claims  are  high,  and  the  amount  and  scope  of

coverage  offered   by  insurance  companies  is   currently  limited.   This  coverage   may  be   further  restricted  and   may

become more costly.

Increasingly  in  recent   years,   lawsuits  (including  class   action  lawsuits)   have  been   filed   against  builders,  asserting

claims   of   personal   injury   and   property   damage   caused   by   the   presence   of   mold   in   residential   dw. ellOinurgs

insurance  may  not  cover  allof  the  claims,  including  personal  injury  claims,  arising  from  the  presence  of  mold,  or

such  coverage  may  become  prohibitively  expensive.   If  we  are  not  able  to  obtain  adequate  insurance  against  these claims,  we  may  experience  losses  that  could  reduce  our  net  income  and  restrict  our  cash  flow  available  to  service debt.

Historically,  builders  have  recovered  from  subcontractors  and  their  insurance  carriers  a  significant  portion  of  the construction defect liabilities and costs of defense that the builders have incurred.

Insurance  coverage  available  to  subcontractors  for  construction  defects  is  becoming  increasingly  expensive,  and  the

scope  of  coverage  is  restricted.   If  we  cannot  effectively  recover  from  our  subcontractors  or  their  carriers,  we  may suffer greater losses,  which could decrease our net income.

Builders'    ability   to    recover    against    any   available    insurance    policy   depends    upon   the    continued    solvency   and

financial  strength  of  the  insurance  carrier  that  issued  the  policy.   Many  of  the  states  in  which  we  build  homes  have

lengthy  statutes  of  limitations  applicable  to  claims  for  construction  defects.  To  the  extent  that  any  carrier  providing insurance  coverage  to  us  or  our  subcontractors  becomes  insolvent  or  experiences  financial  difficulty  in  the  future,

we may be unable to recover on those policies, and our net income may decline.

Raw  material  and  labor  shortages  and  price  fluctuations  could  delay  or  increase  the  cost  of  home  construction and adversely affect our operating results.

The  homebuilding   industry   has   from   time   to   time   experienced   raw   material   and   labor   short.agIens   particular,

shortages  and  fluctuations  in  the  price  of  lumber  or  in  other  important  raw  materials  could  result  in  delays  in  the start  or  completion  of,  or  increase  the  cost  of,  developing  one  or  more  of  our  residential  communitie.s  In  addition,

we   contract   with   subcontractors   to   construct   our   hom. esTherefore,   the   timing   and   quality   of   our   construction

depends  on  the  availability, skill,  and  cost  of  our  subcontractors.   Delays  or  cost  increases  caused  by  shortages  and

price  fluctuations  could  harm  our  operating  results,  the  impact  of  which  may  be  further  affected  by  our  ability  to raise sales prices.

We  conduct  our  construction  operations  only  as  a  general  contactr   or.   Virtually  all  construction  work  is  performed

by    unaffiliated    thir-dparty    subcontractor.s

Consequently,    we    depend    on    the    continued    availability    of    and

satisfactory  performance  by  these  subcontractors  for  the  construction  of  our  hom.esThere  may  not  be  sufficient availability  of  and  satisfactory  performance  by  these  unaffiliatedthird  party subcontractors  in  the  markets  in  which we operate.  In addition, inadequate subcontractor resources could have a material adverse effect on our business.

We  experience  fluctuations  and  variability  in  our  operating  results  on  a  quarterly  basis  and,  as  a  result,  our historical performance may not be a meaningful indicator of future results.

Our  operating  results  in  a  future  quarter  or  quarters  may  fall  below  expectations  of  securities  analysts  or  investors

and,  as  a  result,  the  market  value  of  the  existing  notes  may  fluctuate.    Becauosfesuch  variability,  our  historical

performance  may  not  be  a  meaningful  indicator  of  future  result.s  Our  quarterly  results  of  operations  may  continue to fluctuate in the future because of a variety of both national and local factors, including, among others:

• the timing of home closings and land sales;

•  our  ability  to  continue  to  acquire  additional  land  or  secure  option  contratcs  to  acquire  land  on  acceptable terms;

• conditions of the real estate market in areas where we operate and of the general economy;

• raw material and labor shortages;

• seasonal home buying patterns; and

•  other  changes  in  operating  expenses,  including  the  cost  of  labor  and  raw  materials,  personnel  and  general economic conditions.

Our  future  growth  may  include  additional  acquisitions  of  companies  that  may  not  be  successfully  integrated  and may not achieve expected benefits.

Acquisitions  of  companies  may  contribute  to  our  growth  and  be  a  component  of  our  growth  strate. gyConsistent with  this  strategy,  we  may  engage  in  discussions  with  and  evaluate  potential  acquisition  targets,  some  of  which  may

be  significant,   although   we   currently   have   no   binding   definitive   agreements   for   any   significant   acquisitions   of

companies.   In  the  future,  we  may  acquire  other  businesses.   Becauseof  acquisitions  of  companies,  we  may  need  to

seek  additional  financing  and  integrate  product  lines,  dispersedoperations,  and  distinct  corporate  cultures.   These

integration    efforts    may    not    succeed    or    may    distract    our    management    from    operating    our    existing.    business

Additionally,   we   may   not   be   able   to   enhance   our   earninbgecaus     se  of   acquisitions.    Our   failure   to   successfully

manage  future acquisitions could harm our operating results.

The  occurrence  of  natural  disasters  could  increase  our  operating  expenses  and  reduce  our  revenues  and  cash flows.

The  climates  and  geology  of  the  states  in  which  we  operate  (currently  solely  located  within  New  Jersey)  present

increased  risks  of  natural  disasters.   To  the  extent  that  hurricanes,  severe  storms,  droughts,  floods,  wildfires  or  other natural  disasters  or  similar  events  occur,  our  homes  under  construction  or  our  building  lots  in  such  states  could  be damaged  or  destroyed,  which  may  result  in  losses  exceeding  our  insurance  coverageA. ny  of  these  events  could increase  our  operating  expenses,  impair  our  cashflows,  and  reduce  our  revenues,  which  could,  in  turn,  negatively affect the market price of our securities.

Future  terrorist  attacks against  the  United  States or increased  domestic  or international  instability  could  have  an adverse effect on our operations.

Adverse  developments  in  the  war on  terrorism,  future  terrorist  attacks  against  the  United  States,  or  any  outbreak  or escalation  of  hostilities  between  the  United  States  and  any  foreign  power,  including  the  armed  conflict  with  Iraq,

may cause  disruption to  the  economy,  our  company,  our  employees and  our  customers,  which could  adversely affect our revenues, operating expenses, and financial condition.

Compliance  with  changing  regulation  of  corporate  governance  and  public  disclosure  may  result  in  additional expenses, which as a smaller public company may be disproportionately high.

Changing   laws,   regulations   and   standards   relating   to   corporate   governance   and   public   disclosure,   including   the

Sarbanes-Oxley    Act,    new    SECregulations,  and    stock    market    rules,    are    creating    uncertainty    for    doevpmeelnt

companies    such    as   .us  These    new    and    changing    laws,    regulations    and    standards    are    subject    to    varying

interpretations  in  many  cases  due  to  their  lack  of  specificity,  and  as  a  result,  their  application  in  practice  may  evolve

over   time   as   new   guidanceis   provided   by   regulatory   and   governing   bodies,   which   could   result   in   continuing

uncertainty   regarding   compliance   matters   and   higher   costs   necessitated   by   ongoing   revisions   to   disclosure   and

governance  practices.   As  a  result,  our  efforts  to  comply  with  eovlving  laws, regulations,  and  standards  will  likely

result   in   increased   general   and   administrative   expenses   and   a   diversion   of   management   time   and   attention   from

revenue-generating  activities  to  compliance  activities.   In  particular,  our  efforts  to  complywith  Section  404  of  the

Sarbanes-Oxley   Act   and   the   related   regulations   regarding   our   required   assessment   of   our   internal   controls   over

financial  reporting  and  our  independent  registered  public  accounting  firm’s  audit  of  that  assessment  will  require  the

commitment   of  significant   financial  and   managerial   resources.   We  expect  these   efforts  to   require   the   continued

commitment   of   significant   resource.s   Further,   our   board   members,   chief   executiveofficer,  and   chief   financial

officer  could  face  an  increased  riskof  personal  liability  in  connection  with  the  performance  of  their  duti.esAs  a result,  we  may  have  difficulty  attracting  and  retaining  qualified  board  members  and  executive  officers,  which  could slow down our business.  If we are unable to fully comply with new or changed laws, regulations and standards, or if

our   efforts   differ   from   the   activities   intended   by   regulatory   or   governing   bodies   due   to   ambiguities   related   to

practice, our reputation may be harmed and our stock price may suffer.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley

Act  of  2002  could  have  a  material  adverse  effect  on  our business and  operating  results.   In  addition,  current  and

potential  stockholders  could  lose  confidence  in  our  financial  reporting,  which  could  have  an  adverse  effect  on our stock price.

Effective  internal  controls  are  necessary  for  us  to  provide  reliable  financial  reports  and  effectively  prevent  frau.d  If we  cannot  provide  reliable  financial  reports  orprevent  fraud,  our  operating  results  could  be  harme.d We  will  be required  to  document  and  test  our  internal  control  procedures  in  order  to  satisfy  the  requirements  of  Section  404  of the  Sarbanes-Oxley  Act  of  2002,  which  requires  annual  management  assessments  of  the  effectiveness  of  our  internal controls  over  financial  reporting  and  a  report  by  our  independent  registered  public  accounting  firm  addressing  these

assessments.    Although   we   intend   to   augment   our   internal   controls   procedures   and   expand   our   accounting   staff,

there is no guarantee that this effort will be adequate.

During  the  course  of  our  testing,  we  may  identifydeficiencies,  which we  may  not  be  able  to  remediate  in  time  to

meet  the  deadline  imposed  by  the  Sarbanes-Oxley  Act  for  compliance   withthe  requirements  of  Section  404. In

addition,  if  we  fail  to  maintain  the  adequacy  of  our  internal  accounting  controls,  as  such  standards  are  modified,

supplemented  or  amended  from  time  to  time,  we  may  not  be  able  to  ensure  that  we  can  conclude  on  an  iongngo

basis  that  we  have  effective  internal  controls  over  financial  reporting  in  accordance  with  Section  404.   Moreover,  in

the  course  of  our   testing,   financial  reporting  deficiencies   may  be   uncovered   which   could  cause   us   to   restate   our

financial  results.   Failure  to  achieve  and  maintain  an  effective  internal  control  environment  could  cause  us  to  face regulatory  action and  cause  investors  to  lose  confidence  in  our  reported  financial  information,  either  of  which  could have an adverse effect on our stock price.

Risks Related to the Offering

This offering is a “Best Efforts” offering with no firm commitment

Shares are being offered by the Company on a “Best Efforts” basis, meaning that there is no assurance that any or all

of  the  remaining  Offering  will  besold.    There  are  risks  to  investors  who  participate  in  the  Offering  because  if  the

Maximum amount is not raised, the remainder of the funds will not be forthcoming and that shortfall may jeopardize the ability of the Company to perform its business plan.

The Company will have broad discretion as to use of proceeds

The   Company’s   management   will   have   wide   discretion   as   to   the   exact   allocation,   priority,   and   timing   of   the

allocation  of  funds  raised  from  the  Offering.   The  allocation  of  the  proceeds  of  theOffering  may  vary  significantly

depending   upon   numerous   factors,   including   the   success   that   the   Company   has   in   marketing   its   services   and

products.   Accordingly,  management  will  have  broad  discretion  with  respect  to  the  expenditure  of  the  net  proceeds

of  the   Offering.     Investors  purchasing  the   Shares   offered   herein   will   be   entrusting   their   funds  to   the   Company’s

management, whose judgment the subscribers must depend on.  (See “Use of Proceeds”).

There will be a continuation of management control

The  Company’s  present  officers, directors,  and  principal  stockholders own  a  majority of the  Company’s  outstanding

common  stock.   If  the  maximum  offering  occurs,  the  officers,directors,  and  principal  stockholders  will  still  own  a

majority of the outstanding  voting  stock.   Therefore,  the  Company’s  present  management  and  principal  stockholders will  continue  to  be  able  to  elect  a  majority  of  the  directors  and  otherwise  exert  control  over  the  Company,  and  the investors in the Offering will have  very limited ability to remove, control, or direct the management.  (See “Principal

Stockholders”).

Investors will suffer dilution

Investors   who   purchase   the   Shares  in  the   Offering   may  experience   dilution  in  the   book  value   of  comsmtoocnk,

which they could acquire.  (See “Dilution”).

Risks Related to Our Common Shares

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We  have  not  retained  an  underwriter  to  sell  these  shares.   We  will  conduct  this  offering  as  a  direct  public  offering,

meaning  there  is  no  guarantee  as  to  how  much  money  we  will  be  able  to  raise  through  the  sale  of  our  sto.ckIf  we fail  to  sell  all  the  shares  we  are  trying  to  sell,  our  ability to  expand  and  completeour  business  plan  will  be  materially affected, and you may lose all or substantially all of your investment.

State  securities  laws  may  limit  secondary  trading,  which  may  restrict  the  states  in  which  and  conditions  under which you can sell the shares offered by this prospectus.

Secondary  trading  in  common  stock  sold  in  this  offering  will  not  be  possible  in  any  state  until  the  common  stock  is qualified  for  sale  under  the  applicable  securities  laws  of  the  state  or  there  is  confirmation  that  an  exemption,  such  as listing  in  certain  recognized  securities  manuals,  is  available  for  secondary  trading  in  the  state.If  we  fail  to  register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state,

the  common  stock  could   not  be  offered  or  sold  to,  or  purchased  by,  a  resident  of  that  .staItne  the   event   that   a

significant  number  of  states  refuse  to  permit  secondary  trading  in  our  common  stock,  the  liquidity  for  the  common stock could be significantly impacted thus causing you to realize a loss on your investment.

Our Common Stock Is A “Penny Stock”, And Compliance With Requirements For Dealing In Penny  Stocks May

Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

Currently  there is  no  public  market  for  our  common  stock.   If  the  common  stock  is  ever  listed  in,  the  public  market in  what  is  known  as  the  over-the-counter  market  and  at  least  for  the near future,  our  common stock  will be  deemed a

“penny  stock”  as  that  term  is  defined  in  Rule  3a51-1  under  the  Securities  Exchange  Act  of  1934.   Rule  15g-2  under

the  Exchange  Act  requires  broker/dealers  dealing  in  penny  stocks  to  provide  potential  investors  with  a  document

disclosing   the   risks   of   pennystocks   and   to   obtain   from   these   investors   a   manually   signed   and   dated   written

acknowledgement   of   receipt   of   the   document   before   effecting   a  t ransaction   in   a  p enny   stock   for   the   investor's

account.   Compliance  with  these  requirements  may  make  it  more  difficult  for  holders  of  our  common  stock  to  resell their  shares  to  third  Parties  or  otherwise,  which  could  have  a  material  adverse  effect  on  the  liquidity  and  market price of our common stock.

Penny  stocks  are  stocks  with  a  price  of  less  than  $5.00  per  shareunless  traded  on  NASDAQ  or  a  national  securities exchange.

Penny stocks are also stocks, which are issued by companies with:

Net  tangible  assets  of  less  than  $2.0  million  (if  the  issuer  has  been  in  continuous  operation  for  at  least  three  years);

or  $5.0 million (if in  continuous  operation  for  less  than  three  years);  or  average  revenue  of less  than $6.0  million  for the last three years.

Insiders   have   substantial   control   over   us   and   could   limit   your   ability   to   influence   the   outcome   of   key

transactions, including a change of control.

As  of September  30,  2011, our  principal  stockholders,  directors,  and  executive  officers  and  entities  affiliated  with them owned approximately 78.6% of the outstanding shares of our common stock.  As a result, these stockholders, if acting  together,  would  be  able  to  influence  or  control  matters  requiring  approval  by  our  stockholders,  including  the election  of  directors  and  the  approval  of  mergers  or  other  extraordinary  transaction.s  They  may  also  have  interests that  differ  from  yours  and  may  vote  in  a  way  with  which  you  disagree  and  which  may  be  adverse  to  your  intere.sts

The  concentration  of  ownership  may  have  the  effect  of  delaying,  preventing,  or  deterring  a  change  of  control  of  our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and may materially adversely affect the  market price of our common stock.

Because  of  becoming  a  public  company,  we  are  obligated  to  develop  and  maintain  proper  and  effective  internal

control  over  financial  reporting  and  are  subject  to  other  requirements  that  will  be  burdensome  and  costly.   We

may  not  timely  complete  our  analysis  of  our  internal  control  over  financial  reporting,  or  these  internal  controls may  not be  determined  to  be effective,  which  could  adversely  affect investor confidence  in  our company  and, as a result, the value of our common stock.

Prior  to  our  initial  public  offering,  we  are  operating  our  business  as  a  private  company.   We  will now  be  required  to

file  with  the  Securities  and  Exchange  Commission,  or  SEC,  annual  and  quarterly  information  and  other  reports  that

are  specified  in  Section  13  of  the  Securities  Exchange  Act  of  1934,  as  amended,  or  the  Exchange  Act.   We  will  also

be  required  to  ensure  that  we  have  the  ability  to  prepare  financial  statements  that  are  fully  compliant  with  all  SEC reporting  requirements  on  a  timely  basi.s  In  addition,  we  are  subject  to  other  reporting  and  corporate  governance requirements,  including  the  requirements  of  listing  on  the  OTCBB,  and  if  listed  for  continuing  to  remain  listed  on the  OTCBB,  and  certain provisions  of the  Sarbanes-Oxley  Act  of 2002 and  the  regulations promulgated  there  under,

which impose significant compliance obligations upon us.  As a public company, we will be required to:

•      Prepare   and   distribute   periodic   public   reports   and   other   stockholder   communications   in   compliance

with our obligations under the  federal securities laws and OTCBB rules;

•      Create or expand the roles and duties of our board of directors and committees of the board;

•      Maintain a more comprehensive financial reporting and disclosure compliance functions;

•      Maintain   an   accounting   and   financial   reporting   department,   including   personnel   with   expertise   in

accounting and reporting for a public company;

•      Enhance and formalize closing procedures at the end of our accounting periods;

•      Maintain an internal audit function;

•      Enhance our investor relations function;

•      Establish    and    maintain    new    internal    policies,    including    those    relating    to    disclosure    controls    and

procedures; and

•      Involve and retain to a greater degree outside counsel and accountants in the activities listed above.

  These    requirements    entail    a    significant    commitment    of    additional    reso.urcWese    may    not    besuccessful    in

  implementing    these    requirements    and    implementing    them    could    adversely    affect    our    business    or    results    of

  operations.   In  addition,  if  we  fail  to  implement  the  requirements  with  respect  to  our  internal  accounting  and  audit functions, our ability to report our results of operations on a timely and accurate basis could be impaired.

USE OF PROCEEDS

  The  ultimate  use  of  proceeds  will  be  dependent  upon  the  amount  of  money  actually  raised  by  the  sale  of  the  shares being  offered  for  sale  under  this  registrations,  with  a  projected  use  described  in  the  table  below,  based  upon  four different potential results:

25%

50%

75%

100%

of offering

of offering

of offering

of offering

Gross proceeds

$

1,250,000

2,500,000

3,750,000

5,000,000

Offering expenses

$

50,000

50,000

50,000

50,000

Net proceeds

$

1,200,000

2,450,000

3,700,000

4,950,000

The net proceeds will be used as

follows:

Office rent & administrative expenses

$

10,000

15,000

20,000

30,000

Purchase on Keansburg property (1) (4)

$

1,250,000

1,250,000

1,250,000

Purchase on Redwood property (2) (4)

$

450,000

(3) 450,000

1,160,000

1,160,000

Salaries

$

150,000

450,000

500,000

500,000

Engineering, professional, approvals

$

50,000

75,000

100,000

100,000

Marketing and advertising

$

50,000

100,000

200,000

200,000

Working capital

$

490,000

110,000

470,000

1,710,000

Total Net Proceeds

$

1,200,000

2,450,000

3,700,000

4,950,000

(1)    For Keansburg property, Seller will hold a subordinate mortgage with a $1,250,000 additional deposit.  Total purchase price is $4,712,000, less deposit, totaling $250,000.  Balance of price shall be a subordinate mortgage for $3,212,000.

(2)    For Redwood property, Seller will hold a subordinate mortgage with  a $1,160,000 additional payment.  Total purchase price is $1,710,000, less deposit, totaling $200,000.  Balance of price shall be a subordinate mortgage for $350,000.

(3)    This amount represents the acquisition, development, and construction of the first 1/3 of the 38 lots.  Under this structure, it would be a 3-stage acquisition.

(4)    Construction financing is believed by management to be available with no greater than 50% debt on the underlying property.  Financing has not been secured for the Redwood or Keansburg property.

DETERMINATION OF OFFERING PRICE

  The  shares will  be  sold  at  $1.00  per  share  until  the  offer  is  completed,  or  until  the  offer  is  terminated.   This  offering

  price is based upon the last private placement share price.

DILUTION

As  of  September  30,  2011,  we  had  a  net  tangible  book  value  of  $222,538  or  $0.015  per  Share.  Net  tangible  book value  per  Share  represents  our  tangible  assets,  less  its  liabilities,  divided  by  the  number foShares  outstanding  prior to the Offering.

If   the   Maximum   Offering   is   sold,   there   will   be   20,252,010   Shares   of   Common   Stock   outstanding,   having   a   net

tangible  book  value  of  $.0255  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediateutdiiol n  in value  of  $0.745  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is due  in  part  to  the  lower  net  tangible  book  value  of  the  Shares  of  Common  Stock  outstanding  prior  to  the  Offering and to the payment of the Offering expenses.

If  the  50%  Offering  is  sold,  there  will  be  17,752,010  Shares  of  Common  Stock  outstanding,  having  a  net  tangible book  value  of  $.151  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediate  dilution  in  value  of

$0.849  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is  due  in part to the lower  net tangible  book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

If  the  25%  Offering  is  sold,  there  will  be  16,502,010  Shares  of  Common  Stock  outstanding,  having  a  net  tangible book  value  of  $.086  per  share.  The  shareholders  purchasing  Shares  will  suffer  an  immediate  dilution  in  value  of

$0.914  per  share  in  the  net  tangible  book  value  of  Shares  held  by  them.  The  immediate  dilution  in  value  is  due  in part to the lower  net tangible  book value of the Shares of Common Stock outstanding prior to the Offering and to the payment of the Offering expenses.

The immediate dilution in value represents the difference between the Offering Price and the net tangible book value per  share  immediately  after  the  completion  of  the  public  offering.  It  is  determined  by  subtracting  net  tangible  book value  per  Share  after  the  Offering  from  the  amount  paid  by  a  Subscriber  for  a  Share.  The  following  tables  illustrate the dilution of Subscribers in the Offering purchasing Shares.

100%

50%

25%

Public Offering price

$1.00

$1.00

$1.00

Net tangible book value per Share of Common Stock before the

Offering(1)

$0.015

$0.015

$0.015

Net tangible book value per share after the Offering(1)

$0.255

$0.151

$0.086

Increase per Common Share attributable to offering

$0.240

$0.136

$0.071

Dilution to Investors

$0.745

$0.849

$0.914

SELLING SECURITY HOLDERS

None.

DESCRIPTION OF SECURITIES

We currently have authorized capital of 105,000,000 shares, 100,000,000 shares of which are designated as common

stock,  par  value  $0.001  per  share.   The  remaining  5,000,000  shares  are  designated  as  shares  of  Preferred  Stock  of which  none  are  issued  and  outstanding.  Upon  effectiveness  of  this  Registration  Statements,  the  Company  will  have outstanding 15,252,010 shares of common stock.  Our common stock is not listed for trading on any exchange.

Common Stock

As  of September  30, 2011,  there  were 15,252,010  shares  of  our  common  stock  issued  and  outstanding  held  by56 stockholders of record.

All  shares  of  our  common  stock  have  equal  voting  rights  andare  entitled  to  one  vote  per  share  in  all  matters  to  be

voted   upon   by   our   stockholde.rs  The   shares   of   common   stock   do  n ot   entitle   their   holders   to   any   preemptive,

subscription,  conversion,  or   redemption   rights,   and   may   be   issued   only   as   fully   paid   and   ansonse-ssable   shares.

Cumulative  voting  in  the  election  of  directors  is  not  permitted,  which  means  that  the  holders  of  a  majority  of  the issued and outstanding shares of common stock represented at any meeting at  which a quorum is present will be able

to  elect our  entire  board  of directors if they so  choose.   In  that  event,  the  holders of the  remaining  shares of common

stock  will  not  be  able  to  elect  any  directors.   In  the  event  of  our  liquidation,  each  stockholder  is  entitled  to  receive  a proportionate  share  of  the  assets  available  for  distribution  to  stockholders  after  the  payment  of  liabilities  and  after distribution  in  full  of  preferential  amounts,  if  any,  to  be  distributed  to  holders  of  our  preferred  s.tocHkolders  of shares  of  common  stock  are  entitledto  share  pro  rata  in  dividends  and  distributions  with  respect  to  the  common stock  when,  as  and  if  declared  by  our  board  of  directors  out  of  funds  legally  available  for  dividen.dsWe  have  not

paid   any   dividends   on   our   common   stock   and   intend   to   retainnienagsr  ,   if   any,   to   finance   the   development   and

expansion  of  our  business.   Future  dividend  policy  is  subject  to  the  discretion  of  the  board  of  director.s All  issued

and  outstanding  shares  of  our  common  stock  are  fully  paid  and  nona-ssessable.   The  transfer agent  and  registrar  for

our common stock is Jersey Transfer and Trust.

Preferred Stock

The  Company  has  one  authorized  class  of  preferred  stock  with  5,000,000  shares  authorized  to  be  issued.   As  of  the

date  of this Registration Statement,  no  shares of Preferred  Stock are  issued  and  outstanding.   Each share  of Preferred

Stock,  when  issued,  maybe  converted  by  the  holder  at  any  time  into  the  Company’s  Common  Stock  at  the  rate  of

$1.00  per  Common  share  issued.   Shares  of  Preferred  Stock  are  entitled  to  two  (2)  votes  for  every  anadny  matter

that  is  submitted   to   the  Company’s   shareholders  for   vo. te Holders  of  Preferred  Stock  are  also  entitled   to   a  five

percent  (5%)  dividend  rate,  payable  in  cash  or  additional  shares  of  Preferred  Stock,  and  are  granted  a  priority  claim against the Company’s assets in the event of liquidation.

Dividend Policy

We  have  never  declared  or  paid  any  cash  dividends  on  our  common  sto.ckWe  currently  intend  to  retain  future

earnings,   if   any,   to   finance   the   expansion   of   our   busine.   sAs s   a  r esult,   we   do   not   anticipate   paying   any   cash

dividends in the near future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

As  of  June  30,  2008,  the  Company  has  sold  an  aggregate  of  $80,000  in  8%  convertible  Notes,  all  of  which  remain outstanding as of the date of this prospectus

INTERESTS OF NAMED EXPERTS AND COUNSEL

No  expert  or  counsel  named  in  this  prospectus  as  havingprepared  or  certified  any  part  of  this  prospectus  or  having given  an  opinion  upon  the  validity  of  the  securities  being  registered  or  upon  other  legal  matters  in  connection  with the  registration  or  offering  of  the  common  stock  was  employed  on  a  contingencybasis,  or  had,  or  is  to  receive,  in connection  with  the  offering,  a  substantial  interest,  direct  or  indirect,  in  the  registran.  tNor  was  any  such  person connected  with  the  registrant  as  a  promoter,  managing  or  principal  underwriter,  voting  trustee,director,  officer,  or employee.

The law firm of Dieterich & Associates LP has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Our Company

We  were incorporated  in  the  State  of  Nevada  on  January  30,  2008  as  Foxmoor  Holdings  Corp.We  amended  our

Articles  of  Incorporation  and  recently  changed  its  name  to  Dream  Homes  Limited  on  July  30,  2010T. o  date,  we

have  not  commenced   operations and  have  not   generated   revenues, and   must be   considered   a   development   stage

company.   Our  statutory  registered  agent  in  Nevada  is  Robert  M.  Terry.   Our  administrative  office  is  located  at  314

Rt. 9, Forked River, NJ 08731.  Our telephone number is (609) 693-8881, extension 102.

We  seek  to become  a  fully  integrated  real  estate  company  specializing  in  the  development  and  sale  of  approved  and

improved   land,   and   construction   of   townhouses,   singl-faemily   homes   and   various   residential   properties   located

throughout  southern  New  Jersey.   Our  principal  real  estate  operations  will  be  conducted  initially in the  southern  part of  the  State  of  New  Jerse.y  It  is our  observation that  the  fundamental  value  of  the  land  in  southerNnew  Jersey represented  by  Ocean,  Atlantic,  Cape  May,  Cumberland,  Burlington,  Gloucester  and  Salem  counties,  is  currently  at pricing levels, which have not been seen in New Jersey for 10 – 15 years.

Because of the reduction in land values in New Jersey as well as elsewhere in the United States to levels that  we feel

represent   attractive   investment opportunities;  we   have   the   opportunity   to   offer   homes   at   more   competitive   and

affordable  pricing  levels.   Our  initial  investment  goal  is  to  purchase  either  fully  improved  or  at  least  fully  approved

properties.   Fully  approved  properties  includes  those  having  all  the  entitlements  and  permits  in  hand,  and  as  needed,

to  post  performance  guarantees  and/or  file  subdivision  maps,  and/or  proceed  with  infrastructure  construction,  such as  utilities,  roads  and  other  site  improvements.  We  have  adopted  this business  model to  help  reduce  our  exposure  to the many risks and costs associated  with land development.

From  time  to  time,  and  as  we  come  across  an  outstanding  investment  opportunity  in  land  development  priced  at  a level  that  justifies  the inherent  risks and  costs  associated  with land  development,  the  Company may contract  for,  and will bring through the  approval process,  various types of raw land.  The  Company will  continue  to  allocate  capital  in

the  pursuit  of  approvals,  since  the  risk/rewrad  of  developmental  activity  is  so  great.   It  should  be  noted  that  we  do

not  generally  take  ownership  of  the  property  until  the  approval  process  has  been  completed,  but  rather  control  the property  through  contracts  and  option.s  In  these  instances,  if  we hsould  fail  to  obtain  approvals  for  any  reason,

whether  through  unsuitability,  change  of zoning or  other  factors,  our  loss shall be  limited  to  the  money expended for the  approvals  to  that  date.  Our  planned  business  model includes  the  acquisition, construction,  and  sale  of  a  variety of residential properties,  including  construction  of  entry-level  and  first  time  move-up  single-family and  multi-family homes.

In    addition    to    offering    traditional    stick    frame    construction    of    our ,  howememas  y   also   offer   modular   and

manufactured homes, townhomes and condominiums.

In our opinion, the most effective business model for residential development and construction is to target the largest

current   and   future   segment   of   the   home   buying   market,   whapichpears   to   beprimarily   first-time   and   move-up

purchasers.    According   to Zillow  (http//www.zillow.com/local-info/NJ-hjome-value/r40/),   the   optimum   sizeand

price   range   for   a   starter   or   first   tim-  emove   up   single   family   home   is   160–0  2000   square   feet   and   $180,000-

$230,000.   Townhomes  and  condominium  preferred  size  and  price  range  is  1400–  1800  square  feet  and  $170,000 -

$220,000.

 In   our opinion,  the   southern New   Jersey   real   estate   marketrepresents   one   of   the   most   attractive   real   estate

investment   opportunities,   with   the    greatest    opportunity    for    future    appreciatiobein ng    concentrated in    Ocean,

Atlantic,  Cumberland,  Burlington,  Gloucester,  Monmouth  and  Middlesex  countie.s  These  areas  fall  within 1-hour driving  time, and  serve  as  “bedroom”  communities  for,  the  Atlantic  City,  New  York  and  Philadelphia  metropolitan

areas.   In  our  opinion,  the  residential  housing  demand  in  this  are, aparticularly  in  the  market  segments  whichwe

intend  to  address,  enjoys  a  fundamental  support  level,  based  onseveral  factors.   These  factors  include  excellent air,

rail   and   roadinfrastructure,   Atlantic   Citycasino   and   supportservices,  tourism,  and   a central   location   between

Philadelphia    and    New    Yo.rk  In    addition,    historically    andaccording    to the    NJ    Housing    Affordability    Index

(http://www.yourhousefast.com/housing-affor-index.asp)  which  is  currently  126,  housing  is  more  affordable.   In  this

case,  the  index  being  above  100  signifies  that  a  family  earning  the  median  income  has  26%  more  income  than  is necessary  to  qualify  for  a  mortgage  loan  on  a  median-priced  home,  and  therefore housing  prices in  these  areas  offer much better value than comparable properties in the North Jersey, New York and Philadelphia areas.

Employees

The  Company  currently  is  in  the  process  of  hiring  or  engaging  up  to  20  people,  including,  but  not  limited  to,  the

following  people listed  below.   As  of September  30,  2011,  the  Company  has  not  entered  into  any  employment  or

consulting   agreements.    Currently,   some   of   these   people   are   employed   bGyeneral   Properties   LLC.,   a company

wholly owned by Vincent C. Simonelli, for which he serves full time as President.

John Kennedy, VP Construction, NJ

From  1987  to  1991,  Mr.  Kennedy  was  owner  and  General  Manager  of  Jack  Kennedy  Construction,  and  specialized

in  the  building  of  new  homes  and  additions.     From  1992  through  2006,  Mr.  Kennedy  worked  as  a  Construction

Project  Manager  for  several  national  builders,  including  Toll  Brothers  and  Ryan  Homes.    In  2007,  Mr.  Kennedy

joined  Foxmoor  Development  as  a  Regional  Superintendent  and  is  currently  overseeing  the  development  of  a  264

home  active  adult  community.   Mr.  Kennedy  was  formerly  enlisted  in  the  United  States  Marine  Corp.  and  is  OSHA

certified.

April Martyn, VP Human Resources

Ms.  Martyn  began  her  career  in  1985  at  the  Claridge  Casino  Hotel  where  she  specialized  in  all  aspects  of  Human

Resources,  specifically  as  the  Manager  of  Employee/Labor  Relations.Since  leaving  the  casino  industry  in  2001,

Ms.   Martyn   began   working   at   Foxmoor   Development   where   she   has   held   various   positions   from   Secretary   of

Construction  to  Construction  Site  Supervisor.   Ms.  Martyn  is  certified  by  the  American  ArbitrationAssociation,  has held  the  titles  of  Vice  President,and  was  a  two  term  President  of  the  National  Management  Association,  Claridge

Chapter.

Richard Pezzullo, VP Information Technology

Richard Pezzullo is a graduate of Cornell University and served 20 years in the US Army Reserve, attaining the rank

of Major.   Since  1990,  he  has built and  continues to  run Netcentric  Computer  Solutions,  which provides Information

Technology  and  CTO/CIO  services  and  currently  support  over  15,000  workstations  in  60  locations  throughtouthe

US, UK, Japan and Morocco.

Mr.   Pezzullo   regularly   advises   managers   on   the operationarlamifications   of   decisions   made   regarding   software

deployment,  employee  retention  and  project  implementation,  and  over  the  past  10  years  his  breadth  of  knowledge across  industry  lines  has  been  beneficial  to  General  Propertiessenior  management.  Rich  lives  in  Freehold,  NJ  with his wife and children, ages 10, 13 and 14.

MANAGEMENT POLICIES

It  shall  be  the  policy  of  management  to  conduct  the  business  of  thcoempany  under  generally  accepted  practices,

complying   with  all   rules  and   regulations,   which  govern  this  type   of  businesTs.he  Company  has  also  adopted  a

Code  of  Ethics  which  must  be  followed  by  all  members  of  the  management  team  and  which  is  filed  as  Exhibit  14.1 hereto.

Properties

As  of  December  31,  2010  and  September  30,  2011,  the  Company  has  contracts  for  the  purchase  of  two  real  estate development projects with costs aggregating $414,765 as of December 31, 2010 and September 30, 2011.

38 lots - Galloway Township

As   of   December   31,   2010  a nd   September   30,   2011,   the   Company   has   accumulated   project   costs   aggregating

$154,033.   The  Company  has  also  secured  a  contract  to  purchase  38  approved  lots  in  the  Galloway  Township.   The

Company’s  interest  in this  property derives  from a contract  to  purchase  and  is subject  to  obtaining  full  and  complete approvals  for  a  Sewer  Extension  and  Road  Improvement  with  the  ability  to  file  a  subdivision  map,  create  individual

lots,  and   commence   construction   of   infrastructure. The   Company   will   be   improving   the   property,   constructing

homes  and  selling  them.   The  Company  plans  to  target  entryle-  vel  as  well  as  first  time-move  up  buyers,  with  homes

projected   to   sell   within   a  r ange   of 19,$2900   to   $259,900.     T he   aggregate   purchase   price   for   this   property   is

$1,710,000 less a deposit of $200,000.  The seller has agreed to hold a subordinated mortgage of $1,160,000.

Seaview Gardens – Monmouth County – Keansburg Property

As   of   December   31,   2010  a nd   September   30,   2011,   the   Company   has   accumulated   project   costs   aggregating

$260,732.   The  Company  has  contracted  for  a  48-unit  waterfront condominium complex,  which includes  10,000 sq.

feet  of  retail  space  and  is  located  in  MonmouthCounty.   This  development  is  fully  improved  and  site  construction could start during 2012.  The aggregate purchase price is $4,712,000 less a deposit of $$250,000.

Legal Proceedings

To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened for the previous ten (10) years.  Additionally, there are no judgments against the Company or its officers or directors.  None of the officers or directors  has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION

AND RESULTS OF OPERATIONS

You  should  read  the  following  discussion  of  our  financial  condition  and  results  of  operations  together  with  our

financial  statements and  related  notes included  elsewhere  in  this prospectus.   This  discussion  may  contain  forward-

looking  statements  that  involve  risks  and  uncertainties.    Our  actual  results  may  differ  materially  from  those anticipated  in  these  forward-looking  statements  due  to  known  and  unknown  risks,  uncertainties  and  other  factors,

including those risks discussed under "Risk Factors" and elsewhere in this prospectus.

Overview

We  are  a  development  stage  corporation whose  operations  will  include the  purchase,  development,  construction and

sales  of   townhouses, single-family  homes   and   various   residential   properties   locatepdrimarily   in   southern   New

Jersey.

Events and Uncertainties that are critical to our business

We    have not    started operations    and    like    all    new    businesses    face    certain    uncertainties,    including    expenses,

difficulties,  complications  and  delays  frequently  encountered  in  connection  with  conducting  operations,  including

capital   requirements   and   management's   potential   underestimation   of   initial   and   ongoing   cos.   tWs   e   have   had   no

revenues  since  our  inception.   There  is  no  guarantee  that  we  will  be  able  to  generate  sufficient  sales  to  make  our

operations  profitable.   We  may  continue  to  have  little  or  no  sales  and  continue  to  sustain  losses  in  the  future.   If  we

continue to sustain losses, we may be forced to curtail our operations and go out of business.

Critical Accounting Policies

Our   financial   statements   are   prepared   in   accordance   with   accounting   principles   generally   accepted   in   the   United

States,  which  require  management  to  make  estimates  and  assumptions  that  affect  the  reported  amounts  of  assets  and liabilities  at  the  date  of  the  financial  statements,  the  disclosure  of  contingent  assets  and  liabilities  and  the  reported amounts  of  revenues  and  expenses  during  the  reporting  peri.odActual  results  could  differ  from  those  estimate.s

The  critical  accounting policies that  affect  our  more  significant  estimates and  assumptions  used  in the  preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Revenue Recognition

Income Recognition

The  Company  will  be  primarily  engaged  in  the  development,construction,  and  sale  of  residential  homes.   Revenues

and  cost  of sales  are  recorded  at  the  time  each  home  sale  is  closed  and  title  and  possession  have  been  transferred  to the buyer.  Closing normally occurs shortly after construction is substantially completed.

Land,  land development, and  related  costs  (both incurred  and  estimated  to  be  incurred  in the  future)  are  amortized  to

the   cost   of   homes   closed   based   upon   the   total   number   of   homes   the   Company   expects   to   construct   in   each

community.   Any  changes  resulting  from  a  change  in  the  estimated  number  of  homes  to  be  consutrcted  or  a  change in estimated  costs  subsequent  to  the  commencement  of delivery of  homes are  allocated  to  the  remaining  undelivered

homes  in  the  community.   Home  construction  and  related  costs  are  charged  to  the  cost  of  homes  closed  under  the specific identification  method.

The  estimated  land,  common  area development, and  related  costs of  master  planned  communities (including the  cost of  common  area  facilities,  net  of  their  estimated  residual  value)  are  allocated  to  individual  communities  within  a master  planned  community  on  a  relative  sales  value  bas.is Any  changes  resulting  from  a  change  in  the  estimated number  of  homes  to  be  constructed  or  a  change  in  estimated  costs  are  allocated  to  the  remaining  lots  in  each  of  the communities of the master planned community.

Land   sales   revenue   and   cost   of   sales   are   recorded   at   the   time   that   title   and   possession   of   the   property   has   been

transferred to the buyer.

Warranty Costs:

Generally,  the  homebuyer  is  provided  a  limited  warranty  that  is  underwritten  througha  third  party  warrantor.  This

limited    warranty   covers   defects   in   materials   and    workmanship    for   the    first    year   after   closing   and   defects   in

electrical,  plumbing,  and  mechanical  systems  for  the  first  two  years  after  closing.   This  limited  warranty  also  covers

major structural defects for up to 10 years after closing.  The Company may have recourse against the subcontractors for claims relating to  workmanship and  materials.  Estimated warranty costs are recorded at the time of closing.

Inventory

Inventory is stated  at  the  lower  of cost  or  fair  value  in accordance  with Statement  of Financial  Accounting Standards

No.  121,  "Accounting  for  the  Impairment  of  Long-Lived  Assets  and  for  Long-Lived  Assets  to  be  Disposed  Of.”   In

addition  to  direct  land  acquisition,land  development  and  home  construction  costs,  costs  include  interest,  real  estate taxes  and  direct  overhead  costs  related  to  development  and  construction,  which  are  capitalized  to  inventories  during the period beginning with the commencement of development and ending with the completion of construction.

It  takes  approximately  four  to  five  years  to  fully  develops,ell,  and  deliver  all  the  homes  in  one  of  the  Company's

typical    communities.     Longer    or    shorterperiods   are    possible    depending    on    the    number    of    home    sites    in    a

community.   The  Company's  master  planned  communities,  consisting  of  several  smaller  communities,  may  take  up to 10 years to complete.  Since the  Company's inventory is  considered a long-lived asset under accounting principles

generally   accepted   in   the   United   States,   the   Company   is   required   to   review   the   carrying   value   of   each   of   its

communities  and  write  down  the  value  of  those  communities  for  which  it  believes  the  values  are  not  recoverable.

When  the  profitability  of  a  current  community  deteriorates  or  the  sales  pace  declines  significantly  or  some  other

factor   indicates   a  p ossible   impairment   in   the   recoverability   of   the   asset,   the   Company   evaluates   the   property   in

accordance   with   the   guidelines   of   SFAS   No.   .121If   this   evaluation   indicatesan   impairment   loss   should   be

recognized, the Company charges cost of sales for the estimated impairment loss in the period determined.

In addition, the Company reviews all the land held for future communities or future sections of current communities,

whether  owned  or  under  contract,  to  determine  whether  or  not  it  expects  to  proceed  with  the  development  of  the land,  and,  if  so,  whether  it  will  be  developed  in  the  manner  originally  contemplate.  dBased  upon  this  review,  the

Company   decides:   (a)   as   to   land   that   is   under   a  p urchase   contract   but   not   owned,   whether   the   contract   will   be

terminated    or    renegotiated;    and    (b)    as    to    land    the    Company    owns,    whether    the    land    can    be    developed    as

contemplated  or  in  an  alternative  manner,  or  should  be  sold.  The  Company  then  further  determines  which costs that have been capitalized to the property are recoverable and which costs should be written off.

The Company capitalizes certain project marketing costs and charges them against income as homes are closed.

Fair Value of Financial Instruments

The   carrying   amounts   of   the   Company’s   financial   instruments,   including   cash   and   cash   equivalents,-teshormrt

investments,  accounts  receivable,  accounts  payable  and  accrued  liabilities,  approximate  fair  value  because  of  their short  maturities.

Investments in and  Advances to Unconsolidated Entities

The  trends,  uncertainties  or  other  factors  that  have  negativelyaffected  the  Company’s  business  and  the  industry  in

general   have   alsoaffected  the   unconsolidated   entities   in   which   the   Comanpy   has   investment.s   The   Company

reviews  each  of  its  investments  in  unconsolidated  entities  on  a  quarterly  basis  to  determine  the  recoverability  of  its

investment.   The  Company  evaluates  the  recoverability  of   its  investment  in  unconsolidated   entities  ugsinsimilar

methodology that it uses to evaluate its inventories.  This evaluation entails a detailed cash flow analysis using many estimates  including  but  not  limited  to  expected  sales  pace,  expected  sales  prices,  expected  incentives,  costs  incurred

and  anticipated,  sufficiency  of  financing  and  capital,  competition,  and  market  conditions.   When  markets  deteriorate

and  it  is  no  longer  probable  that the  Company can  recover  its investment in a  joint  venture,  the  Company impairs  its

investment.   If  a  joint venture  has  its  own  loans  or  is  principally  a  joint  venture  to  hold  an  option,  such  impairment may  result  in  the  majority  or  all  of  the  Company’s  investment  being  impairedS.ee  “Inventory”  above  for  more detailed disclosure on the Company’s evaluation of inventory.

Income Taxes — Valuation  Allowance

Significant  judgment  is  required  in  estimating  valuation allowances  for  deferred  tax assets.   In accordance  with  ASC

740,  a  valuation  allowance  is  established  against  a  deferred  tax  asset  if,  based  on  thave  ailable  evidence,  it  is  more

likely  than  not  that  such  asset  will  not  be  realized.   The  realization  of  a  deferred  tax  asset  ultimately  depends  on  the

existence  of sufficient  taxable  income  in  either  the  carryback or carry  forward periods under  tax law.   The  Company

periodically  assesses  the  need  for  valuation  allowances  for  deferred  tax  assets  based  on  ASC  740’s  “m-loikreely-

than-not”   realization   threshold   criterion.    In   the   Company’s   assessment,   appropriate   consideration   is   given   to   all

positive   and   negative   evidence   related   to   the   realization   of   the   deferred   tax   as.  setThsis   assessment   considers,

among  other  matters,  the  nature,frequency,  and  severity  of  current  and  cumulative  income  and  losses,  forecasts  of future  profitability,  the  duration  of  statutory  carryback  or carry  forward periods,  its  experience  with  operating  loss and tax credit carry forwards being used before expiration, and tax planning alternatives.

In  accordance  with  ASC  740,  the  Company  assesses  whether  a  valuation  allowance  should  be  established  based  on its  determination  of  whether  it  is  more  likely  than  not  that  some  or  all  of  the  deferred  tax  assets  will  not  be  realize.d

The  Company’s  assessment  of  the  need  for  a  valuation  allowance  on  its  deferred  tax  assets  includes  assessitnheg likely  future  tax  consequences  of  events  that  have  been  recognized  in  its  consolidated  financial  statements  or  tax

returns.   The  Company  bases  its  estimate  of  deferred  tax  assets  and  liabilities  on  current  tax  laws  and  rates  and,  in

certain  cases,  on  business  plans  and  other  expectations  about  future  outcomes.   Changes  in  existing  tax  laws  or  rates

could   affect  actual  tax  results   and   future  business  results  may  affect  the  amount  of  deferred   tax  liabilities  or   the

valuation  of  deferred  tax  assets  over  meti  .   The  Company’s  accounting  for  deferred  tax  assets  represents  its  best estimate of future events using the guidance provided by ASC 740.

Due  to   uncertainties  in  the  estimation  process,  particularly   with  respect  to  changes  in  facts  and   circumstaninces

future  reporting  periods  (carry  forward period  assumptions),  it  is  reasonably  possible  that  actual  results  could  differ

from   the   estimates   used   in   the   Company’s   historical   analy.sesThe   Company’s   assumptions   require   significant

judgment  because  the  residential  homebuilding  industry  is  cyclical  and  is  highly  sensitive  to  changes  in  economic

conditions.    If   the   Company’s   results   of   operations   are   less   than   projected   and   there   is   insufficient   objectively

verifiable   evidence   to   support   the   likely   realizantioof   its   deferred   tax   assets,   a   valuation   allowance   would   be

required to reduce or eliminate its deferred tax assets.

Stock Based Compensation

As  permitted  under  Statement  of  Financial  Accounting  Standard  ("SFAS")  No.  148,  "Accounting  for  StocBkas-  ed

Compensation  -  Transition  and  Disclosure"  ("SFAS  148"),  which  amended  SFAS  No.  123,  "Accounting  for  Stock-

Based  Compensation"  ("SFAS  123"),  we  have elected  to  continue  to  follow the  intrinsic  value  method  in accounting

for   its   stock-based   employee   compensation   arrangements   as   defined   by   Accounting   Principles   Board   Opinion

("APB")   No.   25,   "Accounting   for   Stock   Issued   to   Employees,"   and   related   intteartprionse     including   "Financial

Accounting     Standards     Board     Interpretation     No.     44,     Accounting     for     Certain     Transactions     Involving     Stock

Compensation,"  an  interpretation  of  APB  No.  25.  No  stoc-bkased  employee  compensation  cost  is  reflected  in  net income,  as  all options  granted  under  those  plans  had  an  exercise  price  equal  to  the  market  value  of  the  underlying common stock on the date of grant.

New Accounting Pronouncements

In  September  2006,  the  FASB  issued  SFASNo. 157,  “Fair  Value  Measurements”  as  codified   inASC  820,  “Fair

Value  Measurements  and  Disclosures”  (“ASC  820”).   ASC  820  provides  guidance  for  using  fair  value  to  measure

assets  and  liabilities.   ASC  820  a lso  responds  to  investors’  requests  for  expanded  information  about  the  extent  to which  a  company  measures  assets  and  liabilities  at  fair  value,  the  information  used  to  measure  fair  value,  and  the

effect    of    fair    value    measurements    on    earn.ingTs he    Company    adopted    ASC    820   w  ith    respect    to    financial

instruments  effective  for  its  fiscal  year  beginning  Novmbe  er  1,  2008.   See  Note 10,  “Fair  Value  Disclosures”  for

information  concerning the  adoption of  ASC 820.  In February 2008,  the  FASB  issued  FASB  Staff Position (“FSP”)

FAS 157-2  (“FSP 157-2”)  (codified  in  ASC  820)which  delays  the  effective  date  of  ASC  820for  all  nonfinancial

assets   and   nonfinancial   liabilities,   except   those   that   are   recognized   or   disclosed   at   fair   value   in   the   financial

statements  on  a  recurring  basis  (at  least  annuall.y)FSP 157-2   applies  to,   but  is  not  limited   to,   lo-nlgived   assets

(asset   groups)    measured   at   fair   value   for   an   impairment   assessment   (i.e.,   inventory   impairment   asses.sments)

FSP 157-2  defers  the  effective  date  for  nonfinancial  assets  and  nonfinancial  liabilities  of  ASC  820  for  the  Company

to  November 1,  2009.   The  Company is  currently  evaluating  the  impact  of  ASC  820  related  to  nonfinancial  assets and nonfinancial liabilities on the Company’s consolidated financial position, results of operations and cash flows.

In   June   2008,   the   FASB   issued   FSP   Emerging   Issues   Taskce F0o3r-6-1,   “Determining   Whether   Instruments

Granted  in  Share-Based  Payment  Transactions  Are  Participating  Securities”  as  codified  in  ASC  260,  “Earnings  per

Share”  (“ASC  260”).   Under  this  FSP,  unvested  share-based  payment  awards  that  contain  nonfo-  rfeitable  rights  to dividends  or  dividend  equivalents  are  considered  participating  securities  and,  therefore,  are  included  in  computing

earnings  per  share  pursuant  to  the  two-class  method.   The  two-class  method  determines  earnings  per  share  for  each

class    of    commno   stock    and    participating    securities    according    to    dividends    or    dividend    equivalents    and    their

respective   participation   rights   in   undistributed   earnin.gsThis   FSP   is   effective   for   the   Company’s   fiscal   year

beginning  November 1,  2009  and  requires  retrospective  application.   The  adoption  of  this  FSP  it  is  not  expected  to

have a material impact on the Company’s reported earnings per share.

In  April  2009,  the  FASB  issued  FSP  No.  FAS 107-1  and  Accounting  Principles  Board  (“APB”)  Opinion  No.28-1,

“Interim  Disclosures  about  Fair  Value  of  Financial  Instruments”  (“FSP107-1”)  as  codified  in  ASC  825.  FSP 107-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, and  APB  Opinion No. 28, “Interim

Financial  Reporting”,  to  require  disclosures  about  the  fair  value  of  financial  instruments  during  interim  reporting

periods.    FSP 107-1   is   effective   for   interim   and   annual   periods   ending   after   June 15,   2009The.     Company   has

included  the  required  disclosures  in  its  financial  statements  for  the  period  ended  October31,  2009.   The  adoption  of

FSP 107-1 did not have a material impact on the Company’s consolidated financial statements.

In  May  2009,  the  FASB  issued  SFASNo. 165,  “Subsequent  Events”  as  codified  in  ASC  855,  “Subsequent  Events”

(“ASC  855”).   ASC  855  provides  guidance  regarding  general  standards  of  accounting  for,  and  disclosures  of,  events that  occur  after  the  date  of  the  balance  sheet,  but  before  financial  statements  are  issued  or  are  available  to  be  issued.

ASC  855  sets  forth:  (i)the  period  after  the  date  of  the  balance  sheet  during  which  management  of  a  reporting  entity

should   evaluate   events   or   transactions   that    may   occur    for   potential   recognition   or   disclosure   in   the    financial

statements,  (ii) the  circumstances  under  which  an  enitty  should  recognize  events  or  transactions  occurring  after  the date  of  the  balance  sheet  in  its  financial  statements,  and  (iii)the  disclosures  that  an  entity  should  make  about  events or  transactions  that  occurred  after  the  date  of  the  balance  sheet.  ASC  855  was  effective  for  interipem riods  ending

after   June15,   2009.   The   adoption   did   not   have   a   material   impact   on   the   Company’s   consolidated   financial

statements.

In  June  2009,  the  FASB  issued  SFASNo. 166,  “Accounting  for  Transfers  of  Financial  Assets—  an  amendment  of

FASB  Statement  No. 140”  (“SFAS 166”).   SFAS 166  has  not  yet  been  codified.  SFAS 166  eliminates  the  concept of  a  qualifying  special-purpose  entity,  creates  more  stringent  conditions  for  reporting  a  transfer  of  a  portion  of  a financial  asset  as a sale,  clarifies other  sale-accounting criteria,  and  changes the  initial  measurement  of a transferor’s

interest   in  transferred   financial  asset.s  SFAS 166  is  applicable  for  annual  periods  beginning  after  Novembe15,r

2009   and    interim   periods    thereiann  d    thereafter.     SFAS  166    will    be    effective    for    the    Company’s    fiscal    year

beginning  November 1,  2010.   The  Company  is  currently  assessing  the  impact,  if  any,  of  SFAS166  on  its  financial statements.

In  June  2009,  the  FASB  issued  SFASNo. 167,  “Amendments  to   FASB   Interpretation   No4. 6(R)”  (“SFAS 167”).

SFAS 167  has  not  yet been  codified.  SFAS 167  eliminates  FASB  Interpretation 46(R)’s exceptions  to  consolidating

qualifying   special-purpose   entities,   contains   new   criteria   for   determining   the   primary   beneficiary   of   a   variable

interest entity, and increases the frequency of required reassessments to determine  whether a company is the primary

beneficiary    of    a    variable    interest    ent.itySFAS 167    is    effective    for    annual    reporting    periods    beginninger aft

November 15,  2009.   Earlier  application  is  prohibited.   SFAS 167  will  be  effective  for  the  Company’s  fiscal  year

beginning  November 1,  2010.   The  Company  is  currently  assessing  the  impact,  if  any,  of  SFAS167  on  its  financial statements.

In  June  2009,  the  FASB  issued  SFAS No. 168,  “The  FASB  Accounting Standards Codification and  the  Hierarchy of

Generally    Accepted    Accounting    Principle—s    a    replacement    of    FASB    Statement    N16o2”.

(“SFAS168”),    as

codified in ASC 105 “Generally Accepted Accounting Principles” (“ASC 105”), as the  single  source of authoritative

nongovernmental  U.S. GAAP.   ASC 105  did  not  change  current  U.S. GAAP,  but  is  intended  to  simplify  user  access to  all  authoritative  U.S. GAAP  by  providing  all  authoritative  literature  related  to  a  particular  topic  in  one  place.   All

existing   accounting   standard   documents   were   superseded   and   all   other   accounting   literature   not   included   in   the

codification is considered  non-authoritative.   ASC 105  was  effective  for  the  Company’s fiscal 2009 annual reporting period and did not have an impact on the Company’s financial condition or results of operations.

In   August   2009,   the   FASB    issued   Accounting   Standards   Update 200No.9-5,   “Fair    Value   Measurements   and

Disclosures   (Topic   820)—  Measuring   Liabilities   at   aiF r   Value,”   (“ASU   200-95”),   which   amends   ASC   820  t o

provide additional guidance to clarify the measurement of liabilities at fair value in the absence of observable market information.  ASU 2009-5 is effective  for the  Company beginning November 1, 2009.  The adoption of ASU 2009-5 is not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

Result of Operations for the Period from Inception, January 30, 2008 to December 31, 2010

We  had  no  sales  during  the  period  from  inception,  January  30,  2008,  to  December  31,  2010.   Furthermore,  we  had

no   income   for   the   year   ended   December   31,   20or10 for   the   quarter   endedSeptember   30,   2011.     The   Private

Placement    conducted    on   February   8,    2008(the    “February   2008    Private    Placement”)    generated    approximately

$497,894 from the sale of the 497,894 shares of the Company’s common stock and $80,000 in convertible debt from

the  sale  of  notes.   As  of  December  31,  2008,  we  have  also  issued  an  aggregate  of261,500  shares  of  common  stock

in  consideration  for  consulting  fees  valued  at  $261,500  or  $1.00  per  sh.areAs  of  December  31,  2009,  we   have

issued  an  additional  1,667,616  shares  of  common  stock  valued  at  $1,667,616  or  $1.00  per  share  in  consideration  for

real  estate  consulting  services.   As  of  September  30,  2010,  we  have  issued  an  additional  825,000  shares  of  common stock valued at $965,000 or $1.00 per share in consideration for real estate consulting services.

We  have  contracted  fortwo  separate  parcels  of  land  for  a  total  of  86  singl-efamily  and  townhome  lots  as  follows:

Redwood  Avenue –  38  lots,  Seaview  Gardens –  48  waterfront condominiums  and  commercial  space.   Descriptions

that are more thorough are below.

The   properties   which   we   have   secured,   as   well   as   future   acquisitions,   are   intended   to   offer   a   mixture   of   current

construction   operations,   medium   range   development,   engineering   and   approval   work,   and   as   well   as   future   site

infrastructure and improvements, in order to sell improved lots to other builders, whether regional, national or local.

During  the  next year,  we  will  begin  active  construction  operations  ofsingle-family  homes  in  the 38-lot  Redwood

Avenue  development  in  Galloway.  We  will  continue  to  develop  properties  that  we  have  under  contract,  as  well  as

pursuing   additional   acquisition   opportunitie.s   In   our   opinion   the   buyer’s   market   that   currently   exists   applies   to

wholesale  transactions  as  well.   With  new  home  prices  at  such  affordable  levels,  landvalues  at  the  acquisition  level continue to be very reasonable.

It  is  the  intention  of  present   management  to   focus  on  a   sales  price   range  (primarily  in$175,the  000  -  $225,000,

range)  that  has  provided  sales  of  these  types  of  moderately  priced  wo-forkrce  houses,  even  ina  challenging real

estate  market  like  the  present.   Accordingly,  we  believe  there  continues  to  be  asubstantial  market  for  homes  valued in this price  range  in  the  Southern part  of  New Jersey,  and  there  will  continue  to  be  for  the  intermediate  term,  which we  shall  define  as  5-7  years  from this date.  We  believe  that  there  is  a unique  opportunity to  acquire property,  which is  priced  in  such  a  manner  as  to  allow  for  the  development  of  “workforce  hous.i”ngWorkforce  housing  shall  be defined  as  market  rate  dwellings (single-family  homes,  townhomes  and  condominiums)  which  sell  in  the  price  range described  above,  which  are  affordable,  based  on  conservative  lending  criteria,  to  the  median-2income  family  local to the region.

38 lots - Galloway Township-Redwood Ave.

The  Company  has  also  secured  a  contract  to  purchase  38  approved  lots  in  the  Galloway  Township.   The  Company’s

interest  in  this  property  derives  from  a  contract  to  purchase  and  is  subject  to  obtaining  full  and  complete  approvals for  a Sewer  Extension  and  Road  Improvement  with  the  ability  to  file  a  subdivision  map,  create  individualol  ts,  and

commence   construction   of   infrastructur.e  This   property   is   located   in   a   region   which   is   considearepdrimary

building   region –  the   Atlantic   City   Metro   area–  and   accordingly   the   Company   will   be   improving   the   property,

constructing  homes  and  selling  them.   The  Company  plans  to  target  entry-level  as  well  as  first  time-move  up  buyers,

with  homes  projected  ot   sell  within  a  range  of  $219,900  to  $249,900.Management  expects  the  revenue  derived from the property to accrete to 2012 earnings.

Seaview Gardens – Monmouth County

The  Company has  contracted  for  a 48-unit  waterfront condominium complex,  which includes 10000 sq. feet  of retail

space  and  is  located  in  MonmouthCounty.    T his  development  is  fully  improved  and  site  construction  could  start upon  receipt  of  a  funding  commitment  from  a  lende.r  The  Company  has  a  significant  investment  in  this  property,

totaling  over  $250,000.  This  development  is  located  on  a  bus  line  to  Manhattan,  as  well  as  within  minutes  ttowo high-speed ferries and  it  is  anticipated  that  a commuters and  end homebuyers  will  be  equally divided  in their  interest

in  this  product.   The  condominiums  are  1500 –  1800  sq.  feet  and  all  offer  unobstructed  water  views.   Management

expects the revenue derived from the property to accrete to 2012 earnings.

There  are  no  formal  or  written  agreements  with  respect  to  the  advance  of  funds  to  us  by  ourfficero   s.   Such  funds

will  be  disbursed  on  an  as  needed  basis  until  this  Offering  closes.   Mr.  Simonelli,  has  advanced  funds  to  us  to  cover

the  costs  associated  with  the  filing,  including,  attorneys  and  accountants  fees  and  State  filing  feesO.ur  officers,

directors   and   affiliates   are   not   legally  bound   to   provide   funding   to.  uIsf   Mr.   Simonelli   does   not   pay   for   these

expenses,   we   will  be  forced  to  obtain  fundin. g We  currently  do   not  have  any  arrangements  to  obtain  additional

financing  other   than  through htis  private   placement   memorandum.   In   view  of  our   limited   operating  history,   our

ability  to  obtain  additional  funds  is  limited.   Additional  financing  may  only  be  available,  if  at  all,  upon  terms  which

may  not  be  commercially  advantageous  to  us.   If  we  are not  able  to  obtain  funding  from  other  sources,  we  may  not

be  able  to  complete  this  Offering.   If  we  are  unable  to  complete  this  offering,  and  we  are  not  able  to  obtain  funding to  commence  sales and  marketing of our  product  and  Mr.  Simonelli  cannot  dedicate the  needed  time  to  complete  the acquisition of marketable properties, we may be forced to go out of business as a result.

Liquidity and Capital Resources

As   of   December   31,   2010,   we   had   cash   of   $485  a s   compared   to   $313,662   as   of   December   31,.    As2008of

December   31,   2010,   net   cash   used   by   operating   activities   aggregated   $3,516   and   net   cash   used   by   operating

activities  of  $92,473  as  of  December  31,  2009.  Based  upon  our  current  cash  reserves  and  forecasted  operations,  we believe  that  we  will  need  to  obtain  at  least  $250,000  in  outside  funding  to  implement  our  plan  of  operation  over  the next  twelve  months.  Based on our current cash balance, and the desire of Mr. Vincent Simonelli to continue funding

our   operations   at   a   minimal   level,   management   believes   that   we   can   satisfy   our   cash   requirements   for   the   next

twelve  months.   Our  President,  Vincent  C.  Simonelli,  has  indicated  his  preparedness  to  fund  our  business  until  we

are  able  to  complete  this  offering.   However,  there  are  no  formal  or  written  agreementswith  respect  to  the  advance

of   funds   to   the   Company   by   our   officers,   directors   and   affiliates   for   payment   of   said.   cAosctcsordingly,   our

officers,   directors   and   other   affiliates   are   not   legally   bound   to   provide   funding  .to Buecaus     se   of   our   limited

operations,   if   our   officers   and   directors   do   not   pay   for   our   expenses,   we   will   be   forced   to   obtain   fu. ndiWnge

currently  do  not  have  any  arrangements  to  obtain  additional  financing  from  other  sourc.esIn  view  of  our  limited

operating  history,  our  ability  to obtain  additional  funds  is  limited.   Additional  financing  may  only  be  available,  if  at

all,  upon  terms  which  may  not  be  commercially  advantageous  to  us.   As  of  December  31,  2010,  the  Company  has

been  funded   through  the   resources  of   management   through  thecontributions  of  cash  from  Company’s  President,

aggregating  $10,000  and  the  proceeds  received  through  the  February  2008  Private  Placement,  aggregating  $497,894 from  the  sale  of  common  stock  units  and  8%  convertible  notes  aggregating  $80,00.0  As  of  December  31,  2009,  we

have   issued   an   aggregate   of   12,000,000   shares   of   common   stock   to   Mr.   Vincent   Simonelli,   President   of   the

Company,  for  an  aggregate  consideration  of  $10,000  or  $0.001  per  share   and  the  contribution  of  office  equipment

valued  at  $2,000.   In  addition  we  have  issued  an  aggregate  of  261,500  shares  of  common  stock  in  consideration  for

consulting   services   valued   at   $261,500   or   $1.00   per   share   as   of   December   31,   2008  a nd   issued   an   aggregate   of

1,667,616   shares   of   common   stock   as   of   December   31,   2009in   consideration   for   consulting   services   valued   at

$1,667,616  or  $1.00  per  share.   As of  September  30,  2010, Dream Homes  has  issued  an aggregate  of 825,000  shares of common stock in consideration for consulting fees aggregating $825,000 or $1.00 per share.

Due  to  the  operating  losses  that  we  have  suffered  from  the  date  of  our  organization,  in  their  report  on  the  financial statements for the period from inception, January 30, 2008 to December 31, 2010, our independent auditors included an  explanatory paragraph  regarding  concerns  about  our  ability  to  continue  as  a  going  conce.rnOur  consolidated financial  statements  contain  additional  note  disclosures  describing  the  circumstances  that  lead  to  this  disclosure  by our independent auditors.

The  issuance  of  additional  equity  securities  by  us  could  result  in  a  significant  dilution  in  the  equity  interests  of  our current stockholders.

Our plan for completing the development, acquisition and construction of the two properties we  have under contract, is as follows.

In   both   of   these   instances,   as   per   the   contracts,   the   sellers   have   agreed   to   hold   secondary   f.inancing

Additionally, significant deposits have already been paid.  Finally, in our opinion, acquisition financing for approved property  currently  exists  in  the  commercial  financing  market  as  long  as  the  loan  to  value  ratio  does  not  exceed  50%

(50% LTV).

The  actual  initial  cash  requirements  for  both  developments,  over  thefirst  12-18  months  of  operations,  are an aggregate of $558,552.

Regarding  the  property  located  inGalloway  Township, the  seller  has  agreedto  hold  secondary  financing for 20% of the purchase price or $340,000.  The seller further agreed to allow the project to be phased into 15 lot, 14

lot  and nine  lot  groups,  and will  accept  payment  on  a  phased  basis  as  well.   In  the  first  group  of  15  lots  that  will  be

purchased,  the  additional  deposit  of  approximately  $146,052  necessary  for  the  Phase  One  purchase,  as  well  as  the

$136,318 necessary for Phase 2, and the $87,633 for Phase 3, will  be funded with proceeds from the Offering.

If  the  purchase  price  to  be  paidwere  required in  one  lump  sumas  opposed  to  in  three  phases  as  agreed,

which is neither necessary nor desirable, the price of $1,700,000 would be paid as follows.

A  new  first  mortgage,  from  a  commercial  lenderfo,   r  $850,000  would  be  put  in  place  with  a  lender  to  be determined,  the  seller  has  agreed  to  hold  $340,000  in  secondary  financing,  and  Dream  Homes  Ltd.  has  $140,000  in

deposits   that   have   already   been   p.aidThe   remaining   balance   is   $370,000,   or   approximately   $9,737   pe.r   lot

($1,700,000 / 38 lots)

In the case of Seaview Gardens, the purchase price of $4,712,500 would be paid as follows.

A  new  first  mortgage for  $2,300,000  will  be  put  in  place  with a  commercial lender  (to  be  determined); the  seller  has

agreed   to   hold   $1,725,000   in   secondary   financi;ngand   Dream   Homes   Ltd.   has   $275,000   in   deposits   that   have

already been paid.  The balance of the purchase price of $412,500 would be paid with proceeds from the Offering.

If  this  offering  is  not  completed  successfully,  atpresent,  we  have  no  other  sources  of  funding  and  one  or  both  these

agreements  may  have  to  be  renegotiated.   If  we  continue  to  be  unsuccessful  in  obtaining  financing,  we  may  lose  our deposits.

Liquidity and Capital Resources

As  of  September  30,  2011,  we  had  cash  of  $. 0 As  of  September  30,  2011,  net  cash  used  by  operating  activities

aggregated  $16,693.   Based  upon  our  current  cash  reserves  and  forecasted  operations,  we  believe  that  we  will  need  to obtain  at  least  $250,000  in  outside  funding  to  implement  our  plan  of  operation  over  the  next  twelve  month.s Based on our current cash balance, and the desire of Mr. Vincent Simonelli to continue funding our operations at a minimal level,  management  believes  that  we  can  satisfy  our  cash  requirements  for  the  next  twelve  mont.hsOur  President,

Vincent C. Simonelli, has indicated his preparedness to fund our business until  we are able to complete this offering.

However,  there  are  no  formal  or  written  agreements  with  respect  to  the  advance  of  funds  to  the  Company  by  our officers,  directors  and  affiliates  for  payment  of  said  cost.s Accordingly,  our  officers,  directors  and  other  affiliates are not legally bound to provide funding to us.  Because of our limited operations, if our officers and directors do not

pay  for  our  expenses,  we  will  be  forced  to  obtain  funding.   We  currently  do  not  have  any  arrangements  to  obtain

additional  financing  from  other  source.s   In  view  of  our  limited  operating  history,  our  ability  to  obtain  additional

funds  is  limited.   Additional  financing  may  only  be  available,  if  at  all,  upon  terms  which  may  not  be  commercially advantageous to us.

As   of   September   30,   2011,   we   had   cashasofco$m0pared   to   36$    as   of   September   30,   2010.    A s   of

September   30,   2011,   net   cash   used   by   operating   activities   aggregated   $16,693   as   compared   to   net   cash   used

by  operating activities of $7,715 as of September 30, 2010.

As  September  30,  2011,  the  Company  has  been  funded  throughcontributions  of  cash  from,  Vincent  Simonelli,  the

Company’s  President, aggregating  $10,000.   As  of  June  30,  2008,  Vincent  Simonelli  has  been  issued  10,000,000

shares  of  Common  Stock  in  consideration  of  the  $10,000  contribution  (or  $0.001  per  share).   Furhet  r,  the  Company

received  proceeds through  the  February 2008 Private  Placement,  aggregating  $577,894  through  the  sale  of  Common

Stock and 8% convertible notes.

Due  to  the  operating  losses  that  we  have  suffered  from  the  date  of  our  organization,  in  theirreport  on  the  financial statements for the period from inception, January 30, 2008 to December 31, 2010, our independent auditors included

an  explanatory  paragraph  regarding  concerns  about  our  ability  to  continue  as  a  going  concer.   nOur  consolidated

financial  statements  contain  additional  note  disclosures  describing  the  circumstances  that  lead  to  this  disclosure  by our independent auditors.

The  issuance  of  additional  equity  securities  by  us  could  result  in  a  significant  dilution  in  the  equity  interests  oofur current stockholders.

MANAGEMENT

The  following  table  sets   forth  the   names  and   ages  of  our   current  directors  and   executive  officers,  their  principal

offices  and  positions  and  the  date  each  such  person  became  a  director  or  executive  officer.   The  Board  of  Directors

elects  our  executive  officers  annually.   Our  directors  serve  one-year  terms  or  until  their  successors  are  elected  and

accept  their  positions.   The  executive  officers  serve  terms  of  one  year  or  until  their  death,  resignation  or  removal  by

the   Board   of   Director.s   There   are   no   family   relationships   or   understandings   between   any   of   the   directors   and

executive  officers.   In  addition,  there  was  no  arrangement  or  understanding  between  any  executive  officer  and  any other person pursuant to  which any person was selected as an executive officer.

Name of Director or

Date of Position

Executive Officer

Age

Current Position and Office

& Term of Office

Vincent Simonelli

46

Chairman, Chief Executive Officer,

September 2008

& Chief Financial Officer

Term: one year

Richard Pezzullo

53

Director

June 2011, One Year

Vincent Simonelli, CEO, Director and President

Dream  Homes’  senior  manager  and  principal,  Vincent  C.  Simonelli,  has  over  20  years  of  active  experiencein  real

estate  finance,  development,  construction  and  marketing.   Currently,  Mr.  Simonelli  is  President  and  sole  director  for

Foxmoor  Development Ltd.,  a holding company comprised  of six  subsidiaries including  Foxmoor  at Bayville  Corp.,

Foxmoor   at   Egg   Harbor   Corp.,   Foxmoor   at   Galloway   Corp.,   Foxmoor   at   Absecon   Corp.,   Foxmoor   at   Hampton

Court  Corp.,  Foxmoor  at  Woodcrest  Fields  Corp.,  and  is  Managing  Member  oFf oxmoor  at  Newfield  LLC.   Since

the mid 1990’s, Mr. Simonelli has successfully developed, built and marketed over 100,000 square feet of commercial space and over 750 residential dwellings.

Through  the  financial  and  market  challenges  over  the  past  4  years,  Mr.  Simonellihas continued  to  be  involved  in  all aspects  of  residential  building  and  development  as  well  as  consulted  and  cooperated  with  Amboy  Bank  on  workout

solutions  for  a  number  of  troubled  assets. Mr.  Simonelli’s  long   relationship  and  solid record  of  accomplishment

with   Amboy   Bank   permitted   the   type   of   lender   cooperation   necessary   to   reposition   and   restructure   a   number   of

challenged  developments,  including  single  and  mult-ifamily  as  well  as  age-restricted  projects.   His  varied  financial

skills,  extensive  development,  and  construction  experience  have  been  crucial  in  facing  the  difficulties  of  the  last  4 years and are an important element of Dream Homes’ potential for success.

Mr.    Simonelli's  skills    include    market    repositioning    of    developments    to    incorpormatoere    efficient    and    price

sensitive   architectural   and   land   planning   designs,   changes   of   approvals   and   use   for   the   purpose   of   complete

reengineering    and    redevelopment    of    troubled    projects    (including-resatgericted    developments)    and    financial

restructuring   of various   assets   to   incorporate   changing   economic   conditions   and   allow   improvement   of   balance

sheets  and  cash  flows.   Mr.  Simonelli’s  solid  construction  experience  and  background  have  also  permitted  Foxmoor to  act  in  the  position  of  general  contractor  forhetse  developments,  avoiding  the  need  to  utilize  outside  parties  to complete difficult and/or troubled build-outs.

Additionally,  the  ability  to  design  innovative  and  different  marketing  campaigns  has  permitted  Mr.  Simonelli,  with

Foxmoor  Development,  to  continue  to  market  and  sell  homes  to  first  time,  workforce  and  first  time  move-up  buyers

during  the  very  difficult  2006–  2010  periods.   These  programs  include  NJ  State  100%  &  105%  financinog,ther

federal    incentives    like    USDA    programs,    as    well    as    intyernasponsll     ored    seller    financing    and    lease/purchase

structures.

Mr.   Simonelli’s   experience   in   commercial   finance   for   real   estate,   varied   construction   knowledge   and   extensive

background   in   the   developmental   and   approval   process   throughout   New   Jersey,   as  aws  eall   solid   history   of

innovative     marketing    ideas     and     campaigns,     makes    him    qualified     to     lead     the     Company    in    its    acquisition,

development,  construction  and  sales  efforts  in  the  future. Mr.  Simonelli  attended  Montclair  State  College,  the  NY

Institute of Finance, and Ocean County College."

Richard Pezzullo, Director

Richard Pezzullo is a graduate of Cornell University and served 20 years in the US Army Reserve, attaining the rank

of Major.   Since  1990,  he  has  built  and  continues to  run Netcentric Computer  Solutions,  which provides Information

Technology  and  CTO/CIO  services  and  currently  support  over  15,000  workstations  in  60  locations  throughout  the

US, UK, Japan and Morocco.

Mr.   Pezzullo   regularly   advises   managers   on   thopee   rational   ramifications   of   decisions   made   regarding   software

deployment,  employee  retention  and  project  implementation,  and  over  the  past  10  years  his  breadth  of  knowledge across industry lines  has been  beneficial to  Foxmoor  Holdings’ senior  management.  Rich  lives  in  Freehold,  NJ  with his wife and children, ages 10, 13 and 14.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  summarizes  certain  information  regarding  the  beneficial  ownership  (as  such  term  is  defined  in

Rule  13d-3  under  the  Securities  Exchange  Act  of  1934  of  the  Company’s  outstanding  common  stock  as  of  June  30,

2010  by  (i)  each  person  known  by  the  Company  to  be  the  beneficial  owner  of  more  than  5%  of  the  Company’s

outstanding    common    stock,    (ii)    each    director    of    the    Company,    (iii)    each    person    named    in    the    Summary

    Compensation   Table,   and   (iv)   all   current   executive   officers   and   directors   as   a   group.   Except   as   indicated   in   the

    footnotes below, the security and stockholders listed below possess sole voting and investment power with  respect to their shares.  The figures are based on 15,252,010 common shares as of September 30, 2011.

    Beneficial   ownership   means   sole   and   shared   voting   power   or   investment   power   with   respect   to   a   s.ecuInrity

    computing the  number  and  percentage  of  shares beneficially  owned  by a person,  shares of  Common Stock subject  to options  and/or  warrants  currently  exercisable,  or  exercisable  at  a  later  date,  are  counted  as  outstanding,  but  these

    shares  are  not  counted  as  outstanding  for  computing  the  percentage  ownserhip  of  any  other  person.   At  this  time,

    however, there are no such options or  warrants granted or outstanding.

ACTUAL AMOUNT

ACTUAL

IDENTITY OF PERSON

OF SHARES

PERCENT OF

OR GROUP

OWNED

SHARES OWNED

CLASS

Vincent Simonelli, Chairman/CEO/CFO

12,000,000

78.68%

Common

TOTAL

12,000,000

78.68%

Common

EXECUTIVE COMPENSATION

    The   members   of   the   Board   of   Directors   oversee   compensation   and   benefits,   i.e.,   option   and   warrant   grants,   to

    employees and service providers.

    The  following  table  sets forth  summary  information  regarding  compensation  paid  for  the  years  ended  December  31,

    2008, 2009 and 2010 to the officers of the Company.

SUMMARY COMPENSATION TABLE

Non-Equity

Nonqualified

Stock

Option

Incentive Plan

Deferred

All Other

Name and

Bonus

Awards

Awards

Compensation

Compensation

Compensati

principal position

Year

Salary ($)

($)

($)

($)

($)

Earnings ($)

on ($)

Total ($)

Vincent

Simonelli/CEO

2010

-

-

-

-

-

-

-

-

2009

-

-

-

-

-

-

-

-

2008

-

-

-

-

-

-

-

-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    As   of December   31, 2010,   and   December 31,   2009,   we   had   issued   an   aggregate   of   25215, ,010   and 14,427,010

    shares, respectively, of common stock.

    As   of   January   31,   2008,   the   Company dhaissued   an   aggregate   of   12,000,000   shares   of   common   stock   for   an

    aggregate  of  $10,000  in  cash  or  $.001  per  share  and  the   contribution  of  office   equipment  aggregating  $2,000  or

    $.001 per share.

    As    of    December    31,2008,   the    Company    had   issued    an    aggregate  f o  261,500    shares    of    common    stock    to

    approximately   22   individuals   as   consideration   for   real   estate   consulting   fees   for   an   aggregate   consideration   of

    $261,500 or $1.00 per share.

As    of    December    31,    2009,   the    Companyd  hisasued    an    aggregate    of   1,667,616    shares    of   common   stock   to

approximately to 19 individuals in consideration of $1,667,616 in consulting services valued at $1.00.

As    of September    30,    2010,    the    Company  dhaissued    an    aggregate    o825f     ,000    shares    of    common    stock    in

consideration for consulting fees aggregating $825,000 or $1.00 per share.

As  of  June  30,  2011,  certain  adjustments   were   made  to   the  financial   statements   which  pertained  to  Transactions

between  Related  Parties.  These  adjustments  are  more  specifically detailed  under  the  4th and  5th pages of the  Notes to

Financial   Statements   and   titled   “Advances   to   and   from   Unconsolidated   Related   Parties”.

I  n   summary,   Dream

Homes Ltd. wrote off a Note due from Foxmoor at Absecon Corp. in the amount of $141,715, which it deemed to be worthless.  Concurrently,  VCS  Holdings,  LLC,  which  is  a  single  member  LLC,  wholly  owned  by  Vincent  Simonelli,

forgave   the   $125,000   used   to   fund   the   note   receivable   from   Foxmoor   at   Absecon   Corp,   which   wasinnteonre-st

bearing  and  due  on  demand.    Additionally,  collections  were  received  from  Foxmoor  at  Hamilton  LLC,  Foxmoor  at

Newfield   LLC   and   Foxmoor   at   Little   Egg   Harbor   LLC   in   the   amount   of   $14,000   and   payments   were   made   to

General Property Investments  LLC and  Foxmoor  at Twin  Lakes Corp  in the  amount of $7,700, These  companies are all related parties. These transactions resulted in a net increase in cash to Dream Homes Ltd in the amount of $6,300.

As  of September  30,  2011,  we  have  issued  an  aggregate  of  15,251,010  shares  of  common  stock.  The  Company has not  yet  created an  employee  stock  grant  program,  but plans to  do so  in the  future,  allocating an aggregate  of 500,000 shares of common stock to  be issued  from time  to  time  as directed  by the  Board of Directors to  employees  who  have rendered  services  valuable  to  the  development  of  the  Companyat  a  consideration  representing  themarket  value  of

the  stock  at   the  time  of  issuance.The   Company anticipates  utilization  of 500,000  shares  from  the   unissued  but

authorized common stock.

DIRECTOR INDEPENDENCE

Our   board   of   directors   has   determined   thneatither   Vincent Simonelli  or   Richard   Pezzullo   are“independent”

directors,  based  on  the  independence  criteria  set  forth  in  the  corporate  governance  listing  standards  of  the  Nasdaq

Stock  Market,  the  exchange  that  we  selected  in  order  to  determine  whether  our  directors  and  committee  members meet  the  independence  criteria  of  a  national  securities  exchange,  as  required  by  Item  407(a)  (1)  of  Regulation-SK.

An independent  director  means a person  who  is not  an employee  (or  a relative  of an employee),  who  has  no  material

business  relationship  with  the  company,  and  is  not  a  significant  owner  of  the  company’s  shares.   Due  to  its  small

size,  the  Company  does  not  presently  have  a  separately  designated  audit  committee,  compensation  committee,  or nominating committee.

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which are attached as exhibits hereto.

Common Shares

The  Company's  authorized  capital  stock  consists  of  100,000,000  shares  of  Common  Stock  with  a  $0.001  par  value,

and  5,000,000  shares  of  Preferred  Stock,  also  having  a  $0.001  par  value. The  Company  is  authorized  to  issue  up  to

5,000,000  shares  of  preferred stock  at  $.001  par  value  each  share.   The  rights  and  privileges  will  be  defined  by  the

board of directors from time to time as needed.

As  of  the  date  of  thisfiling,  the  Company  has 15,252,010  shares  of  its  Common Stock  outstanding.   The  Company

has   reserved   a   sufficient   number   of   shares   of   Common   Stock   for   issuance   pursuant   to   this   Offering   from   its

authorized,  but  unissued  shares.   The  shares  of  Preferred  Stock  issuable  upon  completion  of  the  Offering  will  be fully paid and non-assessable, when issued in accordance with the terms of the Offering.

Preferred Shares

As  of  the  date  of  this filing,  the  Company  has -0- shares  of  its  Preferred  Stock  outstanding.   Each  share  of  Preferred

Stock,  when  issued, may  be  converted  by  the  holder  at  any  time  into  the  Company’s  Common  Stock  at  the  rate  of

$1.00  per  Common  share  issued.    S hares  of  Preferred  Stock  are  entitled  to  two  (2)  votes  for  evserhary e  for  any

matter  that  is  submitted  to  the  Company’s  shareholdesr for  vote.   Holders  of  Preferred  Stock  are  also  entitled  to  a

five  percent  (5%)  dividend  rate,  payable  in  cash  or  additional  shares  of  Preferred  Stock,  and  are  granted  a  priority claim against the Company’s assets in the event of liquidation.

Dividend Policy

Holders   of   the   Company's   Preferred   and   Common   Stock   are   entitled   to   receive   dividends   when   declared   by   the

Board  of  Directors  from  funds  legally  available  for  distribution.   Anysuch  dividends  may  be  paid  in  cash,  property

or  shares of the  Company common  stock.   The  Company  has not  paid  any dividends  since  its  inception,  and  it is  not

likely  that  any  dividends  on  its  Common  Stock  will  be  declared  at  any  time  in  thneear  future.   Any  dividends  will

be  subject  to  the  discretion  of  the  Company's  Board  of  Directors,  and  will  depend  upon,  among  other  things,  the

operating    and    financial    condition    of    the    Company,    its    capital    requirements    and    general    business    conditions.

Therefore, there can be no assurance that any dividends on the Company's Common Stock  will be paid in the future.

Transfer agent and registrar

The  transfer  agent  of  our  common  stock  isJersey  Transfer  &  Trust  whose  address  is201  Bloomfield  Ave,  Verona,

New Jersey 07044.

The  following  is  a  summary  of  transactions  by  us  within  the  past  three  years  involving  sales  of  our  securities  that

were  not  registered  under  the  Securities  Act.   Each  offer  and  sale  was  exempt  from  registration  under  either  Section

4(2)   of   the   Securities   Act   or   Rule   506   under   Regulation   D   of   the   Securities   Act   because   (i)   the   securities   were

offered  and  sold  only  to  accredited  investors;  (ii)  there  was  no  general  solicitation  or  general  advertising  related  to

the   offerings;   (iii)   each   investor   was iveg  n   the   opportunity   to   ask   questions   and   receive   answers   concerning   the

terms  of  and  conditions  of  the  offering  and  to  obtain  additional  information;  (iv)  the  investors  represented  that  they

were   acquiring   the   securities   for   their   own   account   and   for   investment;   and   (v)   the   securities   were   issued   with

restrictive legends.

As  of  January  31,  2008, we  issued  12,000,000  shares  of  common  stock  for  an  aggregate  of  $10,000  in  cash  or  $.001 per  share  and  the  contribution  of  office  equipment  aggregating  $2,000  or  $.001  per  share. This  issuance  was  under the auspices of Rule 4(2).

As of April 30,  2008, the  Company had  sold  an aggregate  of 497,894 shares of common stock for  $497,894 or $1.00 per share.

As of June 30, 2008, we  sold an aggregate of $80,000 in 8% convertible Notes.

As   of   December   31,2008,  we  issued   an   aggregate   of   261,500   shares   of   common   stock   to   22  i ndividuals   as

consideration  for  real  estate  consulting  fees  for  an  aggregate  consideration  of  $261,500  or  $1.00  per  sharTehi.  s issuance  was under the auspices of Rule 4(2).

As   of   December   31,   2009,we   issued   an   aggregate   of   1,667,616   shares   of   common   stock   to   19  i ndividuals   in

consideration of $1,667,616 in consulting services valued at $1.00, under the auspices of Rule 4(2).

As   of September   30, 2010,  we  issued   an   aggregate   of825,000   shares   of   common   stock   in   consideration   for

consulting fees aggregating $825,000 or $1.00 per share, also under Rule 4(2).

PLAN OF DISTRIBUTION

Distributing Company:

Dream Homes is distributing up to 5,000,000

shares of its common stock in its capacity as

underwriter of this offering.

Shares To Be Distributed:

5,000,000 shares of our common stock, par

value $0.001 per share.  The shares to be

distributed in the offering will represent 24.69

% of our total common shares outstanding.

Payment Required:

The Offering Price of $1.00 per share must be

paid in cash and the subscription attached to the

Prospectus must be executed before the

Company will deliver certificates for the shares

purchased.

Prospectus Mailing:

___________, 2012.  We have mailed this

prospectus to you on or about this date free of

charge.

Closing Date:

The Company may close on subscriptions from

time to time up to one year after the Effective

Date.  The common shares, which are

purchased, will be delivered as soon as

practical after acceptance of any subscriptions.

Listing and Trading of Our Shares:

There is currently no public  market for our

shares.  We do not expect a market for our

common shares to develop until after the

distribution date.  Our shares will not qualify

for trading on any national or regional stock

exchange or on the NASDAQ Stock Market.

No one has filed to become our primary market

maker.  If a public trading market develops for

our common shares, of which there can be no

assurance, we cannot ensure that an active

trading market will be available to you.  Many

factors will influence the market price of our

shares, including the depth and liquidity of the

market that may develop investor perception of

our business,  growth prospects, and general

market conditions.

We   plan   to   apply   for   trading   of   our   commtoonck s on   the   ove-trhe-counter   (OTC)   Bulletin   Board   upon   the

effectiveness  of  the  registration  statement  of  which  this  prospectus  forms  a  part.To  have  our  securities  quoted  on the  OTC  Bulletin  Board  we  must:  (1)  be  a  company  that  reports  its  current  financial  information  to  the  Securities and  Exchange  Commission,  banking  regulators  or  insurance  regulators;  and  (2)  has  at  least  one  market  maker  who completes  and  files  a  Form  211  with  NASD  Regulation,  In. c The  OTC  Bulletin  Board  differs  substantially  from

national    and    regional    stock    exchanges    because    it    (1)    operates    through    communication    of    bids,    offers    and

confirmations  between  broker-dealers,  rather  than  one  centralized  market  or  exchange;  and,  (2)  securities  admitted to  quotation  are  offered  by  one  or  morebroker-dealers  rather  than  “specialists”  which  operate  in  stock  exchanges.

There  is  currently  no   market  for  our  shares  of  common  sto. ckThere  can  be  no  assurance  that  a   market  for  our

common stock  will  be  established  or  that,  if established,  such  market will  be  sustained.   Therefore,  purchasers of our

shares  registered  hereunder  may  be  unable  to  sell  their  securities,  because  there  may  not  be  a  public  market  for  our

securities.   As  a  result,  you  may  find  it  more  difficult  to  dispose  of,  or  obtain  accurate  quotes  of  our  common  stoc.k

Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

This  Offering  relates  to  the  sale  of  up  to5,000,000  Shares  at  the  estimated  Offering  price  of  $1.00  per  has  re  in  a

“best-efforts”  direct  public  offering,  without  any  involvement  of  underwriter.s  The  Shares  will  be  offered  and  sold by  our  officers,  directors,  and/or  employee.s  None  of  these  persons  will  receive  a  sales  commission  or  any  other

form     of     compensation     for     this     Offeri.ng  Investors     will     be     solicited     primarily     through     personal     contact,

although email  and  direct  mailings  may  also  be  utilized.   In  addition,  investor  meetings  may  be  scheduledto  present the investment in a group setting.

In connection with  their  efforts,  our  officers,  directors  and  employees  will  rely on the safe  harbor  provisions  of  Rule

3a4-1    of    the    Securities    Exchange    Act    of    1934.      R3a4ul-e1    provides    an    exemption    from    the    broker/dealer

registration  requirements  of  the  Securities  Exchange  Act  of  1934  for  persons  associated  with  an  issuerif  they  meet

certain requirements.   No  one  has  made  any commitment  to  purchase  any or  all  of the  Shares being offered.  Rather,

our  directors,  officers,  and/or  employees  will  use  their  best  efforts  tofind  purchasers  for  the  Share.s  We  are  not

required  to  sell  any  minimum  number  of  Shares  in  this  Offering.   Funds  received  from  investors  will  not  be  placed

in  an  escrow,  trust,  or  similar  account.   Instead,  all  cleared  funds  will  be  immediately  available  to  us  following  their

deposit  into  our  bank  account,  and  there  will  be  no  refunds  once  a  subscription  for  Shareiss  accepted.   We  cannot

predict how many Shares, if any, will be sold.

We will bear any expenses of this offering, which we estimate to be $75,000.

We  also  may  retain  an  underwriter  to  assist  us  or  to  supplant  our  selling  efforts  in  the  Offering.   At  this time,  we  do

not  have  any  binding  commitments,  agreements,  or  understandings  with  any  potential  underwrit.erIf  we  elect  to utilize  an  underwriter,  we  will  amend  this  Prospectu.s  We  have  prepared  this  prospectus  as  if  we  are  not  using  an underwriter  to  assist  us  with  this  Offering.To  the  extent  that  we  are  able  to  sell  the  Shares  directly  through  our officers,  directors,  and  employees, the  net  proceeds  received  from  this  Offering  will  be  correspondingly  higher  than if we engage an underwriter.

This  Offering   will  terminatewhen the   Offering  is   fully  subscribed  or   we  decide  to  close  the  Offer.ingIn   either

event,  the  Offering  may  be  cloesd  without  further  notice  to  you. All  costs  associated  with  the  registration  will  be borne by us.

We  have  not  authorized  any  person  to  give  any  information  or  to  make  any  representations  in  connection  with  this

Offering  other  than  those  contained  in  thisprospectus  and  if  given  or  made,  that  information  or  representation  must

not  be  relied  on  as  having  been  authorized  by  us.   This  prospectus  is  not  an  offer  to  sell  or  a  solicitation  of  an  offer to  buy  any  of  the  securities  to  any  person  in  any  jurisdictionin  which  that  offer  or  solicitation  is  unlawful.  Neither the  delivery  of  this  prospectus  nor  any  sale  hereunder  shall  under  any  circumstances,  create  any  implication  that  the

information  in  this  prospectus  is  correct  as  of  any  date  later  than  the  date thofis  prospectus.   Purchasers  of  share

either  in  this  Offering  or  in  any  subsequent  trading  market  that  may  develop  must  be  residents  of  states  in  which  the

securities  are  registered  or  exempt  from  registration.   Some  of  the  exemptions  are  self-executing,  that  is  to  say  that

there   are   no   notice   or   filing   requirements,   and   compliance   with   the   conditions   of   the   exemption   renders   the

exemption applicable.

Prior to  the  date  of this prospectus,  there  has been  no  trading  market  for  our  Common Stock.   We  hope  our shares  of

Common  Stock  will  be  quoted  for  trading  on  the  OTCBB.   Until  an  active  and  steady  trading  market  develops  for our  Common  Stock,  the  price  at  which  shares  of  our  Common  Stock  may  trade  may  fluctuate  significant.lyPrices for  our  Common  Stock  will be  determined  in  the  marketplace  and  may  be  influenced  by  many  factors,  including  the

depth   and   liquidity   of   the   market   for   our   shares,   developments   affecting   our   businesses   generally,   including   the

impact   of   the   factors   referred   to   in   “RISK   FACTORS”   above,   investor   perception   of   the   Company,   and   general

economic  and  market  conditions.   No  assurances  can  be  given  that  an  orderly  or  liquid  market  will  ever  develop  for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares  of  Common  Stock  sold  in  this  Offering  will  be  freely  transferable,  except  for  shares  of  our  Common  Stock

received by persons  who  may be deemed  “affiliates”  of the  Company under the Securities  Act.   Persons  who  may be

deemed  affiliates  of   the   Company   generally   include   individuals   or   entities   that   control,   are   controlled   by   or   are

under  common  control  with  us,  and  may  include  our  senior  officers  and  directors,  as  well  as  principal  stockholder.s

Persons   who   are   affiliates   will   be   permitted   to   sell   their   shares   of   Common   Stock   only   pursuant   to   an   effective

registration  statement  under  the  Securities  Act  or  an  exemption  from  the  registration  requirements  of  the  Securities

Act,  such  as  the  exemption  afforded  by  Section  4(1)  of  the  SecuritiesAct  or  Rule  144  adopted  under  the  Securities

Act.

Penny Stock Regulations

Our  Common  Stock  is  considered   a  “penny  stock”  as  defined  by  Section  3(a)(51)  and  Rule  -31a5(g)1  under   the

Securities Exchange Act of 1934 because we do not have:

•      Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and

•      Average revenue of at least $6,000,000 for the last three years.

For  any  transaction  involving  a  penny  stock,  unless  exempt,  the  penny  stock  rules  require  thatroakerb   or  dealer

approve  a  person’s  account  for  transactions  in  penny  stocks  and  the  broker  or  dealer  receive  from  the  investor  a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In  order  to  approve  a  person’s  account  for  transactions  in  penny  stocks,  the  broker  or  dealer  must  obtain  financial information  and  investment  experience  and  objectives  of  the  person  and  make  a  reasonable  determination  that  the transactions  in  penny  stocks  are  suitablefor  that  person  and  that  person  has  sufficient  knowledge  and  experience  in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The  broker  or  dealer  must  also  deliver,  prior  to  any  transaction  in  a  penny  stock,  a  disclousre  schedule  prepared  by the  SEC  relating  to  the  penny  stock  market,  which,  in  highlight  form,  sets  forth  the  basis  on  which  the  broker  or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure  also  has  to  be  made  about  the  risks  of  investing  in  penny  stock  in  both  public  offerings  and  in  secondary trading  and commission’s  payable  to  both  the  broker-dealer  and  the  registered  representative,  currentquotations  for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally,   monthly   statements   have   to   be   sent   disclosing   recent   price   information   for   the   penny   stock   held   in   the

account  and  information  on  the  limited  market  in  penny  stock. s The  above-referenced  requirements  may  create  a

lack   of   liquidity,   making   trading   difficult   or   impossible,   and   accordingly,   shareholders   may   find   it  d ifficult   to

dispose of our shares.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated

by  various  states and  foreign jurisdictions,  commonly referred  to  as  “Blue  Sky”  laws.   Absent  compliance  with  such

individual  state  laws,  our  Common  Stock  may  not  be  traded  in  such  jurisdictions.   Because  the  securities  registered

hereunder  have  not  been  registered  for  resale  under  the  blue  sky  laws  of  any  state,  the  holders  of  such  shares  and persons  who  desire  to  purchase  them  inany  trading  market  that  might  develop  in  the  future,  should  be  aware  that

there   may   be   significant   state   blu-esky   law   restrictions   upon   the   ability   of   investors   to   sell   the   securities   and   of

purchasers   to   purchase   the   securities.    Accordingly,  investors  may  not  be   able   to   liquidate   their   investments  and

should be prepared to hold the Common Stock for an indefinite  period.

We  are  not  currently  listed  in  Standard  and  Poor's  Corporation  Records,  a  nationally  recognized  securities  manual,

which  would  provide  uswith  “manual”  exemptions  in  38  states  as  indicated  in  1  Blue  Sky  L.  Rep.  (CCH)  2401

(2008),  entitled  “Standard  Manuals  Exemptions.”   We  intend  to  obtain  a  listing  in  Standard  and  Poor's  Corporation

Records and intend to do so as soon as possible.

Thirty-eight  states  have  what  is  commonly  referred  to  as  a  “manual  exemption”  for  secondary  trading  of  securities

purchased under this registration statement.   In these states, so long as we obtain and maintain a Standard and Poor’s

Corporate  Records  listing  or  another  acceptable  manual,  secondary  trading  of  our  Common  Stock  can  occur  without

any   filing,   review   or   approval   by   state   regulatory   authorities   in   these   s.tateTshese   states are  Alaska,   Arizona,

Arkansas,   Colorado,   Connecticut,   Delaware,   Florida,   Hawaii,   Idaho,   Indiana,   Iowa,   Kansas,   Maine,   Maryland,

Massachusetts,   Michigan,   Minnesota,   Mississippi,   Missouri,   Montana,   Nebraska,   Nevada,   New   Hampshire,   New

Jersey,  New  Mexico,  North  Carolina,  North  Dakota,  Ohio,  Oklahoma,  Oregon,  Rhode  Island,  South  Carolina,South

Dakota,  Texas,  Utah,  Vermont,  Washington,  West  Virginia,  Wisconsin,  and  WyomingI.n  most  instances,  under

current  state  rules,  secondary trading can occur  in these  states  without  further  action.   However,  no  assurance  can be

given  that  such  rules  will  not  change  in  the  future  or  that  a  specific  secondary  trading  transaction  will  qualify  for  a manual exemption.

We  may  not  be  able  to  qualify  securities  for  resale  in  other  states,  which  require  shares  to  be  qualified  before  they can be resold by our shareholders.

Procedures for Subscribing to Shares Offered by the Company

If  you  decide  to  subscribe  for  any  shares  in  this  Offering,  you  are  required  to  execute  a  Subscription  Agreement  and tender  it,  together  with  a  ch eck  or  certified  funds  to  usA.  ll  checks  for  subscriptions  should  be  made  payable  to

Dream Homes Limited.

OTC Bulletin Board Considerations

To  be  quoted  on  the  OTC  Bulletin  Board,  a  market  maker  must  file  an  application  on  our  behalf  in  order  to  make  a

market  for  our  common  stock.   We  have  engaged  in  preliminary  discussions  with  a  FINRA  Market  Maker  and  they

have  tentatively   agreed   to file   our   application   on   Form   211  w ith   FINRA,   and   FINRwAill   process such   listing,

pending   the   effectiveness   of   the   registration   statement   of   which   thprisospectus   forms   a   par.t   Based   upon   our

counsel’s   prior   experience,   we   anticipate   that   after   this   registration   statement   is   declared   effective,   it   will   take

approximately 2 - 8 weeks for the FINRA to issue a trading symbol.

The   OTC   Bulletin   Board   is   searpate   and   distinct   from   the   NASDAQ   stock   mark. etNASDAQ   has   no   business

relationship  with  issuers  of  securities  quoted  on  the  OTC  Bulletin  Boa.rdThe  SEC’s  order  handling  rules,  which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although  the  NASDAQ  stock  market  has  rigorous  listing  standards  to  ensure  the  high  quality  of  its  issuers,  and  can delist  issuers  for  not  meeting  those  standards,  the  OTC  Bulletin  Board  has  no  listing  standard.s Rather,  the  market

maker  chooses   to   quote   a   security   on   the   system,   files   the   application,   and   is   obligated   to   comply   with   keeping

information  about  the  issuer  in  its  files.   FINRA  cannot  deny  an  application  by  a  market  maker  to  quote  the  stock  of

a  company.   The  only  requirement  for  inclusion  in  the  bulletin  board  is  that  the  issuer  be  current  in  its  reporting requirements with the SEC.

Although  we  anticipate  listing  on  the  OTC  Bulletin  board  will  increase  liquidity  for  our  stock,  investors  may  have

greater   difficulty   ingetting   orders   filled   because   it  is   anticipated   that   if   our   stock   trades   on   a   public   market,   it

initially  will  trade  on  the  OTC  Bulletin  Board  rather  than  on  NASDAQ.   Investors’  orders  may  be  filled  at  a  price

much different than expected  when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin  board  transactions  are  conducted  almost  entirely  manuall.y Because  there  are  no  automated  systems  for

negotiating  trades  on  the  bulletin  board,  they  are  conductedvia  telephone.   In  times  of  heavy  market  volume,  the

limitations   of   this   process   may   result   in   a   significant   increase   in   the   time   it  ta kes   to   execute   investo. r   orders

Therefore,  when  investors  place  market  orders-  an  order  to  buy  or  sell  a  specific  number  of  shares  at  the  current market  price -  it  is  possible  for  the  price  of  a  stock  to  go  up  or  down  significantly  during  the  lapse  of  time  between placing a market order and getting execution.

Because  bulletin   board   stocks  are  usually  not   followed  by  anysalts,   there   may  be   lower   trading   volume   than   for

NASDAQ-listed securities.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Dieterich & Associates,  Los  Angeles, California.

OUR TRADING SYMBOL

The Common Stock of Dream Homes does not have a trading symbol at this time.

As of September 30, 2011, there were 56 shareholders of record for the Company’s 15,350,000 shares of outstanding common stock.

EXPERTS

The  financial  statements  as  of  and  for  the  years  endedDecember  31,  2009  a nd  2010,  included  in  this  prospectus have  been audited  by LGG  & Associates, P.C.,  with an address of 305 Suwanee East Drive,  Lawrenceville,  Georgia,

30043,  an  independent  registered  certified  public  accounting  firm,  as  stated  in  their  report  appearing  herei.n  Such financial  statements  have  been  so  included  in  relianceupon  the  report  of  such  firm  given  upon  their  authority  as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Upon   effectiveness   of   this   registration   statement,   we   will   commence   filing   reports,   proxy   statements   and   other

information  with  the  Securities  and  Exchange  Commission.  You  may  read  and  copy  any  report,  proxy  statement  or other  information  we  file  with  the  Commission  at  the  Public  Reference  Room  at  100  F  Street,  N.E.,  Washington,

D.C.    20549.    You    may    obtain    information    on   t  he    operation    of    the    Public    Reference    Room    by    calling    the

Commission  at  1-800-SEC-0330.   In  addition, once  this  offering  goes   “effective”   we   will  become  subject  to   the

information and reporting requirements of the Exchange Act, and  we will file electronic versions of these documents

on   the   Commission's   Electronic   Data   Gathering   Analysis   and   Retrieval,   or   EDGAR,   Sys.temThe   Commission

maintains  a  website  at  http://www.sec.gov  that  contains  reports,  proxy  statements  and  other  information  filed  with the Commission.

We  have  filed  a  registration  statement  on  Form -S1  with  the  Commission  to  register  shares  of  our  common  stoc.k

This  prospectus  is  part  of  that  registration  statement  and  as  permitted  by  the  Commission’s  rules,  does  not  contain

all   of   the   information   setforth   in   the   registration   statement. For   further   information   with   respect   to   us,   or   our

common  stock,   you   may  refer   to   the  registration  statement   and   to   the   exhibits  and   schedules  filed   as  part  of  the

registration  statement.   You  can  review  a  copy  of  theregistration  statement  and  its  exhibits  and  schedules  at  the public  reference  room  maintained  by  the  Commission,  and  on  the  Commission's  web  site,  as  described  above.You should  note  that  statements  contained  in  this  prospectus  that  refer  to  the  contentsof  any  contract  or  other  document

are   not   necessarily   complete.  Such   statements   are   qualified   by   reference   to   the   copy   of   such   contract   or   other

document filed as an exhibit to the registration statement.

DREAM HOMES LIMITED

INDEX TO FINANCIAL STATEMENTS

Balance Sheets

Statements of Operations

Statements of Changes in Stockholders’ Equity

Statements of Cash Flow

Notes to the Financial Statements

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE AUDITED FINANCIAL STATEMENTS

To the Stockholders and Board of Directors

DREAM HOMES LIMITED

Forked River, New Jersey

In  accordance  with  the  terms  and  objectives  of  our  engagement,  we  have  audited  the  accompanying  balance  sheets of  DREAM  HOMES  LIMITED  (A  Development  StageEnterprise)  as  of  December  31,  2010,  2009,  and  2008,  and

the   related   statements   of   operations   and   cash   flows   for   the   years   ended   December   31,   2010  a nd   2009   and   from

inception  (January  29,  2008)  through  December  31,  2010  and2009,  and  the  statement  of  changes  in  stockholders’

equity  from inception  (January  29,  2008)  through  December  31,  2010.   DREAM  HOMES  LIMITED’s management

is    responsible    for    these    financial    statements.      O  ur    responsibility    is    to    express    an    opinion    on    these    financial

statements based on our audits.

We   conducted   our   audits   in   accordance   with   the   standards   of   the   Public   Company   Accounting   Oversight   Board

(United  States).   Those  standards  require  that  we  plan  our  audits  to  obtain  reasonable  assurance  about  whether  the

financial  statements  are free  of  material  misstatements.   DREAM  HOMES  LIMITED  is  not  required,  at  this  time  to

have,  nor  were  we  engaged  to  perform,  an  audit  of  its  internal  control  over  financial  reporting.   Our  audit  included

consideration    of    internal    control    over    financial  orrteping    as    a    basis    for    designing    audit    procedures    that    are

appropriate  in  the  circumstances,  but  notfor  the  purpose  of expressing  an  opinion  on  the  effectiveness  of  DREAM

HOMES LIMITED’s internal control over financial reporting.  Accordingly, we do not express such an opinion.

An  audit  also  includes  examining,  on  a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in  the  financial statements,  assessing  the  accounting  principles  used  and  significant  estimates  made  by  the  management  of  DREAM

HOMES  LIMITED  as  well  as  evaluating  the  overall  financial  statement  presentation.    W e  believe  that  our  audits

provide a reasonable basis for our opinion.

In  our  opinion,  the  financial  statements  referred  to  in  the  first  paragraph  of  this  report  present  fairlyin,  all  material

respects,   the   financial   position   of   DREAM   HOMES   LIMITED   at   December   31,   2010,   2009,   and   2008,   and   the

results    of    its    operations    and    its    cash    flows    for    the    years    ended    December    31,    2010    and    2009,    and    from

inception(January  29,  2008)  through December  31, 2010  and  2009,  and  the  changes  in  stockholders’  equity  from

inception   (January 29,   2008)   through   December   31,   2010   in   conformity   with   accounting   principles   generally

accepted in the United States of America.

The   accompanying   financial   statements   have   been   prepared   and   are   presented   assuming   that   DREAM   HOMES

LIMITED  will  continue  as  a  going  concern.   As  discussed  in  the  notes  to  the  financial  statements  and  elsewhere  in

this   Form   S-1,   DREAM   HOMES   LIMITED   has   incurred   cash   and   significant   n-coansh   operating   losses   for   the

years  ended  December  31,  2010  and  2009,  and  from  inception  (January  29,  200)8through  December  31,  2010  and

2009, has  no  revenue  from  the  sale  of  homes,  and  has  not  commenced  planned  principal  business  operations.   There

is  no assurance  that  DREAM  HOMES  LIMITED  can  reverse  its  operating  losses,  or  that  it  can  raise  additional  debt or equity capital to allow it to  proceed with its planned future operations.

These  factors,  among  others,  raise  substantial  doubt  about  DREAM  HOMES  LIMITED’s  ability  to  continue  as  a

going  concern.   DREAM  HOMES  LIMITED’s  management  plans  regarding  these  matters  are  disclosed  in  the  notes

to    the    financial    statements    and    elsewhere    in    this    For-m1.    S T  hese    financial    statements    do    not    include    any

adjustments   related   to   the   recoverability   of   recorded   asset   values   that   might   be   necessary   from   an   unfavorable

resolution of this significant uncertainty.

/s/ LGG  & Associates, PC

LGG  & Associates, PC

Certified Public Accountants and

     Management  Consultants

Lawrenceville, Georgia

Friday, April 15, 2011

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

ON THE UNAUDITED FINANCIAL STATEMENTS AND INFORMATION

 To the Stockholders and Board of Directors

 DREAM HOMES LIMITED

 Forked River, New Jersey

 In accordance  with  the  terms  and  objectives  of our  engagement,  we  have  reviewed  the  accompanying balance  sheets

 of  DREAM  HOMES  LIMITED  (A  Development  Stage  Enterprise)  as  oSfeptember  30,   2011  and  2010,  and  the

 related   statements   of   operations   for   thenine    months  then  ended    ,   from   inception   (January   29,   2008)   through

 September  30,  2011  and  2010,  and  for  the  three  months  ended  September  30,  June  30,  and  March  31,  2011  and

 2010,  and  the  related  statement  of  changes  in  stockholders’  equity  for  the  nine  months  ended  September  30,  2011 and  2010,  and  from  inception  (January  29,  2008)  through  September  30,  2011,  and  the  related  statements  of  cash

 flows   for   the   nine    months   ended   September   30,   2011  a nd   2010,   from   inception   (January   29,   2008)   through

 September  30,  2011  and  2010,  for  the  three  months  ended  September  30,  June  30,  and  March  31,  2011  and  2010.

 These financial statements are the responsibility of DREAM HOMES LIMITED’s management.

 We  conducted  our  reviews  in  accordance  with  the  standards  of  the  Pubcli Company  Accounting  Oversight  Board

 (United  States).   A review of interim  financial  statements  and information  consists principally of applying analytical

 procedures  and  making  inquiries  of  persons  responsible  for  financial  and  accounting  matters.   A  review  (as  defined

 by  the  Public  Company  Accounting  Oversight  Board  (United  States))  is  substantially  less  in  scope  than  an  audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the

 objective  of  which  is  the  expression  of  an  opinion  regarding  the  financial  statements  taken  as  a  whole.   Accordingly,

 we do not express such an opinion.

 Based   on   our   reviesw,   we   are   not   aware   of   any   material   modifications   that   should   be   made   to   the   financial

 statements  referred  to  in  the  first  paragraph  of  this  report  for  them  to  be  in  conformity  with  accounting  principles generally accepted in the United States of America.

 We  audited  the  accompanying balance  sheets as  of  December  31,  2010,  2009,  and  2008,  and  the  relatedstatements of  operations  and  cash  flows  for  the  years  ended  December  31,  2010  and  2009,  and  from  inception  (January  29,

 2008)  through  December  31,  2010  and2009,  and  the  statement  of  changes  in  stockholders’  equity  from  inception

 (January  29,   2008)  through  December  31,  2010,  and  we   expressed  an  unqualified  opinion  on  them  in  our  report dated Friday, April 15, 2011.  We have not performed any auditing procedures since that date.

 The  accompanying reviewed  financial  statements  assume  that  DREAM  HOMES  LIMITED  will  continue  as  a  going

 concern.    As  discussed  in  the  notes  to  the  financial  statements  and  elsewhere  in  this  Form-1,SDREAM  HOMES

 LIMITED  has   incurred   cash   and   significant   no-ncash  operating  losses   for   the nine   months ended  September  30,

 2011  and  2010,  and  from  inception  (January  29,  2008)  through  September  30,  2011  and  2010,  has  no  revenue  from

 the  sale   of homes,   and   has   not   commenced   planned   principal   business   operations.     T here   is   no   assurance   that

 DREAM  HOMES  LIMITED  can  reverse  its  operating  losses,  or  that  it  can  raise  additional  debt  or  equity  capital  to allow it to proceed  with its planned  future operations.

 These  factors,  among  others,  raise  substantial  doubt  about  DREAM  HOMES  LIMITED’s  ability  to  continue  as  a

 going  concern.   DREAM  HOMES  LIMITED’s  management  plans  regarding  these  matters  are  disclosed  in  the  notes

 to  the  financial  statements  and  elsewhere  in  this  Form -S1.    These  interim  financial  statements  do  not  include  any

 adjustments   related   to   the   recoverability   of   recorded   asset   values   that   might   be   necessary   from   an   unfavorable

 resolution of this significant uncertainty.

/s/ LGG  & Associates, PC

LGG  & Associates, PC

 Certified Public Accountants and

     Management  Consultants

 Lawrenceville, Georgia

 Thursday, December 15, 2011

DREAM HOMES LIMITED

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Balance Sheets

September 30, 2011 and 2010 (unaudited) and

December 31, 2010, 2009, and 2008

September 30,

December 31,

ASSETS

2011

2010

2010

2009

2008

Cash and cash equivalents

$

-

$

36

$

485

$

651

$       313,662

Property held for development

414,765

414,765

414,765

414,765

226,858

Due from related parties

84,986

227,557

84,986

217,581

181,926

Miscellaneous receivables

-

-

-

4,970

-

Office equipment, net

992

1,100

1,000

1,400

1,800

Total assets

$

500,743

$

643,458

$

501,236

$

639,367

$       724,246

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

Note payable, including accrued interest

$

95,467

$

89,067

$

90,667

$

84,267

$

81,067

Due to related parties

52,844

150,100

27,344

136,494

136,000

Accounts payable

44,908

14,000

14,000

14,500

21,500

Total liabilities

193,219

253,167

132,011

235,261

238,567

Stockholders' equity:

Preferred stock; $.001 par value; 5,000,000 shares

authorized; none issued or outstanding

-

-

-

-

-

Common stock; $.001 par value; 100,000,000 shares

authorized; 15,252,010, 15,252,010, 15,252,010,

14,427,010, and 12,759,394, issued and

outstanding, respectively

Par value common stock:

Paid-in

10,498

10,498

10,498

10,498

10,498

Consulting services or property

4,754

4,754

4,754

3,929

2,261

Total par value common stock

15,252

15,252

15,252

14,427

12,759

Capital in excess of par value:

Paid-in

497,396

497,396

497,396

497,396

497,396

Consulting services or property

2,751,362

2,751,362

2,751,362

1,927,187

261,239

Total capital in excess of par value

3,248,758

3,248,758

3,248,758

2,424,583

758,635

Total capitalization

3,264,010

3,264,010

3,264,010

2,439,010

771,394

Accumulated deficit during the development stage

(2,956,486)

(2,873,719)

(2,894,785)

(2,034,904)

(285,715)

Net stockholders' equity

307,524

390,291

369,225

404,106

485,679

Total liabilities and stockholders' equity

$

500,743

$

643,458

$

501,236

$

639,367

$       724,246

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Operations

Years Ended December 31, 2010 and 2009, and from

Inception (January 29, 2008) through December 31, 2010 and 2009

From Inception (January 29, 2008)

Years Ended December 31,

through December 31,

2010

2009

2010

2009

Revenue from the sale of homes

$

-

$

-

$

-

$

-

Cost of homes sold

-

-

-

-

Gross profit from sale of homes

-

-

-

-

Operating Expenses:

Common stock issued for consulting services

825,000

1,667,616

2,754,116

1,929,116

Professional fees accrued or paid with cash

9,090

28,600

91,317

82,227

Selling, general, and administrative

276

7,243

8,005

7,729

Rent

12,000

12,000

35,000

23,000

Depreciation

400

400

1,000

600

Total operating expenses

846,766

1,715,859

2,889,438

2,042,672

Loss from operations

(846,766)

(1,715,859)

(2,889,438)

(2,042,672)

Other income and (deductions):

Gain on forgiveness of related party debt

125,000

-

125,000

-

Loss on write-off of related party note receivable

(141,715)

-

(141,715)

-

Losses from write-off of failed opportunities

-

(50,180)

(50,180)

(50,180)

Gains from write-off of failed opportunities

-

13,250

50,550

50,550

Interest income

10,000

10,000

28,065

18,065

Interest expense

(6,400)

(6,400)

(17,067)

(10,667)

Net loss

$

(859,881)      $      (1,749,189)      $      (2,894,785)      $

(2,034,904)

Weighted average common shares outstanding

14,146,138

13,593,202

14,146,138

13,593,202

Basic and diluted loss per common share

$

(0.0608)      $

(0.1287)      $

(0.2046)      $

(0.1497)

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Operations

Nine Months Ended September 30, 2011 and 2010 (unaudited), and from

Inception (January 29, 2008) through September 30, 2011 and 2010 (unaudited)

Nine Months Ended

From Inception (January 29, 2008)

September  30,

through September 30,

2011

2010

2011

2010

Revenue from the sale of homes

$

-

$

-

$

-

$

-

Cost of homes sold

-

-

-

-

Gross profit from sale of homes

-

-

-

-

Operating Expenses:

Common stock issued for consulting services

-

825,000

2,754,116

2,754,116

Professional fees accrued or paid with cash

47,238

7,000

138,556

89,227

Selling, general, and administrative

363

215

8,367

7,944

Rent

9,000

9,000

44,000

32,000

Depreciation

300

300

1,300

900

Total operating expenses

56,901

841,515

2,946,339

2,884,187

Loss from operations

(56,901)

(841,515)

(2,946,339)

(2,884,187)

Other income (deductions):

Gain on forgiveness of related party debt

-

-

125,000

-

Loss on write-off of related party note receivable

-

-

(141,715)

-

Losses from write-off of failed opportunities

-

-

(50,180)

(50,180)

Gains from write-off of failed opportunities

-

-

50,550

50,550

Interest income

-

7,500

28,065

25,565

Interest expense

(4,800)

(4,800)

(21,867)

(15,467)

Net loss

$

(61,701)      $

(838,815)      $      (2,956,486)      $      (2,873,719)

Weighted average common shares outstanding

15,252,010

15,252,010

14,146,138

13,593,202

Basic and diluted loss per common share

$

(0.0040)      $

(0.0550)      $

(0.2090)      $

(0.2114)

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Operations

Three Months Ended September 30, June 30, and March 31, 2011 and 2010 (unaudited)

Three Months Ended

September 30,

June 30,

March 31,

2011

2010

2011

2010

2011

2010

Revenue from the sale of homes

$

-

$

-

$

-

$

-

$

-

$

-

Cost of homes sold

-

-

-

-

-

-

Gross profit from sale of homes

-

-

-

-

-

-

Operating Expenses:

Common stock issued for consulting services

-

-

-

-

-

825,000

Professional fees accrued or paid with cash

14,484

7,000

30,255

-

2,500

-

Selling, general, and administrative

132

61

132

61

97

93

Rent

3,000

3,000

3,000

3,000

3,000

3,000

Depreciation

100

100

100

100

100

100

Total operating expenses

17,716

10,161

33,487

3,161

5,697

828,193

Loss from operations

(17,716)

(10,161)

(33,487)

(3,161)

(5,697)

(828,193)

Other income (deductions):

Gain on forgiveness of related party debt

-

-

-

-

-

-

Loss on write-off of related party note receivable

-

-

-

-

-

-

Losses from write-off of failed opportunities

-

-

-

-

-

-

Gains from write-off of failed opportunities

-

-

-

-

-

-

Interest income

-

2,500

-

2,500

-

2,500

Interest expense

(1,600)

(1,600)

(1,600)

(1,600)

(1,600)

(1,600)

Net loss

$

(19,316)      $

(9,261)      $

(35,087)      $

(2,261)      $

(7,297)      $     (827,293)

Weighted average common shares outstanding

15,252,010

15,252,010

15,252,010

15,252,010

15,252,010

15,252,010

Basic and diluted loss per common share

$

(0.0013)      $

(0.0006)      $

(0.0023)      $

(0.0001)      $

(0.0005)      $

(0.0542)

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statement of Changes in Stockholders' Equity

Nine Months Ended September 30, 2011 and 2010 (unaudited), and from Inception (January 29, 2008) through September 30, 2011 (unaudited)

Deficit

Accumulated

Capital in

During the

Par Value Common Stock

Excess of

Development

Shares

Amount

Par Value

Stage

Total

Issuance of common stock to Vincent Simonelli for cash

10,000,000

$

10,000

$

-

$

-

$

10,000

Issuance of common stock to Vincent Simonelli for office equipment

2,000,000

2,000

-

-

2,000

Issuance of common stock to unrelated third parties for cash

497,894

498

497,396

-

497,894

Issuance of common stock for consulting services

261,500

261

261,239

-

261,500

Net loss from inception (January 29, 2008) through December 31, 2008

-

-

-

(285,715)

(285,715)

Balance, December 31, 2008

12,759,394

12,759

758,635

(285,715)

485,679

Issuance of common stock for consulting services

1,667,616

1,668

1,665,948

-

1,667,616

Net loss for the year ended December 31, 2009

-

-

-

(1,749,189)

(1,749,189)

Balance, December 31, 2009

14,427,010

14,427

2,424,583

(2,034,904)

404,106

Issuance of common stock for consulting services

825,000

825

824,175

-

825,000

Net loss for the nine months ended September 30, 2010

-

-

-

(838,815)

(838,815)

Balance, September 30, 2010

15,252,010

15,252

3,248,758

(2,873,719)

390,291

Net loss for the three months ended December 31, 2010

-

-

-

(21,066)

(21,066)

Balance, December 31, 2010

15,252,010

15,252

3,248,758

(2,894,785)

369,225

Net loss for the nine months ended September 30, 2011

-

-

-

(61,701)

(61,701)

Balance, September 30, 2011

15,252,010

$

15,252

$     3,248,758

$     (2,956,486)      $

307,524

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Cash Flows

Years Ended December 31, 2010 and 2009, and from

Inception (January 29, 2008) through December 31, 2010 and 2009

From Inception (January 29, 2008)

Years Ended December 31,

through December 31,

2010

2009

2010

2009

Cash flows from operating activities:

Net loss

$

(859,881)      $      (1,749,189)      $       (2,894,785)      $       (2,034,904)

Adjustments for non-cash and non-operating items:

Common stock issued for consulting services

825,000

1,667,616

2,754,116

1,929,116

Gain on forgiveness of related party debt

(125,000)

-

(125,000)

-

Loss on write-off of related party note receivable

141,715

-

141,715

-

Interest income

(3,650)

(7,500)

(16,715)

(13,065)

Interest expense

6,400

3,200

10,666

4,266

Depreciation

400

400

1,000

600

Rent

12,000

-

19,644

11,000

Accounts payable

(500)

(7,000)

14,000

14,500

Net cash flows from operating activities

(3,516)

(92,473)

(95,359)

(88,487)

Cash flows from investing activities:

Miscellaneous receivables

4,970

(4,970)

-

(4,970)

Property held for development

-

(187,906)

(414,765)

(414,765)

Inter-company advances - Due from related parties:

Note receivable - Foxmoor at Absecon, LLC

-

-

(125,000)

(125,000)

Foxmoor at Hamilton, LLC

(2,000)

-

(2,000)

-

Foxmoor at Galloway Corp

(3,850)

494

-

494

Foxmoor at Little Egg Harbor, LLC

-

(6,500)

(6,500)

(6,500)

Covered Bridge Sports Plex Corp

-

(13,836)

(13,835)

(13,835)

Foxmoor at Newfield, LLC

-

(5,500)

(5,500)

(5,500)

VCS Holdings, LLC

(3,470)

(2,320)

(57,150)

(53,680)

Net cash flows from investing activities

(4,350)

(220,538)

(624,750)

(623,756)

Cash flows from financing activities:

Common stock issued for cash

-

-

507,894

507,894

Issued convertible debenture note payable

-

-

80,000

80,000

Inter-company advances - Due to related parties:

Note payable - VCS Holdings, LLC

-

-

125,000

125,000

General Property Investments, LLC

5,600

-

5,600

-

Foxmoor at Twin Lakes, LLC

2,100

-

2,100

-

Net cash flows from financing activities

7,700

-

720,594

712,894

Net change in cash and cash equivalents

(166)

(313,011)

485

651

Beginning cash and cash equivalents

651

313,662

-

-

Ending cash and cash equivalents

$

485

$

651

$

485

$

651

Cash expended for interest expense

$

-

$

3,200

$

6,400

$

6,400

Non-cash property acquistion

$

-

$

-

$

2,000

$

2,000

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Cash Flows

Nine Months Ended September 30, 2011 and 2010 (unaudited), and from Inception (January 29, 2008) through September 30, 2011 and 2010 (unaudited)

Nine Months Ended

From Inception (January 29, 2008)

September 30,

through September 30,

2011

2010

2011

2010

Cash flows from operating activities:

Net loss

$

(61,701)      $

(838,815)      $      (2,956,486)      $       (2,873,719)

Adjustments for non-cash and non-operating items:

Common stock issued for consulting services

-

825,000

2,754,116

2,754,116

Gain on forgiveness of related party debt

-

-

(125,000)

-

Loss on write-off of related party note receivable

-

-

141,715

-

Interest income

-

(7,500)

(16,715)

(20,565)

Interest expense

4,800

4,800

15,466

9,066

Depreciation

300

300

1,300

900

Rent

9,000

9,000

28,644

20,000

Accounts payable

30,908

(500)

44,908

14,000

Net cash flows from operating activities

(16,693)

(7,715)

(112,052)

(96,202)

Cash flows from investing activities:

Miscellaneous receivables

-

4,970

-

-

Property held for development

-

-

(414,765)

(414,765)

Office equipment

(292)

-

(292)

-

Inter-company advances - Due from related parties:

Note receivable - Foxmoor at Absecon, LLC

-

6,350

(125,000)

(118,650)

Foxmoor at Hamilton, LLC

-

(2,000)

(2,000)

(2,000)

Foxmoor at  Galloway Corp

-

(3,850)

-

(3,356)

Foxmoor at  Little Egg Harbor, LLC

-

-

(6,500)

(6,500)

Covered Bridge Sports Plex Corp

-

-

(13,835)

(13,835)

Foxmoor at  Newfield, LLC

-

-

(5,500)

(5,500)

VCS Holdings, LLC

-

(3,469)

(57,150)

(57,149)

Net cash flows from investing activities

(292)

2,001

(625,042)

(621,755)

Cash flows from financing activities:

Common stock issued for cash

-

-

507,894

507,894

Issued convertible debenture note payable

-

-

80,000

80,000

Inter-company advances - Due to related parties:

Note payable - VCS Holdings, LLC

-

-

125,000

125,000

General Property Investments, LLC

18,600

3,000

24,200

3,000

Foxmoor at Twin Lakes, Inc.

(2,100)

2,100

-

2,100

Net cash flows from financing activities

16,500

5,100

737,094

717,994

Net change in cash and cash equivalents

(485)

(614)

-

37

Beginning cash and cash equivalents

485

651

-

-

Ending cash and cash equivalents

$

-

$

37

$

-

$

37

Cash expended for interest expense

$

-

$

-

$

6,400

$

6,400

Non-cash property acquistion

$

-

$

-

$

2,000

$

2,000

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

Dream Homes Limited

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Statements of Cash Flows

Three Months Ended September 30, 2011 and 2010, June 30, 2011 and 2010, and March 31, 2011 and 2010 (unaudited)

Three Months Ended June 30,

September 30,

June 30,

March 31,

2011

2010

2011

2010

2011

2010

Cash flows from operating activities:

Net loss

$

(19,316)      $

(9,261)      $

(35,087)      $

(2,261)      $

(7,297)      $

(827,293)

Adjustments for non-cash and non-operating items:

Common stock issued for consulting services

-

-

-

-

-

825,000

Gain on forgiveness of related party debt

-

-

-

-

-

-

Loss on write-off of related party note receivable

-

-

-

-

-

-

Interest income

-

(2,500)

-

(2,500)

-

(250)

Interest expense

1,600

1,600

1,600

1,600

1,600

1,600

Depreciation

100

100

100

100

100

100

Rent

3,000

3,000

3,000

3,000

3,000

3,000

Accounts payable

9,360

-

21,255

-

1,792

(500)

Net cash flows from operating activities

(5,256)

(7,061)

(9,132)

(61)

(805)

1,657

Cash flows from investing activities:

Miscellaneous receivables

-

-

-

-

-

4,970

Property held for development

-

-

-

-

-

-

Office equipment

-

-

-

-

(292)

-

Inter-company advances - Due from related parties:

Note receivable - Foxmoor at Absecon, LLC

-

-

-

4,100

-

-

Foxmoor at Hamilton, LLC

-

-

-

-

-

(2,000)

Foxmoor at  Galloway Corp

-

-

-

(600)

-

(3,250)

Foxmoor at  Little Egg Harbor, LLC

-

-

-

-

-

-

Covered Bridge Sports Plex Corp

-

-

-

-

-

-

Foxmoor at  Newfield, LLC

-

-

-

-

-

-

VCS Holdings, LLC

-

-

-

(3,470)

-

-

Net cash flows from investing activities

-

-

-

30

(292)

(280)

Cash flows from financing activities:

Common stock issued for cash

-

-

-

-

-

-

Issued convertible debenture note payable

-

-

-

-

-

-

Inter-company advances - Due to related parties:

Note payable - VCS Holdings, LLC

-

-

-

-

-

-

General Property Investments, LLC

3,000

3,000

13,400

-

700

-

Foxmoor at Twin Lakes, Inc.

-

-

(2,100)

-

-

2,100

Net cash flows from financing activities

3,000

3,000

11,300

-

700

2,100

Net change in cash and cash equivalents

(2,256)

(4,061)

2,168

(31)

(397)

3,477

Beginning cash and cash equivalents

2,256

4,097

88

4,128

485

651

Ending cash and cash equivalents

$

-

$

36

$

2,256

$

4,097

$

88

$

4,128

Cash expended for interest expense

$

-

$

-

$

-

$

-

$

-

$

-

Non-cash property acquistion

$

-

$

-

$

-

$

-

$

-

$

-

See the accompanying notes to the financial statements and

the reports of independent certified public accountants.

DREAM HOMES LIMITED

(Formerly Foxmoor Holdings Corp)

(A Development Stage Enterprise)

Notes to the Financial Statements

Nine Months Ended September 30, 2011 and 2010 (unaudited), and for the Years Ended December 31, 2010 and 2009, from

Inception (January 29, 2008) through December 31, 2010 and 2009

1. Significant Accounting Policies

Dream  Homes  Limited  (formerly Foxmoor  Holdings  Corp),  (“Dream  Homes”),  isa  Nevada  corporation formed  on

January  29,  2008 with  105,000,000  shares  of  capital   stock  authorized  of  which  100,000,000  shares  are  common stock; $.001 par value, and 5,000,000 shares are preferred stock; $.001 par value.

As  of September  30, 2011  and  2010  (unaudited)  and  December  31,  2010,  2009,  and  2008,  there  were  15,252,010,

15,252,010, 15,252,010, 14,427,010, and 12,759,394 common shares issued and outstanding, respectively.

At   no   time   from   inception   (January   29,   2008)   through   September   30,2011   were   any   preferred   shares   issued   or

outstanding.

The  issuance  of  the  common  shares  resulted  in  the  following  cash  collections  and  exchanged  for  consulting  services or  property capitalization as  of December  31  (there  were  no  additional  changes  in  capitalization during  the  nine,  six,

or three month periods ended September 30, June 30, or March 31, 2011 and 2010):

2010

2009

2008

Cash collected

$

507,894   $  507,894

$  507,894

Exchanged for consulting services or property

2,756,116    1,931,116

263,500

Total

$ 3,264,010  $ 2,439,010

$ 771,394

The issuance of these common shares in exchange for consulting services or property resulted in significant non-

cash expenses and losses in determining the results of operations.

Nature of Business

Dream   Homes is   primarily   engaged   in speculative   home   buildingin   New   Jersey.   The   principal home   building

operations  will  be  centered  in   the   southern   part   of   the   State.Dream   Homes intends   to   own   and   develop   land,

primarily   in   various   locations   inthe  southern   part   of   New   Jersey.Dream   Homes’ operations   will   include   the

development  and  sale  of  residential  communities,  including  construction  of  semi-custom  homes,  mid-priced  single-

and  multi-family homes.

Dream  Homes  is  considered  a  development  stage  enterprise  as  defined  in  accounting  principles  generally  accepted

in the  United  States  of  America  with no  operating  history.   Dream Homes is dependent  upon the  resources of Dream

Homes'  management  and  its  ability  to  raise  or  borrow  additional  funds  to  continue  to  exist.   Dream  Homes  isin  the

process   of   acquiring   properties   for   development   and   will   require   additional   funds   to   complete   the   process   of

building, site development, and implement Dream Homes' marketing program.

Property Acquisitions

As   of September   30,   2011   and   2010  ( unauteddi)   and December   31,   2010   and   2009,   Dream   Homes   has   two

properties  under   contract   with  investments   in  security  deposits,   site   planning,   engineering   studies,   and   land   tests

aggregating $414,765, respectively.  Once approvals from the various municipalities have been obtained, the process

of  purchasing  the  properties  will  be  completed.   As  of  September  30,  2011  and  2010  (unaudited)  andDecember  31,

2010 and 2009, the aggregate balance due on the properties to complete their purchase approximates $5,400,000.

38 lots - Galloway Township

As  of September  30,  2011  and  2010  (unaudited)  and  December  31,  2010  and  2009,  Dream  Homes  has  accumulated

project   costs   aggregating   154,$     033.    D ream   Homes   has   secured   a  co ntract   to   purchase   38   approved   lots   in   the

Galloway  Township.   Dream  Homes’  interest  in  this  property  derives  from  a  contract  to  purchase  and  is  subject  to

obtaining   full   and   complete   approvals   for   a   Sewer   Extension   and   Road   Improvement   with   the   ability   to   file   a

subdivision   map,   create   individual   lots   ancod mmence   construction   of   infrastructure.      D ream   Homes    will   be

improving  the  property,  constructing  homes  and  selling  them.   Dream  Homes  plans  to  target  entry-level  as  well  as

first  time-move  up  buyers,  with  homes  projected  to  sell  within  a  range  of  $249,900  to  $289,900.    S ite  work  was

scheduled  to  commence  in  the  middle  of  2010.   The  aggregate  purchase  price  for  this  property  is  $1,710,000  less  a deposit of $200,000.  The seller has agreed to hold a subordinated mortgage of $1,160,000.

Seaview Gardens – Monmouth County – Keansburg Property

As  of September  30,  2011  and  2010  (unaudited)  and  December  31,  2010  and  2009,  Dream  Homes  has  accumulated

project  costs  aggregating  $260,732.   Dream  Homes  has  contracted  for  a  48  unit  waterfront  condo  complex,  which

includes 10,000  square  feet of  retail space  and  is located  in  Monmouth  County.   This development is fully improved

and   site   construction   could   have   started   in   2010.    T he   aggregate   purchase   price   is   $4,712,000   less   a   deposit   of

$250,000.

Construction Work-In-Progress Inventory

Construction    work-in-progress   inventory   will   be   stated   at   the   lower   of   cost   or   fair   value   in   accordance   with

Statement  of  Financial  Accounting  Standards  No.  121,  "Accounting  for  the  Impairment  of  LongLi-ved  Assets  and

for   Long-Lived   Assets   to   be   Disposed   Of".    I n   addition   to   direct   land   acquisition,   land   development,   and   home

construction  costs,  costs  will  include  interest,  real  estate  taxes,  and  direct  overhead  costs  related  to  development  and

construction,   which   will   be   capitalized   toinventories   during   the   period   beginning   with   the   commencement   of

development and ending with the completion of construction.

It  takes  approximately  four  to  five  years  to  fully  develop,  sell,  and  deliver  all  the  homes  in  one  of  Dream  Homes'

typical    communtiei   s.     Longer    or    shorter    periods    are    possible    depending    on    the    number    of    home    sites    in    a

community.  Dream Homes' master planned communities, consisting of several smaller communities, may take up to

10   years   to   complete.     S ince   Dream   Homes'   inventory   wbeill considered   a   lon-glived   asset   under   accounting

principles   generally   accepted   in   the   United   States   of   America,   Dream   Homes   is   required   to   review   the   carrying

value  of  each  of  its  communities and  write  down  the  value  of those  communities  for  which it  believes the  values  are

not  recoverable.   When  the  profitability  of  a  current  community  deteriorates  or  the  sales  pace  declines  significantly or  some  other  factor  indicates  a  possible  impairment  in  the  recoverability  of  the  asset,  Dream  Homes  evaluates  the

property  in  accordance  with  the  guidelines  of  SFAS  No.  121.   If  this  evaluation  indicates  an  impairment  loss  should be recognized, Dream Homes will charge cost of sales for the estimated impairment loss in the period determined.

In   addition,   Dream   Homes’   will   review   all   the   land   held   for   future   communities   or   future   sections   of   current

communities,    whether    owned    or    under    contract,    to    determine    whether    or    not    it    expects    to    proceed    with    the

development of the land, and, if so, whether it will be developed in the manner originally contemplated.  Based upon this  review,  Dream  Homes  will  decide:  (a)  as  to  land  that  is  under  a  purchase  contract  but  not  owned,  whether  the

contract   will   be   terminated   or   renegotiated;   and   (b)   as   to   land   Dream   Homes   owns,   whethlerandthecan   be

developed as contemplated or in an alternative manner, or should be sold.  Dream Homes will then further determine which costs that have been capitalized are recoverable and which costs should be written off.

Dream  Homes  will  capitalize  certain  project  marketing  costs  and  charge  them  against  income  as  homes  are  closed.

As  of September  30,  2011  and  2010  (unaudited)  and December  31,  2010 and  2009  Dream  Homes  has  capitalized  an aggregate of none in such costs.

Warranty Costs

Generally,  a homebuyer  will  be  provided  a  limited  warranty  that  is  underwritten  through  a  third  party  warrantor.

This  limited  warranty  will  cover  defects  in  materials  and  workmanship  for  the  first  year  after  closing  and  defects  in

electrical,  plumbing,  and  mechanicalsystems  for  the  first  two  years  after  closing.   T his  limited  warranty  will  also

cover    major    structural    defects    for    up    to    10    years    after    closing.

Dream    Homes    may    have    recourse    against

subcontractors  for  claims  relating  to  workmanship  and  materials.   Estimtaed  warranty  costs  will  be  recorded  at  the

time of closing.

Advertising Costs

Dream   Homes'  expenses   advertising   costs   as   incurred   except   as   described   under   construction   -wino-rpkrogress

inventory.   Advertising costs incurred for the  years ended December 31, 2010 and 2009, from inception (January 29,

2008)  through  December  31,  2010,  and  from  inception  (January  29,  2008)  through  December  31,  2009were  none,

none, none, and none, respectively.

Insurance Costs

Dream   Homes   accrues   for   the   expected   costs   associated   with   the   deductibles   and-insselurfed   retentions   on   its

various insurance policies.

Offering Costs

Offering costs  incurred  by Dream Homes  in  connection  with the  proposed  registration  statement  will  be  expensed  as incurred.

Net Income (Loss) Per Share

Per  share  data  has  been  computed  and  presented  pursuant  to  the  provisions  of  SFAS  No.  128,  Earnings  Per  Share.

Net  income  (loss)  per  common  share-  basic  is  calculated  by  dividing  net  income  (loss)  by  the  weighted  average number of common shares outstanding during the period.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally  accepted  in  the  United

States requires  management  to  make  estimates and  assumptions that  affect  the  amounts reported and  disclosed  in  the financial statements and the accompanying notes.  Actual results could differ materially from these estimates.

On  an  ongoing  basis,  Dream  Homes  evaluates  its  estimates,  including  those  related  to  revenue  recognition,  accounts receivable  allowance,  fair  value  of  investments,  fair  value  of  acquired  intangible  assets  and  goodwill,  useful  lives  of intangible  assets  and  property  and  equipment,  deemed  value  of  common  stock  for  the  purpose  of  determining  stock-

based  compensation,  and  incometaxes,  among  others.    Dream  Homes  bases  its  estimates  on  historical  experience and  on  various  other  assumptions  that  are  believed  to  be  reasonable,  the  results  of  which  form  the  basis  for  making judgments about the carrying values of assets and liabilities.

Dream  Homes’  board  of  directors  determines  the  fair  market  value  of  Dream  Homes’  common  stock  in  the  absence of a public market for these shares.

Fair Value of Financial Instruments

The   carrying   amounts   of   Dream   Homes’   financial   instruments,   inclinugd  cash   and   cash   equivalents,   sho-tretrm

investments,  accounts  receivable,  accounts  payable,  and  accrued  liabilities,  approximate  fair  value  because  of  their short  maturities.

Going Concern

The   accompanying   financial   statements   have   been   preparanedd   are   presentedin   conformity   with   accounting

principles  generally  accepted  in  the  United  States  of  America,  which  contemplate  continuation  ofDream  Homes’ as a going concern.

Dream  Homes’ has  incurred  net  losses  of $2,894,785  (inclusive  of  consulting services  exchanged for  common  stock

of  $2,740,116) from  inception (January  29,  2008)  through December  31,  2010.   Dream  Homes’also  has  a liquidity

deficit  as  of  December  31,  2010  of  $104,182  (this  excludes  amounts  due  from  related  parties  of  $84,986  and  due  to related  parties  of  $27,344).  There  is  no  assurance  thatDream  Homes can  reverse  its cash/accrual  basis operating

losses,   or   that   it   can   raise   additional   capital   to   allow   it   to   continue   its   planned   operatioTnhses. e   factors   raise

substantial  doubt  about  Dream  Homes’ ability  to  continue  as  a  going  concern.These  financial  statements  do  not include  any  adjustments  relating  to  the  recoverability  of  recorded  asset  amounts  that  might  be  necessary  because  of the above uncertainty.

Management  expects  that Dream  Homes will  continue  to  experience  negative  cash  flows  from  operations  and  net losses  for  the  foreseeable  future  or  untilDream  Homes completes  the  acquisition  of  properties  and  converts  them

into  profit  making  inventory.  Based  upon  management's  current  plans,  management  believes  thaDrt   eam  Homes’

existing  capital  resources,  and  the  proceeds  of  a  plannedregistration  offering  of  approximately  $5,000,000  will  be sufficient to meet Dream Homes’ operating expenses and capital requirements to obtain profitable operations.

If Dream  Homes does  not  complete its planned registration  offering,  and  if  no  other  sources of  additional capital  are

viable,    management    anticipates    that    it    would    substantially    redDruceeam    Homes’ operating    expenses    to    the

minimum   required   to   support   the   continued   development   of   its   current   properties   held   for   developmMenrt..

Vincent  Simonelli  has  agreed  to  provide  the  additional  funds  as  needed  to  ensure  the  continuation  oDrf   eam  Homes

and   to   provide   the   real   estate   development   expertise   and   technical   skills   needed   to   complete   planned   property

acquisitions.   There  can  be  no  assurance  that  Mr.  Simonelli  will  be  able  to  complete  the  property  acquisitions  in  a

timely  manner  to  take  advantage  of  the  timing  in  the  market  place  for  planned  rpoperty  development.   There  can  be

no assurance that Dream Homes' negative cash flow will not necessitate ceasing of operations entirely.

Advances to and from Unconsolidated Related Parties

The   trends,   uncertainties,   andother   factors   that   have   negatively   impacted   thDre  eam   Homes’ business   and   the

industry in general have also impacted the advances to and from unconsolidated related parties.

Dream    Homes    evaluatesthe   recoverability   of    its advances    to unconsolidated   related    parties using    similar

methodology that  it  will  use to  evaluate  its investments  in  construction  work-in-progress  inventories.  When  markets deteriorate  and  it  is  no  longer  probable  thatDream  Homes  can  recover  its  advances  to  these  unconsolidated  related

parties,    Dream   Homes    write-dsown    its    advance.      I f    an    unconsolidated    related    pharatsy  its    own    loans    or    is

principally  a  joint  venture  to  hold  an  option,  such  impairment  may  result  in  the  majority  or  allDorfeam  Homes’

investment  being  impaired.  See  “Construction  Work-in-Process  Inventory”  above  for  more  detailed  disclosure  on

Dream Homes’ evaluation of inventory.

Amounts due from unconsolidated related parties as of December 31, 2010, 2009, and 2008 included the following:

2010

2009

2008

Foxmoor @ Absecon

$

-

$  138,065

$ 130,565

Foxmoor @ Hamilton

2,000

-

-

Foxmoor @ Little Egg Harbor

6,500

6,500

-

Covered Bridge Sports

13,836

13,836

-

Foxmoor @ Newfield

5,500

5,500

-

Mr. Vincent Simonelli

57,150

53,680

51,361

Total

$  84,986

$  217,581

$181,826

Amounts due to unconsolidated related parties as of December 31, 2010, 2009, and 2008 included the following:

2010

2009

2008

Due to Galloway Corp

$ 19,644  $  11,494   $   11,000

General Property Investments

5,600

-

-

Due to VCS, LLC

-

125,000      125,000

Due to Twin Lakes

2,100

-

-

Total

$   27,344  $136,494    $136,000

The  amount  due  from  Foxmoor @  Absecon  consisting  of  a  promissory  note  dated  in  2008  of  $125,000,  and  accrued

interest   at   8%   was   determined   to   be   worthless   by   Dream   Homes’   management   on   December   31,   2010.     T he

composition of this loss on the  write-off of this related party note receivable consisted of the following:

Principal balance

$ 125,000

Accrued interest:

2008

8,065

2009

10,000

2010

10,000

Total

28,065

Interest payments

11,350

Net  write-off

$ 141,715

Concurrently,  VCS,  LLC  forgave  the  $125,000  used  to  fund  the  note  receivable  from  Foxmoor  @  Absecon.   This

advance  from VCS, LLC was  non-interest bearing and was due on demand.

In  addition,  subsequent  to  the December  31,  2010 balance  sheet,  certain due  from and  due  to  related parties balances were paid off as follows:

Collections from:

Foxmoor @ Hamilton

$  2,000

Foxmoor @ Newfield

5,500

Foxmoor @ Little Egg Harbor

6,500

Total

14,000

Paid to:

General Property Investments

5,600

Due to Twin Lakes

2,100

Total

7,700

Net increase in cash

$  6,300

Impacts of Recent accounting pronouncements

New accounting statements issued and adopted by Dream Homes include the following:

Effective  January 1,  2009, Dream  Homes adopted  SFAS  No. 157,  “Fair  Value  Measurements”  (codified  in  “ASC

820”),  for  its  non-financial  assets  and  liabilities  and  for  its  financial  assets  and  liabilities  measured  at  fair  value  on  a

non-recurring   basis.   ASC   820   provides   a  f ramework   for   measuring   fair   value   in   generally   accepted   accounting

principles,  expands disclosures  about  fair  value  measurements,  and  establishes a  fair  value  hierarchy that  requires an entity  to  maximize  the  use  of  observable  inputs  and  minimize  the  use  of  unobservable  inputs  when  measuring  fair

value.    The  adoption  of  ASC  820  forDream  Homes’ non-financial   assets   and   liabilities  did   not   have  a   material

impact on Dream  Homes’ financial statements, though it may in the  future.

In  April  2009,  the  FASB  issued  FSP  FAS  157-4,  “Determining  Fair  Value  When  the  Volume  and  Level  of  Activity

for  the  Asset  or  Liability  Have  Significantly  Decreased  and  Identifying  Transactions  That  Are  Not  Orderly,”  FSP

No.   FAS 115-2  and  FAS  124-2,  “Recognition  and  Presentation  of  Other-Than-Temporary  Impairments”,  and  FSP

FAS  107-1  and  APB  28-1,  “Interim  Disclosures  about  Fair  Value  of  Financial  Instruments”  (all  codified  in  ASC

820).   Dream  Homes adopted  the  FSPs  as  of  January  2009,  which  did  not  have  a  material  impact  onDream  Homes’

financial statements.

In  December  2007,  the  FASB  issued  SFAS  No.141  (revised  2007),  “Business  Combinations”  (codified  in  “ASC

805”).    ASC   805   modifies   the   accounting   for   business   combinations   and   requires,   with   limited   exceptions,   the

acquirer  in  a  business  combination  to  recognize  100  percent  of  the  assets  acquired,  liabilities  assumed,  and  any  non-

controlling  interest  in  the  acquiredcompany  at  the  acquisition-date  fair  value.  In  addition,  ASC  805  requires  the

expensing   of   acquisition-related   transaction   and   restructuring   costs,   and   certain   contingent   assets   and   liabilities

acquired,  as  well  as  contingent  consideration, to  be  recognized  at  fair  value.  ASC  805  also  modifies  the  accounting for  certain  acquired  income  tax  assets  and  liabilities.  ASC  805  is  effective  for  new  acquisitions  consummated  on  or

after   January 1,   2009.     T he   adoption   of   ASC   805  di d   not   have   a   material   impacDt  roeanm   Homes’ financial

statements.

In   December   2007,   the   FASB   also   issued   SFAS   N160,o.      “Non-controlling   Interests   in   Consolidated   Financial

Statements” (codified in “ASC 810”).  ASC 810 requires all entities to report non-controlling (i.e.  minority)  interests in  subsidiaries  as  equity  in  the  consolidated  financial  statements  and  to  account  for  transactions  between  an  entity

and   non-controlling   owners   as   equity   transactions   if   the   parent   retains   its   controlling   financial   interest   in   the

subsidiary.   ASC  810  also  requires  expanded  disclosure  that  distinguishes  between  the  interests  of  the  controlling owners  and  the  interests  of  the  non-controlling  owners  of  a  subsidiary.  ASC  810  was  effective  forDream  Homes’

beginning  on  January1,  2009.   The  adoption  of  ASC  810-10   did   not  have  a   material   impact  oDrn  eam  Homes’

financial statements.

In March 2008,  the  FASB  issued  SFAS  No. 161,  “Disclosures  About  Derivative  Instruments  and  Hedging  Activities

–  an   amendment   of   FASB   Statement   No133”.     ,   (codified   in   “ASC   815”).    ASC   815  e xpands   the   disclosure

requirements  regarding  an  entity’s  derivative  instruments  and  hedging  activities. ASC  815  was  effective  for Dream

Homes’  fiscal  year  beginning  January 1,  2009.   The  adoption  of  ASC  815  did  not  have  a  material  impact  onDream

Homes’ financial statements.

In   June   2008,   the   FASB   issued   FSP   Emerging   Issues   Task   For-c6e-1,03“Determining   Whether   Instruments

Granted  in  Share-Based  Payment  Transactions  Are  Participating  Securities”  as  codified  in  ASC  260,  “Earnings  per

Share”  (“ASC  260”).   Under  this  FSP,  unvested  share-based  payment  awards  that  contain  nonf-orfeitable  rights  to dividends  or  dividend  equivalents  are  considered  participating  securities  and,  therefore,  are  included  in  computing earnings  per  share  pursuant  to  thetwo-class  method.  The  two-class  method  determines  earnings  per  share  for  each

class    of    common    stock    and    participating    securities    according    to    dividends    or    dividend    equivalents    and    their

respective   participation   rights   in   undistributed   earnings.This   FSP is   effective   forDream   Homes’ fiscal   year

beginning  November 1,  2009  and  requires  retrospective  application.  The  adoption  of  this  FSP  it  is  not  expected  to have a material impact on Dream Homes’ reported earnings per share.

In  April  2009,  the  FASB  issued  FSP  No.  FAS  107-1  and  Accounting  Principles  Board  (“APB”)  Opinion  No.28-1,

“Interim  Disclosures  about  Fair  Value  of  Financial  Instruments”  (“FSP107-1”)  as  codified  in  ASC  825.  FSP  107-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, and APB Opinion No. 28, “Interim

Financial  Reporting”,  to  require  disclosures  about  the  fair  value  of  financial  instruments  during  interim  reporting

periods.    FSP  107-1   is   effective   for   interim   and   annual   periods   ending   after   Ju15,ne   2009.   Dream   Homes has

included  the  required  disclosures  in  its  financial  statements  for  the  period  ended  October31,  2009.  The  adoption  of

FSP 107-1 did not have a material impact on Dream Homes’ financial statements.

In  May  2009,  the  FASB  issued  SFASNo.  165,  “Subsequent  Events”  as  codified  in  ASC  855,  “Subsequent  Events”

(“ASC  855”).  ASC  855  provides  guidance  regarding  general  standards  of  accounting  for,  and  disclosures  of,  events that  occur  after  the  date  of  the  balance  sheet,  but  before  financial  statements  are  issued  or  are  available  to  be  issued.

ASC  855  sets  forth:  (i) the  period  after  the  date  of  the  balance  sheet  during  which  management  of  a  reporting  entity

should   evaluate   events   or   transactions   that    may   occur    for   potential   recognition   olorsurdeiscin    the    financial

statements,  (ii) the  circumstances  under  which  an  entity  should  recognize  events  or  transactions  occurring  after  the date  of  the  balance  sheet  in  its  financial  statements,  and  (iii)the  disclosures  that  an  entity  should  make  about  events or  transactions  that  occurred  after  the  date  of  the  balance  sheet.  ASC  855  was  effective  for  interipem riods  ending after June 15, 2009.  The adoption did not have a material impact on Dream Homes’ financial statements.

In  June  2009,  the  FASB  issued  SFASNo.  166,  “Accounting  for  Transfers  of  Financial  Assets—  an  amendment  of

FASB  Statement  No. 140”  (“SFAS 166”).   SFAS  166  has  not  yet  been  codified.  SFAS  166  eliminates  the  concept

of  a  qualifying  special-purpose  entity,  creates  more  stringent  conitiod   ns  for  reporting  a  transfer  of  a  portion  of  a

financial  asset  as  a sale,  clarifies  other  sale-accounting criteria,  and  changes the  initial  measurement  of a transferor’s interest  in  transferred  financial  assets. SFAS  166  is  applicable  for  annual  periods  beginning  after  Novembe15,r

2009   and   interim   periods   therein   and   thereafterSF.   AS  166   will   be   effective   foDrr   eam   Homes’ fiscal   year

beginning  November 1,  2010.   Dream  Homes is  currently  assessing  the  impact,  if  any,  of  SFAS166  on  its  financial statements.

In  June  2009,  the  FASB  issued  SFASNo.  167,  “Amendments  to  FASB  Interpretation  No.46(R)”  (“SFAS 167”).

SFAS  167  has  not  yet been codified.  SFAS 167  eliminates  FASB  Interpretation 46(R)’s  exceptions  to  consolidating

qualifying   special-purpose   entities,   contains   new   criteria   for   determining   the   primary   beneficiary   of   a   variable

interest entity, and increases the frequency of required reassessments to determine  whether a company is the primary

beneficiary   of   a  v ariable   interest   entityS.  FAS  167   is   effective   for   annual   reporting   periods   beginning   after

November  15,  2009.   Earlier  application  is  prohibited.  SFAS  167  will  be  effective  forDream  Homes’ fiscal  year

beginning  November 1,  2010.   Dream  Homes is  currently  assessing  the  impact,  if  any,  of  SFAS 167  on  its  financial statements.

In  June  2009,  the  FASB  issued  SFAS No. 168,  “The  FASB  Accounting Standards Codification and  the  Hierarchy of

Generally   Accepted   Accounting   Principles—  a   replacement   of   FASB   Statement   No1.62”   (“SFAS 168”),   as

codified in ASC 105 “Generally Accepted Accounting Principles” (“ASC 105”), as the single source of authoritative

nongovernmental  U.S. GAAP.   ASC  105  did  not  change  current  U.S. GAAP,  but  is  intended  to  simplify  user  access to  all  authoritative  U.S. GAAP  by  providing  all  authoritative  literature  related  to  a  particular  topic  in  one  place. All

existing   accounting   standard   documents   were   superseded   and   all   other   accounting   literature   not   included   in   the

codification is considered non-authoritative.  ASC 105  was effective  for Dream  Homes’ fiscal 2009 annual reporting period and did not have an impact on Dream Homes’ financial condition or results of operations.

In   August   2009,   the   FASB   issued   Accounting   Standards   Update   20No.09-5,   “Fair   Value   Measuremntes   and

Disclosures   (Topic   820)—  Measuring   Liabilities   at   Fair   Value,”   (“ASU   20-05”9 ),   which   amends   ASC   820  t o

provide additional guidance to clarify the measurement of liabilities at fair value in the absence of observable market

information.   ASU  2009-5 is effective  for Dream  Homes beginning November 1,  2009.  The  adoption of ASU 2009-

5   is   not  expected   to   have   a   material   impact   oDnream  Homes’ financial  position,   results  of  operations   and   cash

flows.

Income Taxes — Valuation Allowance:

Significant judgment  is  required  in estimating  valuation allowances  for  deferred  tax assets.  In accordance  with  ASC

740,  a  valuation  allowance  is  established  against  a  deferred  tax  asset  if,  based  on  the  available  evidence,  it  is  more likely  than  not  that  such  assetwill  not  be  realized.  The  realization  of  a  deferred  tax  asset  ultimately  depends  on  the existence  of sufficient  taxable  income  in either  the  carryback  or  carry forward  periods under  tax law.  Dream Homes periodically  assesses  the  need  for  valuation  allowances  for  deferred  tax  assets  based  on  ASC  740’s  “m-loikreely-

than-not”  realization  threshold   criterion.  In  Dream   Homes’ assessment,  appropriate  consideration   is   given  to   all

positive   and   negative   evidence   related   to   the   realization   of   the   deferred   taxsetsas.    This   assessment   considers,

among  other  matters,  the  nature,  frequency,  and  severity  of  current  and  cumulative  income  and  losses,  forecasts  of future  profitability,  the  duration  of  statutory  carryback  or  carry  forward  periods,  its  experience  with  operating  loss and tax credit carry forwards being used before expiration, and tax planning alternatives.

In  accordance  with  ASC  740, Dream  Homes assesses  whether  a  valuation  allowance  should  be  established  based  on its  determination  of  whether  it  is  more  likely  than  not  that  some  or  all  of  the  deferred  tax  assets  will  not  be  realized.

Dream  Homes’ assessment  of  the  need  for  a  v aluation  allowance  on  its  deferred  tax  assets  includes  assessing  the likely  future  tax  consequences  of  events  that  have  been  recognized  in  its  financial  statements  or  tax  returns.  Dream

Homes  bases  its  estimate  of  deferred  tax  assets  and  liabilities  on  current  tax  laws  and  rates  and,  in  certain  cases,  on

business  plans  and   other   expectations  about   future   outcomes.Changes  in  existing  tax  laws  or  rates  could   affect

actual  tax  results  and   future  business  results   may  affect  the  amount  of  deferred   tax  liabilities  or   the   valuation  of

deferred tax assets over time.  Dream Homes’ accounting for deferred tax assets represents  its best estimate of future events using the guidance provided by ASC 740.

Due  to   uncertainties  in  the  estimation  process,  particularly   with  respect  to  changes  in  facts  and   circumstances  in

future  reporting  periods  (carry-forward  period  assumptions),  it  is  reasonably  possible  that  actual  results  could  differ

from   the   estimates   used   inDream   Homes’ historical   analyses.   Dream   Homes’ assumptions   require   significant

judgment  because  the  residential  homebuilding  industry  is  cyclical  and  is  highly  sensvitie  to  changes  in  economic

conditions.    If  Dream   Homes’ results   of   operations   are   less   than   projected   and   there   is   insufficient   objectively

verifiable   evidence   to   support   the   likely   realization   of   its   deferred   tax   assets,   a   valuation   allowance   would   be

required to reduce or eliminate its deferred tax assets.

2. Income taxes

Dream  Homes  provides  for  the  tax  effects  of  transactions  reported  in  the  financial  statements.   The  provision  if  any,

consists  of  taxes  currently  due  plus  deferred  taxes  related  primarily  to  differences  between  the  basis  of  assets  and

liabilities  for  financial  and  income  tax  reporting.   The  deferred  tax  assets  and  liabilities,  if  any,  represent  the  future

tax   return   consequences   of   those   differences,   which   will   be   either   taxable   or   deductible   when   the   assets   and

liabilities  are   recovered   or   settled.     As   of  January  ,321008,  Dream  Homes   had   no   material  current   tax   liability,

deferred  tax assets,  or  liabilities  to  impact  on  Dream Homes'  financial  position because  the  deferred  tax asset  related to Dream Homes' net operating loss carry forward and was fully offset by a valuation allowance.

As   of December   31,   2010,   Dream   Homes   haas  net   operating   loss   car-rfyorward  for   income   tax   purposes   of

approximately $134,000.   These  carry forward  losses are  available  to  offset  future  taxable  income,  if any,  and  expire

in  the  year  2023.   Dream Homes'  utilization of  this carry  forward  against  future  taxable  income  may become  subject to an annual limitation due to  a cumulative change in ownership of Dream Homes of more than 50 percent.

Dream  Homes not  recognized  any income  tax  benefit  for  the  losses generated  for  the  period  from inception (January

29, 2008) through December 31, 2010.

SFAS No. 109 requires that a valuation allowance be provided if it  is more likely than not that some portion or all of

a  deferred  tax asset  will  not  be  realized.   Dream Homes' ability to  realize  benefit  of its deferred  tax asset  will  depend

on  the  generation  of  future  taxable  income.   Because  Dream  Homeshas  yet  to  recognize  significant  revenue  from the sale of its products, Dream Homes has provided full valuation allowance of approximately $60,000.

3. Issuance of Shares of Common Stock

As   of   January   31,   2008,Dream   Homes has   issued   an   aggregate   of   12,000,000   shares   of   common   stock   for   an

aggregate  of  $10,000  in  cash  or  $.001  per  share  and  the   contribution  of  office   equipment  aggregating  $2,000  or

$.001 per share to Vincent Simonelli.

As  of  January  31,  2008,  Dream  Homes  instituted  an  employee  stock  grant  prograpmermitting  Dream  Homes  to

issue  up  to   500,000   shares  of  common  stock  to   employees   who   have  performed  special   services  towards  Dream

Homes’  growth  and  development.   These  shares  are  to  be  issued  from  time  to  time  as  needed  and  will  become  fully paid upon issuance.

As  of  April  30,  2008,  Dream  Homes  had  sold  an  aggregate  of  497,894  shares of  common  stock to  approximately  26 individuals  for $497,894 or $1.00 per share.

As    of    December    31,    2008D,ream    Homes had   issued    an    aggregate    of    261,500    shares    of    commoonck stto

approximately 22  individuals  as  consideration  for  consulting services  for  an  aggregate  consideration  of  $261,500  or

$1.00 per share.

As   of   December   31,   2009,   Dream   Homes   has   issued   an   aggregate   of   1,667,616   shares   of   common   stock   to

approximately  to  19  i ndividualsfor  an  aggregate in  consideration  of  $1,667,616for  consulting  services  valued  at

$1.00 per share.

As  of March  31,  2010, Dream  Homes had  issued  an  aggregate  of 825,000  shares  of  common  stock  in  consideration for consulting services aggregating $825,000 or $1.00 per share.

As of July 29, 2011, Dream Homes had issued 15,252,010 shares of common stock for an aggregate consideration of

$3,264,010, consisting of $507,894 in cash, $2,754,116 in consulting services, and $2,000 in office equipment.

4. Lease and Other Commitments

Dream  Homes occupies  office  space  on  a   month  to   month  basis  at   Route  9  South,  Forked   River,  New  Jersey  at

$1,000  per  month.   Rental  expense  for  the  period  from  inception(January  29,  2008)  through January  31,  2008  and for the years ended December 31, 2010 and 2009 were $11,000,  $12,000, and $12,000, respectively.

Dream  Homes is  currently  negotiating  with  Vincent  C.  Simonelli  to  establish  an  employment  contract. No  terms  of these  negotiations  have been disclosed.

5. Note Payable, including accrued interest

On May 5,  2008,  Dream Homes (then Foxmoor Holdings Corp)  issued  an 8% Convertible  Note  due  on May 5,  2012 to an unrelated third party.  Interest is payable on a quarterly basis in the amount of $1,600.

This  obligation  is  now  in  default  with  unpaid  accrued  interest  of  $10,668  and  $13,867 as  of  December  31,  2010  and

June 30, 2011, respectively.

The  holder  is  entitled,  at  its  option,  at  any  time  within  four  years  of  issuance,  to  convert  any  or  all  of  the  amount outstanding (including accrued interest) at the rate of $2 per share of common stock.

6. Legal Proceedings

From  time  to  time, Dream Homes may be  subject  to  legal  proceedings and  claims in the  ordinary course  of business.

These   claims,   even   if   not   meritorious,   could   result   in   the   expenditure   of   significant   financial   and   managerial

resources.    In   addition,   the   result   of   an   unfavorable   outcome   on   certain   of   these   matters   could   have   a   material

adverse effect on Dream Homes’ financial position and results of operations.

5,000,000 SHARES

DREAM HOMES LIMITED

COMMON STOCK

PROSPECTUS

Through   and including  January   __,   2012(the  25th   day after   the   date   of   this   prospectus),   all   dealers   effecting

transactions  in  these  securities,  whether  or  not  participating in this  offering,  may be  required  to  deliver  a prospectus.

This  is  in  addition  to the  dealers'  obligation  to  deliver  a  prospectus  when  acting  as  underwriters  and  with  respect  to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table  sets forth expenses in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimated, except the SEC registration fee.

SEC registration fee

$      600

Legal fees and expenses

$20,000

Accountants' fees and expenses

$45,000

Miscellaneous fees

$10,000

Total

$75,600

Item 14.  Indemnification of Directors and Officers

Section  78.751  of  Nevada  Revised  Statutes  provides,  in  effect,  that  any  person  made  a  party  to  any  action  byreason of the  fact  that  he  is or  was a director,  officer,  employee  or  agent  of the  Company may and,  in certain cases,  must  be indemnified  by  Dream  Homes  Limited  against,  in  the  case  of  a  nodenr-ivative  action,  judgments,  fines,  amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in  the  case  of  a  derivative  action,  against  expenses  (including  attorneys’  fees),  if  in  either  type  of  action  he  acted  in good  faith  and  in  a  manner  he  reasonably  believed  to  be  in  or  not  opposed  to  the  best  interests  of  the  Company  and

in   any   criminal   proceeding   in   which   such   person   hareasd  onable   cause   to   believe   his   conduct   was   lawful.   This

indemnification  does  not  apply,  in  a  derivative  action,  to  mattersas  to  which  it  is  adjudged  that  the  director,  officer,

employee  or  agent  is  liable  to  the  Company,  unless  upon  court  order  it  is  determined  that,  despite  such  adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

As  authorized  by  Section  78.037  of  Nevada  Revised  Statutes,  the  Company’s  Articles  of  Incorporation  eliminate  or limit  the  personal  liability  of  a  director  to  the  Company  or  to  any  of  its  shareholdersmfoonr etary  damage  for  a breach of fiduciary duty as a director, except for:



Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or



The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

The  Company’s  Articles  of  Incorporation  provide  for  indemnification  of  officers  and  directors  fully  permitted  by

Nevada law.  Such indemnification applies in advance of the final disposition of a proceeding.

At  present,  there  is  no  pending  litigation or  proceeding  involving  any  director  or  officer  as  to  which  indemnification is  being  sought,  nor  is  the  Company  aware  of  any  threatened  litigation  that  may  result  in  claims  for  indemnification by any director or officer.

Our  By-laws,  as  amended,  provide to  the  fullest  extent  permitted  by  Nevada  law,  our  directors  or  officers  shall  not be  personally  liable  to  us  or  our  shareholders  for  damages  for  breach  of  such  director's  or  officer's  fiduciary  duty.

The  effect  of  this  provision  of  our  B-lyaws,  as  amended,  is  to  eliminate  our  right  and  our  shareholders  (through shareholders'  derivative  suits  on  behalf  of  our  company)  to  recover  damages  against  a  director  or  officer  for  breach of the  fiduciary duty of care  as  a director  or  officer  (including breaches resulting  from  negligent  or  grossly  negligent

behavior),  except  under  certain  situations  defined  by  statute.   We  believe  that  the  indemnification  provisions  in  our

By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar  as  indemnification  for  liabilities  arising under  the  Securities  Act  of 1933  (the  “Act”  or  “Securities  Act”)  may

be  permitted  to  directors,  officers  or  persons  controlling  us  pursuant  to  the  foregoing  provisions,  or  otherwise,  we have  been  advised  that  in  the  opinion  of  the  Securities  and  Exchange  Commission,  such  indemnification  is  against

public   policy   as   expressed   in   the   Act   and   is,   therefore,   unenforceablIe.n   May   2007,   the   Company   entered   into

indemnification agreements with each of the Officers and Directors of the Corporation individually.

Item 15.  Recent Sales of Unregistered Securities

The  following  is  a  summary  of  transactions  by  us  within  the  past  three  years  involving  sales  of  our  securities  that

were  not  registered  under  the  Securities  Act.   Each  offer  and  sale  was  exempt  from  registration  under  either  Section

4(2)   of   the   Securities   Act   or   Rule   506   under   Regulation   D   of   the   Securities   Act   because   (i)   the   securities   were

offered  and  sold  only  to  accredited  investors;  (ii)  there  was  no  general  solicitation  or  general  advertising  related  to

the   offerings;   (iii)   each   investor   was   given   the   opportunity   to   ask   questions   and   receive   answers   concerning   the

terms  of  and  conditions  of  the  offering  and  to  obtain  additional  information;  (iv)the  investors  represented  that  they

were   acquiring   the   securities   for   their   own   account   and   for   investment;   and   (v)   the   securities   were   issued   with

restrictive legends.

As   of   January   31,   2008,Dream   Homes has   issued   an   aggregate   of   12,000,000   shares   of   common   stock   for   an

aggregate  of  $10,000  in  cash  or  $.001  per  share  and  the   contribution  of  office   equipment  aggregating  $2,000  or

$.001 per share.

As  of  April  30,  2008,  Dream  Homes  has  sold  an  aggregate  of  497,894  shares  of  common  stock  for  $497,894  or

$1.00 per share.

As    of    December    31,    2008   D  ream    Homes    has    issued    an    aggregate    of    261,500    shares    of    common    stock    to

approximately  22  individuals   as   consideration   for   real   estate   consulting   fees   for   an   aggregate   consideration   of

$261,500 or $1.00 per share.

As  of  January  31,  2008, Dream  Homes has  instituted  an  employee  stock  grant  program  permittingDream  Homes to issue  up  to 500,000  shares  to  employees  who  have  performed  special  services  towardsDream  Homes' growth  and development.  These shares will be issued from time to time as needed and will become fully vested.

As   of   December   31,   2009,   Dream   Homes   has   issued   an   aggregate   of   1,667,616   shares   of   common   stock   to

approximately to 19 individuals in consideration of $1,667,616 in consulting services valued at $1.00.

As   of September   30,   2010,we  issued   an   aggregate   of825,000   shares   of   common   stock   in   consideration   for

consulting fees aggregating $825,000 or $1.00 per share, also under Rule 4(2).

Item 16.  Exhibits and Financial Statement Schedules

The  exhibits   set   forth   under   the   caption   “Exhibit   Index”   below   are   included   in   this   filing   and   incorporated   by

reference.   The  financial  statement  schedules  have  been omitted  because  they  are  not  applicable, not required,  or  the information is included in the consolidated financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To  file,  during  any  period  in  which  offers  or  sales  are  being  made,  a  pos-et ffective  amendment  to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To  reflect  in the  prospectus  any  facts or  events arising  after  the  effective  date  of  the  registration

statement   (or the   most   recent   pos-teffective   amendment   thereof)   which,   individually   or   in   the

aggregate,    represent    a    fundamental    change    in    the    information    set    forth    in    the    registration

statement.      N otwithstanding   the   foregoing,    any   increase    or   decrease   in   volume   of   securities

offered  (if  the  total  dollar  value  of  securities  offered  would  not  exceed  that  which  was  registered)

and   any  deviation   from  the   low  or   high   end   of  the   estimated   maximum  offering  range   may  be

reflected  in  the  form  of  prospectus  filed  with  the  Commsiison  pursuant  to  Rule424(b) if,  in  the aggregate,  the  changes  in  volume  and  price  represent  no  more  than  20%  change  in  the  maximum

aggregate  offering   price  set   forth  in   the  "Calculation  of  Registration  Fee"   table  in  the   effective

registration statement.

iii.   To   include   any   material   information   with   respect   to   the   plan   of   distribution   not   previously

disclosed    in    the    registration    statement    or    any    material    change    to    such    information    in    the

registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-

effective  amendment  shall  be  deemed  to  be  a  new  registration  statement  relating  to  the  securities  offered therein,  and  the  offering  of  such  securities  at  that  time  shall  be  deemed  to  be  the  initialbona  fide  offering thereof.

3.

To  remove  from  registration  by  means  of  a  pos-teffective  amendment  any  of  the  securities  being registered  which remain unsold at the termination of the offering.

4.

That,  for  the  purpose  of  determining  liability  under  the  Securities  Act  of  1933  to  any  purchaser,

each   prospectus   filed   pursuant   to   Rul424(e      b) as   part   of   a   registration   statement   relating   to   an   offering,

other   than   registration   statements   relying   on   Ru430Ble

or   other   than   prospectuses   filed   in   reliance   on

Rule 430A,  shall  be  deemed  to  be  part  of  and  included  in  the  registration  statement  as  of  the  date  it  is  first

used    after    effectiveness.      P  rovided,    however,    that    no    statement    made    in    a    registration    statement    or

prospectus   that   is   part   of   the   registration   statetmeorn    made   in   a   document   incorporated   or   deemed

incorporated   by   reference   into   the   registration   statement   or   prospectus   that   is   part   of   the   registration

statement  will,  as  to  a  purchaser  with  a  time  of  contract  of  sale  prior  to  such  first  use,  supersede  omr  odify any  statement  that  was  made  in  the  registration  statement  or  prospectus  that  was  part  of  the  registration statement or made in any such document immediately prior to such date of first use.

5.

That,  for  the  purpose  of  determining  liability  of  the  registrant  under  the  Securities  Act  of  1933  to

any    purchaser    in    the    initial    distribution    of    the    securities,    in    a    primary    offering    of    securities    of    the

undersigned registrant pursuant to  this registration statement, regardless of the  underwriting method used  to sell  the  securities  to  the  purchaser,  if the  securities are  offered  or  sold  to  such purchaser  by  means of any of

the   following   communications,   the   undersigned   registrant   wille  ba  s eller   to   the   purchaser   and   will   be

considered to offer or sell such securities to such purchaser:

i.  Any  preliminary  prospectus  or  prospectus  of  the  undersigned  registrant  relating  to  the  offering required to be filed pursuant to Rule 424;

ii. Any  free  writing  prospectus relating  to  the  offering prepared  by or  on behalf  of  the  undersigned registrant or used or referred to by the undersigned registrant;

iii.  The  portion  of  any  other  free  writing  prospectus  relating  to  the  offering  containing  miaatler

information   about   the   undersigned   registrant   or   its   securities   provided   by   or   on  be half   of   the

undersigned registrant; and

iv.  Any  other  communication  that  is  an  offer  in  the  offering  made  by  the  undersigned  registrant  to the purchaser.

The   undersigned   registrant   hereby   undertakes   that,   for   purposes   of   determining   any   liability   under   the

Securities  Act  of  1933,  each  filing  of  the  registrant's  annual  report  pursuant  to  Section  13(a)  or  Section

15(d)  of  the  Securities  Exchange  Act  of  1934  (and,  where  applicable,  each  filing  of  an  employee  benefit plan's  annual  report  pursuant  to  section  15(d)  of  the  Securities  Exchange  Act  of  1934)  that  is  incorporated by  reference  in  the  registration  statement  shall  be  deemed  to  be  a  new  registration  statement  relating  to  the securities  offered  therein,  and  the  offering  of  such  securities  at  that  time  shall  be  deemed  to  be  the  initial bona fide offering thereof.

Insofar   as   indemnification   for   liabilities   arising   under   the   Securities   Act   may   be   permitted   toctdoirrs,e

officers   and   controlling   persons   of   the   registrant   pursuant   to   the   foregoing   provisions,   or   otherwise,   the

registrant  has  been  advised  that  in  the  opinion  of  the  SEC  such  indemnification  is  against  public  policy  as

expressed     in     the     Securities     Act     and     is,     therefore,     unenforceable.     In     the     event     that     a   cl  aim     for

indemnification  against  such  liabilities  (other  than  a  payment  by  the  registrant  of  expenses  incurred  or  paid by  a  director,  officer  or  controlling  person  of  the  registrant  in  the  successful  defense  of  any  action,  suit  or

proceeding)   is   asserted   by   such   director,   officer   or   controlling   person   in   connection   with   the   securities

being   registered,   the   registrant   will,   unless   in   the   opinion   of   its   counsel   the   matter   has   been   settled   by

controlling     prceedent,     submit     to     a     court     of     appropriate     jurisdiction     the     question      whether     such

indemnification  by it  is  against  public  policy as  expressed  in  the  Securities  Act  and  will  be  governed  by  the final adjudication of such issue.

SIGNATURES

Pursuant  to  the  requirements  of the  Securities  Act  of 1933,  the  registrant  has  duly caused  this  Registration Statement on  Form S-1  to  be  signed  on  its  behalf  by  the  undersigned,  thereunto  duly  authorized,  in  the  City  ofForked  River,

State of New Jersey, on January 26, 2012.

Dream Homes, Ltd.

By:

/s/ Vincent Simonelli

Name:   Vincent Simonelli

Title:     Chief Executive Officer and Principal

Financial Officer

POWER OF ATTORNEY

We,   the   undersigned   officers   and   directors   of   Dream   Homes   Ltd.,   do  h ereby   constitute   and   Vappoiincenntt

Simonelli,    and    each    of    them    individually,    our    true    and    lawful    attinor-nefacyt-   and    agent    with    full    power    of

substitution  and  re-substitution,  for  him  and  in  his  name,  place  and  stead,  in nya   and  all  capacities,  to  sign  any  and

all   amendments   (including   pos-teffective   amendments)   to   this   Registration   Statement,   or   any   related   registration

statement  that  is  to  be  effective  upon  filing  pursuant  to  Rule462(b) under  the  Securities  Act  of  1933,as  amended,

and to file the same,  with exhibits thereto, and other documents in connection therewith,  with the SEC, granting unto said  attorney-in-fact  and  agent,  full  power  and  authority  to  do  and  perform  each  and  every  act  and  thing  requisite  or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person,

hereby ratifying and confirming all that said attorney-in-fact and agent,  or his substitute,  may lawfully do or cause to be done by virtue hereof.

Pursuant  to  the  requirements  of the  Securities  Act  of 1933,  this  Registration  Statement  on  FormS-1  has  been  signed below by the following persons in the capacities and on the dates indicated.

Name

Title

Date

Vincent Simonelli

Director, Chief Executive Officer, and Principal Financial Officer

January 26, 2012

Vincent Simonelli

Richard Pezzullo

Director

January 26, 2012

Richard Pezzullo

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement:

  3.1

Certificate of Incorporation filed with State of Nevada, January 30, 2008(1)

3.1.1     Amendment to Articles of Incorporation (Name Change), filed July 30, 2010(1)

  3.2

Bylaws(1)

  4.1

Form of Corporate Share Certificate – common stock (filed with this Registration Statement)

  5.1

Opinion of Legal Counsel, Dieterich & Associates

 10.1     Agreement between E.S.K. Builders at Keansburg, L.L.C. and Seaview Gardens at Keansburg, L.L.C., dated

January 2009(1)

 10.2      Form of Dream Homes Limited Subscription Agreement as Amended (filed with this Registration Statement)

 10.3      Agreement of Sale between Loretta Development, LLC and 2404 LLC, 1401 LLC, Albert Benner and Mark Sykes,

dated April 3, 2006(1)

 10.4      Assignment of Contracts and  Equitable Interest – Redwood Avenue from Loretta Development, LLC and Foxmoor

Holdings Corp., dated May 5, 2010(1)

 10.5      Assignment of Contracts and  Equitable Interest – Seaview Gardens from Loretta Development, LLC and Foxmoor

Holdings Corp., dated May 5, 2010(1)

 10.6      Amendment to April 3, 2006 Agreement of Sale between Loretta Development, LLC and 2404, LLC,  dated

December 31, 2010 (filed with this Registration Statement)

 23.1     Consent of LGG & Associates, PC, Independent Certified Public Accounting Firm.

 23.2      Consent of Dieterich & Associates (Legal Counsel) (included in Exhibit 5.1)

(1)      Filed with the original Registration statement on August 12, 2011